Exhibit 10.5

                                 LOAN AGREEMENT

                         Dated: As of January 30, 2002

                                     Among

               THE NEWKIRK MASTER LIMITED PARTNERSHIP, a Delaware
                              limited partnership

                                  ("Borrower")

                                      and

                         FLEET NATIONAL BANK ("Agent"),

                                      and

  FLEET NATIONAL BANK and any other Lenders, if any, which are, or may become, parties to this Agreement ( "Lenders")

                               -------------------

                  FLEET SECURITIES, INC. ("Syndication Agent")

                               -------------------

                              $225,000,000.00 LOAN
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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

1.      BACKGROUND ..........................................................  1

        1.1    Defined  Terms ...............................................  1
        1.2    Borrower .....................................................  1
        1.3    Exchange .....................................................  1
        1.4    Use of Loan  Proceeds ........................................  2
        1.5    Guaranties  and  Indemnities .................................  2
        1.6    Loan .........................................................  2

2.      LOAN PROVISIONS .....................................................  3

        2.1    Amount of Loan ...............................................  3
        2.2    Term of Loan; Extension Rights ...............................  3
        2.3    Interest Rate and Payment Terms ..............................  3
               2.3.1    Borrower's Options ..................................  3
               2.3.2    Selection To Be Made ................................  3
               2.3.3    Notice ..............................................  3
               2.3.4    Conversion of Other Advances ........................  4
               2.3.5    Telephonic Notice ...................................  4
               2.3.6    Limits On Options, One Selection Per Month ..........  4
               2.3.7    Payment and Calculation of Interest .................  4
               2.3.8    Principal ...........................................  4
               2.3.9    Prepayment ..........................................  7
               2.3.10   Maturity ............................................  7
               2.3.11   Method of Payment; Date of Credit ...................  8
               2.3.12   Billings ............................................  8
               2.3.13   Default Rate ........................................  8
               2.3.14   Late Charges ........................................  8
               2.3.15   Make Whole Provision ................................  8
        2.4    Loan Fees; Agent's Fees ......................................  9
               2.4.1    Loan Fees ...........................................  9
               2.4.2    Agent's Fees ........................................  9
               2.4.3    Extension Fees ......................................  9
        2.5    Acceleration .................................................  9
        2.6    Conditions to Extending Loan .................................  9
               2.6.1    No Default ..........................................  9
               2.6.2    Notice From Borrower ................................  9
               2.6.3    Covenant Compliance .................................  9
               2.6.4    Exercise of Remainder Ground Lease Options
                        and Ground Lease Extension Options ..................  9
               2.6.5    Conditions Satisfied ................................ 10
               2.6.6    Extension Fee ....................................... 10
               2.6.7    AREIF ............................................... 10
               2.6.8    Additional Documents ................................ 10
               2.6.9    Before End of Term .................................. 10
        2.7    Additional Provisions Related to Interest Rate Selection ..... 10
               2.7.1    Increased Costs ..................................... 10
               2.7.2    Illegality .......................................... 11
               2.7.3    Additional Eurodollar Conditions .................... 11


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               2.7.4    Variable Rate Advances .............................. 13

3.      SECURITY FOR THE LOAN; LOAN AND SECURITY DOCUMENTS .................. 13

        3.1    Security ..................................................... 13
               3.1.1    Security Agreement .................................. 14
               3.1.2    Borrower Ownership Interest Pledge and
                        Security Agreement .................................. 14
               3.1.3    Collateral Assignment of Cenland Loan ............... 15
               3.1.4    Pledge and Security Agreement ....................... 15
               3.1.5    Collateral Assignment of Interest Rate
                        Protection Agreement ................................ 16
               3.1.6    Borrower Subsidiaries and Loan Parties
                        Security Agreement .................................. 16
               3.1.7    Participating Limited Partnership GPs Ownership
                        Interest Pledge and Security Agreement .............. 16
               3.1.8    Newkirk GP LLC Ownership Interest Pledge and
                        Security Agreement .................................. 16
               3.1.9    Newkirk GP Holding LLC Ownership Interest Pledge
                        and Security Agreement .............................. 17
               3.1.10   Collateral Assignment by Newkirk Finco LLC of
                        Administrator LLC Loan .............................. 17
               3.1.11   Newkirk MLP Unit LLC Ownership Interest Pledge
                        and Security Agreement .............................. 17
               3.1.12   Pledge of Ownership Interest in NK-Leyden
                        Loan, L.P ........................................... 17
               3.1.13   Pledge of Ownership Interest in NK-Cenland
                        Loan, L.P ........................................... 17
               3.1.14   Pledge of Ownership Interest in Subsidiary
                        Limited Partnerships ................................ 17
               3.1.15   Pledge of Ownership Interest in NK-Dautec
                        Loan, L.P ........................................... 17
               3.1.16   Pledge of Ownership Interest in T-Two
                        Partners, L.P ....................................... 18
               3.1.17   Pledge of Ownership Interest in T-2 R
                        Certificate Corp .................................... 18
               3.1.18   Pledge of Ownership Interest by MLP GP LLC of
                        General Partnership Interest in Borrower ............ 18
               3.1.19   Pledge of Ownership Interest in MLP GP LLC .......... 18
               3.1.20   Newkirk Indemnification ............................. 18
               3.1.21   Guaranties .......................................... 18
               3.1.22   Environmental Compliance and Indemnification
                        Agreement ........................................... 19
               3.1.23   Escrow Agreement Respecting Ground Lease
                        Extensions and Lease Options ........................ 19
               3.1.24   Additional Documents ................................ 19
        3.2    Loan Documents and Security Documents ........................ 19

4.      CONTINUING AUTHORITY OF AUTHORIZED REPRESENTATIVES .................. 19

5.      CONDITIONS PRECEDENT ................................................ 20

        5.1    Closing Loan and Funding Loan Advance ........................ 20
               5.1.1    Satisfactory Loan Documents and Related
                        Documents; Loan Agenda Items ........................ 20
               5.1.2    Financial Information; No Material Change ........... 20
               5.1.3    Warranties and Representations Accurate ............. 21
               5.1.4    Validity and Sufficiency of Security Documents ...... 21
               5.1.5    Payment Direction And Authorization ................. 21
               5.1.6    Exchange Matters .................................... 21
               5.1.7    Litigation .......................................... 22
               5.1.8    Formation Documents and Entity Agreements ........... 22


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               5.1.9    Compliance With Law ................................. 23
               5.1.10   Compliance With Financial Covenants ................. 23
               5.1.11   Individual Property Due Diligence ................... 23
               5.1.12   Condition of Property ............................... 23
               5.1.13   Insurance ........................................... 23
               5.1.14   Third Party Consents and Agreements ................. 24
               5.1.15   Management Agreements ............................... 24
               5.1.16   Cash Management ..................................... 24
               5.1.17   Loan Facility Rating ................................ 24
               5.1.18   Interest Rate Protection Agreement .................. 24
               5.1.19   Legal Opinions ...................................... 24
               5.1.20   AREIF ............................................... 24
               5.1.21   No Default .......................................... 24

6.      WARRANTIES AND REPRESENTATIONS ...................................... 25

        6.1    Formation .................................................... 25
        6.2    Proceedings; Enforceability .................................. 25
        6.3    Conflicts .................................................... 25
        6.4    Ownership and Taxpayer Identification Numbers ................ 25
        6.5    Litigation ................................................... 26
        6.6    Information .................................................. 26
        6.7    Taxes ........................................................ 26
        6.8    Financial Information ........................................ 26
        6.9    Management Agreements ........................................ 27
        6.10   Control Provisions ........................................... 27
        6.11   Formation Documents .......................................... 27
        6.12   Consummation of Exchange ..................................... 27
        6.13   Bankruptcy Filings ........................................... 27
        6.14   Options ...................................................... 28
        6.15   Investment Company ........................................... 28
        6.16   Holding Company .............................................. 28
        6.17   Securitization Documents ..................................... 28
        6.18   Individual Properties ........................................ 28
        6.19   Use of Proceeds .............................................. 31
        6.20   Insurance .................................................... 31
        6.21   Deferred Compensation and ERISA .............................. 31
        6.22   No Default ................................................... 31
        6.23   Newkirk Loans ................................................ 31
        6.24   Integrated Documents ......................................... 32
        6.25   Related Documents ............................................ 32
        6.27   Other Loan Parties' Warranties and Representations ........... 32

7.      AFFIRMATIVE COVENANTS ............................................... 32

        7.1    Notices ...................................................... 32
        7.2    Financial Statements; Reports; Officer's Certificates ........ 32
               7.2.1    Annual Statements ................................... 32
               7.2.2    Periodic Statements ................................. 33
               7.2.3    Compliance Certificates ............................. 33
               7.2.4    Data Requested ...................................... 35
               7.2.5    Tax Returns ......................................... 36
               7.2.6    Lease Notices                                         36


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               7.2.7    Mortgage Notices .................................... 36
               7.2.8    Ground Lessor/Remainder Interest Notices ............ 36
               7.2.9    Entity Notices ...................................... 36
               7.2.10   Notice of Distributions ............................. 36
               7.2.11   Property Acquisition or Sale ........................ 36
               7.2.12   Notices Regarding Payment Direction Letters ......... 36
               7.2.13   Notice of Termination of Payment Direction Letter ... 36
               7.2.14   Notices under Securitization Documents .............. 36
               7.2.15   Notices and Reports re: Integrated Group ............ 37
               7.2.16   Third Party Default Notices ......................... 37
               7.2.17   Notice of Litigation ................................ 37
               7.2.18   Notice of Hazardous Materials ....................... 37
        7.3    Existence .................................................... 37
        7.4    Payment of Taxes ............................................. 38
        7.5    Insurance; Casualty, Taking .................................. 38
        7.6    Inspection ................................................... 38
        7.7    Loan Documents ............................................... 38
        7.8    Further Assurances ........................................... 38
        7.9    Books and Records ............................................ 39
        7.10   Business and Operations ...................................... 39
        7.11   Title ........................................................ 39
        7.12   Estoppel ..................................................... 39
        7.13   ERISA ........................................................ 40
        7.14   Depository Accounts .......................................... 40
        7.15   Cash Flow; Payment Direction Letters ......................... 41
        7.16   Distributions ................................................ 43
        7.17   Exercise of Ground Lease Extension Options and
               Remainder Ground Lease Options ............................... 44
        7.18   Control Preservation ......................................... 44
        7.19   Costs and Expenses ........................................... 45
        7.20   Appraisals ................................................... 45
               7.20.1   Appraisal ........................................... 45
               7.20.2   Costs of Appraisal .................................. 45
        7.21   Indemnification .............................................. 45
        7.22   Leasing Matters .............................................. 46
               7.22.1   Agent's Approval Required ........................... 46
               7.22.2   Borrower's Requests ................................. 46
        7.23   Future Collateral Obligations ................................ 47
        7.24   Debt Service Coverage Ratios . ............................... 49
               7.24.1   Certain Definitions ................................. 49
               7.24.2   Minimum Consolidated Debt Service Coverage .......... 51
               7.24.3   Minimum Borrower Debt Service Coverage .............. 51
               7.24.4   Cash Sweep Account Test ............................. 51
        7.25   Consolidated Leverage Ratio .................................. 51
        7.26   Minimum Liquidity ............................................ 52
        7.27   Minimum Consolidated Net Worth ............................... 53
        7.28   Economic Discontinuance ...................................... 53
        7.29   Replacement Documentation .................................... 54
        7.30   Other Covenants .............................................. 54
        7.31   Related Documents ............................................ 55
        7.32   T/I Fund Account ............................................. 55
        7.33   Single-Purpose Entity ........................................ 56


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8.      NEGATIVE COVENANTS .................................................. 56

        8.1    No Changes to Borrower and other Loan Parties ................ 56
        8.2    Restrictions on Liens ........................................ 57
        8.3    Consolidations, Mergers, Sales of Assets, Issuance and
               Sale of Equity ............................................... 57
        8.4    Restrictions on Debt ......................................... 59
        8.5    Respecting Individual Properties ............................. 60
        8.6    Respecting Ground Lease Extension Options and
               Remainder Ground Lease Options ............................... 60
        8.7    Other Business ............................................... 60
        8.8    Change of Control ............................................ 60
        8.9    Forgiveness of Debt .......................................... 60
        8.10   Affiliate Transactions ....................................... 60
        8.11   Amendments; Terminations of Related Documents ................ 60
        8.12   ERISA ........................................................ 60
        8.13   Bankruptcy Filings ........................................... 60
        8.14   Investment Company ........................................... 61
        8.15   Holding Company .............................................. 61
        8.16   Use of Proceeds .............................................. 61
        8.17   Advances and Loans ........................................... 61
        8.18   Distributions ................................................ 61
        8.19   Restrictions on Investments .................................. 61
        8.20   Contracts of a Material or Significant Nature ................ 62
        8.21   Consulting or Management Fees ................................ 62
        8.22   Negative Pledges, etc ........................................ 62
        8.23   Newkirk Business Transactions ................................ 62
        8.24   Limitations On Certain Transactions .......................... 62

9.      SPECIAL PROVISIONS .................................................. 62

        9.1    Legal Requirements ........................................... 62
        9.2    Distributions ................................................ 63
               9.2.1    Notice of Intention to Distribute ................... 63
               9.2.2    Conditions Must Be Satisfied ........................ 63
               9.2.3    Current Information ................................. 63
        9.3    Limited Recourse Provisions .................................. 63
               9.3.1    Borrower Fully Liable ............................... 63
               9.3.2    Certain Non-Recourse ................................ 63
               9.3.3    Additional Matters .................................. 63
        9.4    Payment of Obligations ....................................... 64

10.     EVENTS OF DEFAULT ................................................... 64

        10.1   Default and Events of Default ................................ 64
               10.1.1   Failure to Pay the Loan ............................. 64
               10.1.2   Failure to Make Other Payments ...................... 64
               10.1.3   Note, Security Documents, and Other Loan Documents .. 64
               10.1.4   Default under Other Agreements ...................... 64
               10.1.5   Representations and Warranties ...................... 64
               10.1.6   Affirmative Covenants ............................... 65
               10.1.7   Negative Covenants .................................. 65
               10.1.8   Financial Status and Insolvency ..................... 65
               10.1.9   Loan Documents ...................................... 65


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               10.1.10  Judgments ........................................... 65
               10.1.11  Default of Other Specified Debt and Related
                        Documents ........................................... 66
               10.1.12  ERISA ............................................... 66
               10.1.13  Change of Control ................................... 66
               10.1.14  Indictment; Forfeiture .............................. 66
               10.1.15  Default of Other Obligations ........................ 66
               10.1.16  Termination of Guaranty or Consent .................. 66
               10.1.17  Generally ........................................... 67
        10.2   Grace Periods and Notice ..................................... 67
               10.2.1   No Notice or Grace Period ........................... 67
               10.2.2   Nonpayment of Interest and Principal ................ 67
               10.2.3   Other Monetary Defaults ............................. 67
               10.2.4   Nonmonetary Defaults ................................ 67

11.     REMEDIES ............................................................ 68

        11.1   Remedies ..................................................... 68
               11.1.1   Accelerate Debt ..................................... 68
               11.1.2   Pursue Remedies ..................................... 68
        11.2   Written Waivers .............................................. 68
        11.3   Power of Attorney ............................................ 68

12.     SECURITY INTEREST AND SET-OFF ....................................... 68

        12.1   Security Interest ............................................ 68
        12.2   Set-Off ...................................................... 69
        12.3   Application .................................................. 69
        12.4   Right to Freeze .............................................. 69
        12.5   Additional Rights ............................................ 69

13.     THE AGENT AND THE LENDERS ........................................... 69

        13.1   Rights, Duties and Immunities of the Agent ................... 69
               13.1.1   Appointment of Agent ................................ 70
               13.1.2   Administration of Loan by Agent ..................... 70
               13.1.3   Delegation of Duties ................................ 70
               13.1.4   Exculpatory Provisions .............................. 70
               13.1.5   Reliance by Agent ................................... 71
               13.1.6   Notice of Default ................................... 71
               13.1.7   Lenders' Credit Decisions ........................... 71
               13.1.8   Agent's Reimbursement and Indemnification ........... 72
               13.1.9   Agent in its Individual Capacity .................... 72
               13.1.10  Successor Agent ..................................... 72
               13.1.11  Duties in the Case of Enforcement ................... 72
        13.2   Respecting Loans and Payments ................................ 73
               13.2.1   Procedures for Loans ................................ 73
               13.2.2   Nature of Obligations of Lenders .................... 73
               13.2.3   Payments to Agent ................................... 74
               13.2.4   Distribution of Liquidation Proceeds ................ 74
               13.2.5   Adjustments ......................................... 75
               13.2.6   Setoff .............................................. 75
               13.2.7   Distribution by Agent ............................... 75
               13.2.8   Delinquent Lender ................................... 75


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               13.2.9   Holders ............................................. 76
        13.3   Assignment and Participation ................................. 76
               13.3.1   Conditions to Assignment by Lenders ................. 76
               13.3.2   Certain Representations and Warranties .............. 77
               13.3.3   Register ............................................ 78
               13.3.4   Register ............................................ 78
               13.3.5   Participations ...................................... 78
               13.3.6   Disclosure .......................................... 78
               13.3.7   Miscellaneous Assignment Provisions ................. 78
        13.4   Administrative Matters ....................................... 79
               13.4.1   Amendment, Waiver, Consent, Etc ..................... 79
               13.4.2   Deemed Consent or Approval .......................... 79
        13.5   Syndication Agent ............................................ 80

14.     GENERAL PROVISIONS .................................................. 80

        14.1   Notices ...................................................... 80
        14.2   Limitations on Assignment .................................... 82
        14.3   Further Assurances ........................................... 82
        14.4   Payments ..................................................... 82
        14.5   Parties Bound ................................................ 83
        14.6   Governing Law; Consent to Jurisdiction; Mutual
               Waiver of Jury Trial ......................................... 83
               14.6.1   Substantial Relationship ............................ 83
               14.6.2   Place of Delivery ................................... 83
               14.6.3   Governing Law ....................................... 83
               14.6.4   Consent to Jurisdiction ............................. 83
               14.6.5   JURY TRIAL WAIVER ................................... 83
        14.7   Survival ..................................................... 84
        14.8   Cumulative Rights ............................................ 84
        14.9   Claims Against Agent or Lenders .............................. 84
               14.9.1   Borrower Must Notify ................................ 84
               14.9.2   Remedies ............................................ 84
               14.9.3   Limitations ......................................... 85
        14.10  Regarding Consents ........................................... 85
        14.11  Obligations Absolute ......................................... 85
        14.12  Table of Contents, Title and Headings ........................ 85
        14.13  Counterparts ................................................. 85
        14.14  Satisfaction of Commitment ................................... 85
        14.15  Time Of the Essence .......................................... 85
        14.16  No Oral Change ............................................... 85
        14.17  Monthly Statements ........................................... 86


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

                                    EXHIBITS

Exhibits ...................................................................  89

Exhibit A -- Definitions ...................................................  90

Exhibit B -- Sources and Uses .............................................. 111

Exhibit C -- Note .......................................................... 112

Exhibit D -- Authorized Representatives .................................... 116

Exhibit E -- Required Property, Hazard and Other Insurance ................. 117

Exhibit F -- Ownership Interests and Taxpayer Identification Numbers ....... 118

Exhibit G -- Compliance Certificate ........................................ 119

Exhibit H -- Form of Assignment and Acceptance ............................. 123

Exhibit I -- Lenders' Commitment ........................................... 126

Exhibit J -- Individual Properties ......................................... 127

Exhibit K -- Loan Agenda ................................................... 128

Exhibit L -- Non-Participating Limited Partnerships ........................ 149

Exhibit M -- Other Partnerships ............................................ 150

Exhibit N -- Participating Limiting Partnerships ........................... 151

Exhibit O -- Solicitation Statement ........................................ 154

Exhibit P -- Cash Flow Projections ......................................... 155

Exhibit Q -- GMAC Borrowers ................................................ 156

Exhibit R -- Accounts ...................................................... 157


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

                                    SCHEDULES

Schedule 2.6 ................................................................  9
Schedule 6.4.3(i) ........................................................... 26
Schedule 6.4.4(ii) .......................................................... 26
Schedule 6.5 ................................................................ 28
Schedule 6.18.2(i) .......................................................... 28
Schedule 6.18.2(ii) ......................................................... 28
Schedule 6.18.2(iii) ........................................................ 28
Schedule 6.18.5(i) .......................................................... 29
Schedule 6.18.5(ii) ......................................................... 29
Schedule 6.18.5(iii) ........................................................ 29
Schedule 6.18.5(iv) ......................................................... 29
Schedule 6.18.6 ............................................................. 29
Schedule 6.18.7 ............................................................. 30
Schedule 6.18.11 ............................................................ 31
Schedule 6.23 ............................................................... 31
Schedule 6.24 ............................................................... 32
Schedule 7.22.3 ............................................................. 47
Schedule 8.4.3 .............................................................. 59


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

                                 LOAN AGREEMENT

      This agreement ("Loan Agreement" or "Agreement") is made and entered into as of the 30th day of January, 2002, by and between THE NEWKIRK MASTER LIMITED PARTNERSHIP, a Delaware limited partnership having an address c/o Winthrop Financial Associates, Seven Bulfinch Place, Suite 500, Boston, Massachusetts ("Borrower") and FLEET NATIONAL BANK, a national banking association, with a place of business at 100 Federal Street, Boston, Massachusetts, 02110 and the other lending institutions which are, or may become, parties to this Agreement pursuant to Section 13.3 (the "Lenders") and FLEET NATIONAL BANK, a national banking association, with a place of business at 100 Federal Street, Boston, Massachusetts, 02110, as agent for itself and such other lending institutions (the "Agent").

                                   WITNESSETH:

      1. BACKGROUND.

      1.1 Defined Terms. Capitalized terms used in this Agreement are defined either in Exhibit A, or in specific sections of this Agreement, or in another Loan Document, as referenced in Exhibit A. Terms not otherwise defined in this Agreement which are defined in the Solicitation Statement shall have the meanings ascribed to them in the Solicitation Statement.

      1.2 Borrower. Borrower is a limited partnership organized under the laws of the State of Delaware of which the sole general partner is MLP GP LLC, a Delaware limited liability company ("Borrower GP").

      1.3 Exchange. Borrower has undertaken and completed the "Exchange", as set forth in the Solicitation Statement and otherwise disclosed to the Agent prior to the execution and delivery of this Agreement, pursuant to which Exchange the following, among other things, shall occur:

            1.3.1 Mergers by certain Newkirk Partnerships into Participating Limited Partnerships;

            1.3.2 Transfer to Newkirk MLP Unit LLC of the limited partnership interests of Non-Participating Limited Partnerships by those limited partners who elected to transfer such interests (such limited partners not being Affiliates of any Newkirk Group Entity) in exchange for Units.

            1.3.3 Transfer to Newkirk MLP Unit LLC by certain Newkirk Group Entities of their limited partnership interests in Non-Participating Limited Partnerships and Other Partnerships in exchange for Units.

            1.3.4 Transfer to Borrower by Newkirk Stock LLC of its 100% ownership interest in Newkirk GP LLC in exchange for Units.

            1.3.5 Transfer to Borrower by Newkirk Stock LLC of its 50.01% ownership interest in Newkirk Capital LLC in exchange for Units.

            1.3.6 Transfer to Borrower by Newkirk RE Associates LLC of its 100% ownership interest in NK-Leasehold II LLC in exchange for Units.


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

            1.3.7 Transfer to Borrower by Newkirk RE Associates LLC of its 100% ownership interest in NK-Remainder Interest LLC in exchange for Units.

            1.3.8 Transfer to Borrower by Newkirk Associates LLC of the following in exchange for Units:

                  (i) A 100% membership interest in Newkirk Finco LLC;

                  (ii) A 96.22% limited partnership interest in NK-Leyden Loan
            L.P. and a 100% membership interest in NK-Leyden GP LLC;

                  (iii) A 96.324% limited partnership interest in NK-Dautec
            Loan, L.P. and a 100% membership interest in NK-Dautec GP LLC;

                  (iv) A 100% membership interest in each of NK First Loan E
            Certificate LLC, NK First Loan F Certificate LLC, and NK First Loan G Certificate LLC; and

                  (v) A 100% membership interest in each of NK-Cenland GP LLC and NK-Cenland LP LLC.

      1.4 Use of Loan Proceeds. Borrower has applied to Lenders for a loan of TWO HUNDRED TWENTY FIVE MILLION DOLLARS ($225,000,000.00) ("Loan"), the proceeds of which are to be used to make distributions to the partners of the Borrower as described in the Solicitation Statement, to make payments to non-accredited investors to effectuate the Exchange, to pay certain closing and all transactional costs as approved by the Agent, to provide funding for a working capital reserve, and to provide certain initial funding into the T/I Fund Account, all in accordance with the schedule of sources and uses annexed hereto as Exhibit B.

      1.5 Guaranties and Indemnities.

            1.5.1 As an inducement to Lenders to make the Loan, NK-Leasehold II LLC, NK-Leyden LP LLC, NK-Leyden GP LLC, NK-Dautec GP LLC, NK-Cenland Loan, L.P., NK-Cenland LP LLC, NK-Cenland GP LLC, NK First Loan E Certificate LLC, NK First Loan F Certificate LLC, NK First Loan G Certificate LLC, MLP Manager Corp., Newkirk MLP Unit LLC, Borrower GP, T-Two Partners, L.P., T-2 R Certificate Corp., Newkirk GP LLC, Newkirk Finco LLC, NK-CR Holdings LLC, Holding Subsidiary LLC, T-Two Corp., the MLP Holders, Newkirk Martall L.P., Newkirk Segair L.P., Newkirk Calcraf L.P., and Newkirk GP Holding LLC (severally and collectively called "Guarantor") have agreed to furnish either recourse or non-recourse guaranties to the Agent.

            1.5.2 As an inducement to Lenders to make the Loan, Newkirk NL Holdings, LLC, a Delaware limited liability company, Newkirk MLP Corp., a Delaware corporation, Apollo Real Estate Investment Fund III, L.P., a Delaware limited partnership, Vornado Realty, L.P., a Delaware limited partnership, Vornado Newkirk LLC, a Delaware limited liability company, and VNK Corp., a Delaware limited liability company (severally and collectively called "Newkirk Indemnitor") have agreed to furnish certain indemnities to the Agent.

      1.6 Loan. Subject to all of the terms, conditions and provisions of this Agreement, and of the agreements and instruments referred to herein, each of the Lenders agrees severally to make a loan to the Borrower equal to such Lender's Commitment, and Borrower agrees to accept and repay the Loan.

      2. LOAN PROVISIONS.

      2.1 Amount of Loan.

            2.1.1 In no event shall the aggregate amount of the Loan and Total Commitment exceed $225,000,000.00.

            2.1.2 Any and all advances of proceeds of the Loan shall be made by the Lenders pro rata in accordance with each Lender's Commitment Percentage.

      2.2 Term of Loan; Extension Rights. The Loan shall be for a term ("Initial Term") commencing on the date hereof and ending on January 30, 2005 ("Maturity Date"). The Initial Term may be extended for one year ("First Extended Term") until January 30, 2006 ("First Extended Maturity Date") and thereafter may be further extended for an additional one year ("Second Extended Term") until January 30, 2007 ("Second Extended Maturity Date"), in each instance upon satisfaction of the conditions set forth in Section 2.6 (hereinafter, the First Extended Term and the Second Extended Term may be referred to herein sometimes as the "Extended Term" as may be applicable)(hereinafter, the First Extended Maturity Date and the Second Extended Maturity Date may be referred to herein sometimes as the "Extended Maturity Date" as may be applicable).

      2.3 Interest Rate and Payment Terms. The Loan shall be payable as to interest and principal in accordance with the provisions of this Agreement and the Note. This Agreement also provides for interest at a Default Rate, Late Charges and prepayment rights and fees. All payments for the account of Lenders shall be applied to the respective accounts of the Lenders in accordance with each Lender's Commitment Percentage of the Loan. The Agent will disburse such payments to the Lenders on the date of receipt thereof if received prior to 10:00 a.m. on such date and, if not, on the next Business Day. Any and all interest rate selection and conversion provisions in this Agreement are to be administered by the Agent and to be allocated on a pro rata basis to the portion of the balance due under the Note held by each Lender based upon such Lender's Commitment Percentage.

            2.3.1 Borrower's Options. Principal amounts outstanding under the Loan shall bear interest at the following rates, at Borrower's selection, subject to the conditions and limitations provided for in this Agreement:
      (i) Variable Rate or (ii) Effective LIBO Rate.

            2.3.2 Selection To Be Made. Borrower shall select, and thereafter may change the selection of, the applicable interest rate, from the alternatives otherwise provided for in this Agreement, by giving Agent a Notice of Rate Selection (in accordance with the requirements of Section 2.3.3, below): (i) prior to the Loan, (ii) prior to the end of each Interest Period applicable to an Effective LIBO Rate Advance, or (iii) on any Business Day on which Borrower desires to convert an outstanding Variable Rate Advance to an Effective LIBO Rate Advance.

            2.3.3 Notice. A "Notice of Rate Selection" shall be a written notice, given by cable, tested telex, telecopier (with authorized signature), or by telephone if immediately confirmed by such a written notice, from an Authorized Representative of Borrower which: (i) is irrevocable; (ii) is received by Agent not later than 10:00 o'clock A.M. Eastern Time: (a) if an Effective LIBO Rate is selected, at least two (2) Business Days prior to the first day of the Interest Period to which such selection is to apply, (b) if a

      Variable Rate is selected, on the first day of the Interest Period to which it applies; and (iii) as to each selected interest rate option, sets forth the aggregate principal amount(s) to which such interest rate option(s) shall apply and the Interest Period(s) applicable to each Effective LIBO Rate Advance.

            2.3.4 Conversion of Other Advances. At the end of each applicable Interest Period, the applicable Effective LIBO Rate Advance shall be converted to an Effective LIBO Rate Advance with an Interest Period of thirty (30) days unless Borrower selects another option in accordance with the provisions of this Agreement.

            2.3.5 Telephonic Notice. Without in any way limiting Borrower's obligation to confirm in writing any telephonic notice, Agent may act without liability upon the basis of telephonic notice believed by Agent in good faith to be from Borrower prior to receipt of written confirmation. In each case Borrower hereby waives the right to dispute Agent's record of the terms of such telephonic Notice of Rate Selection in the absence of manifest error.

            2.3.6 Limits On Options, One Selection Per Month. Each Effective LIBO Rate Advance shall be in a minimum amount of $1,000,000. At no time shall there be outstanding a total of more than six (6) Effective LIBO Rate Advances combined at any time. If Borrower shall make more than one
      (1) interest rate selection in any thirty (30) day period, excluding conversions of outstanding advances made at the end of an applicable Interest Period of any previously outstanding Effective LIBO Rate Advance, Agent may impose and Borrower shall pay a reasonable processing fee for each such additional selection.

            2.3.7 Payment and Calculation of Interest. All interest shall be:
      (a) payable in arrears commencing March 1, 2002 and on the first Business Day of each month thereafter until the principal together with all interest and other charges payable with respect to the Loan shall be fully paid; and (b) calculated on the basis of a 360 day year and the actual number of days elapsed. Each change in the Prime Rate shall simultaneously change the Variable Rate payable under this Agreement. Interest at the Effective LIBO Rate shall be computed from and including the first day of the applicable Interest Period to, but excluding, the last day thereof.

            2.3.8 Principal.

                  (i) Commencing on March 31, 2002 and continuing on the last day of each calendar quarter thereafter, the Borrower shall pay principal in quarterly installments of $562,500.00. The entire principal balance of the Loan shall be due and payable in full on the Maturity Date (or as may be applicable, any Extended Maturity
            Date).

                  (ii) In addition to the scheduled payments of principal, as provided above, the Borrower shall make the following mandatory prepayments of principal (singly and collectively, the "Mandatory Principal Prepayments") each of which shall be due and payable on the later of (x) within five (5) Business Days of the event giving rise to such Mandatory Principal Prepayment obligation (the "Mandatory Prepayment Event") or (y) within three (3) Business Days of written demand therefor by the Agent; provided, however, at the request of the Borrower, the Agent agrees to hold the amount of any such Mandatory Principal Prepayment in the Mandatory Principal Payment Account (as defined in the Cash Management Agreement, pledged to the Agent, on behalf of the Lenders, to secure the repayment of the Obligations, until the earlier of (x) the expiration of any relevant Interest Period so that the prepayment can be made without the Borrower incurring any costs under Section 2.3.15. or (y) ninety (90) days:

                        (a) Except for a transfer in connection with an Economic
                  Discontinuance Sale, fifty (50%) percent of the Net Sales Proceeds, as determined in the reasonable judgment of the Agent, (x) received by any Participating Limited Partnership from the sale, transfer, or other disposition of any Individual Property or any portion thereof or (y) received by the Borrower from the sale, transfer, dissolution, or other disposition of the ownership interest in any Participating Limited Partnership;

                        (b) Except for a transfer in connection with an Economic
                  Discontinuance Sale, fifty (50%) percent of the Net Sales Proceeds, as determined in the reasonable judgment of the Agent, (x) distributed to any limited partnership interest held by the Borrower, any Borrower Subsidiary, or any other Newkirk Group Entity from the sale, transfer, or other disposition of any Individual Property or any portion thereof by a Non-Participating Limited Partnership, Partially Owned Limited Partnership, or Subsidiary Limited Partnership (based upon the aggregate percentage limited partnership interest in such Non-Participating Limited Partnership, Partially Owned Limited Partnership, or Subsidiary Limited Partnership owned by the Borrower, any Borrower Subsidiary, and any other Newkirk Group Entity) or (y) received by the Borrower from the sale, transfer, dissolution, or other disposition of the ownership interest in any Non-Participating Limited Partnership, Partially Owned Limited Partnership, or Subsidiary Limited Partnership;

                        (c) One hundred (100%) percent of the Net Refinancing
                  Proceeds, as determined in the reasonable judgment of the Agent, received by any Participating Limited Partnership on account of any financing or refinancing of any Individual Property;

                        (d) One hundred (100%) percent of the Net Refinancing
                  Proceeds, as determined in the reasonable judgment of the Agent, distributed to any limited partnership interest held by the Borrower, any Borrower Subsidiary, or any other Newkirk Group Entity from the financing or refinancing of any Individual Property by a Non-Participating Limited Partnership, Partially Owned Limited Partnership, or Subsidiary Limited Partnership (based upon the aggregate percentage limited partnership interest in such Non-Participating Limited Partnership, Partially Owned Limited Partnership, or Subsidiary Limited Partnership owned by the Borrower, any Borrower Subsidiary, and any other Newkirk Group Entity);

                        (e) One hundred (100%) percent of the Net Sales
                  Proceeds, as determined in the reasonable judgment of the Agent, received by any Participating Limited Partnership from an Economic Discontinuance Sale of any Individual Property or any portion thereof;

                        (f) One hundred (100%) percent of the Net Sales
                  Proceeds, as determined in the reasonable judgment of the Agent, distributed to any limited partnership interest held by the Borrower, any Borrower Subsidiary, or any other Newkirk Group Entity from an Economic Discontinuance Sale of any Individual Property or any portion thereof by a Non-Participating Limited Partnership, Partially Owned Limited Partnership, or Subsidiary Limited Partnership (based upon the aggregate percentage limited partnership interest in such Non-Participating Limited Partnership, Partially Owned Limited Partnership, or Subsidiary Limited Partnership owned by the Borrower, any Borrower Subsidiary, and any other Newkirk Group Entity);

                        (g) One hundred (100%) percent of the Net Proceeds, as
                  determined in the reasonable judgment of the Agent, received by any Participating Limited Partnership from any casualty or taking regarding any Individual Property or any portion thereof which proceeds are not to be utilized within a reasonable period of time following such event for the repair or reconstruction thereof;

                        (h) One hundred (100%) percent of the Net Proceeds, as
                  determined in the reasonable judgment of the Agent, distributed to any limited partnership interest held by the Borrower, any Borrower Subsidiary or any other Newkirk Group Entity from any casualty or taking regarding any Individual Property or any portion thereof owned by a Non-Participating Limited Partnership, Partially Owned Limited Partnership, or Subsidiary Limited Partnership which proceeds are not to be utilized within a reasonable period of time following such event for the repair or reconstruction thereof (based upon the aggregate percentage limited partnership interest in such Non-Participating Limited Partnership or Partially Owned Limited Partnership owned by the Borrower, any Borrower Subsidiary, and any other Newkirk Group Entity);

                        (i) Fifty (50%) percent of the Net Sales Proceeds, as
                  determined in the reasonable judgment of the Agent, received by the Borrower or any wholly-owned Borrower Subsidiary from the sale, transfer, or other disposition of any asset (other than a sale of any Individual Property) of the Borrower or any wholly owned Borrower Subsidiary;

                        (j) Fifty (50%) percent of the Net Sales Proceeds, as
                  determined in the reasonable judgment of the Agent, distributed to any limited partnership, membership or other ownership interest held by the Borrower, any Borrower Subsidiary, or any other Newkirk Group Entity from the sale, transfer, or other disposition of any asset (other than a sale of any Individual Property) of any Non-Participating Limited Partnership or any Partially Owned Limited Partnership or any non wholly-owned Borrower Subsidiary (based upon the aggregate percentage ownership interest in such Non-Participating Limited Partnership or Partially Owned Limited Partnership or non-wholly owned Borrower Subsidiary owned by the Borrower, any Borrower Subsidiary, and any other Newkirk Group Entity);

                        (k) One hundred (100%) percent of the amount of any
                  payment received under the Securitization Documents for the account of the Grantor Trust T-2 Certificate and distributable in accordance with the terms of the Securitization Documents to the holder of the Grantor Trust T-2 Certificate; and

                        (l) One hundred (100%) percent of the amount of any
                  payment received under the Securitization Documents for the account of the Class R Certificate and distributable in accordance with the terms of the Securitization Documents to the holder of the Class R Certificate.

            2.3.9 Prepayment. Except for the payment of any applicable Prepayment Fee, as hereinafter provided, the Loan or any portion thereof may be prepaid in full or in part at any time upon fifteen (15) days prior written notice to the Agent, without premium or penalty with respect to Variable Rate Advances and, with respect to Effective LIBO Rate Advances subject to the payment of any additional amounts provided for in Section
      2.3.15. Any Mandatory Principal Prepayment and any other partial prepayment of principal shall first be applied to the principal due in the reverse order of maturity, and no such partial prepayment shall relieve Borrower of the obligation to pay each installment of principal when due. Any amounts prepaid may not be reborrowed.

                  (i) The Borrower shall pay the Agent on behalf of the Lenders a "Prepayment Fee" (so referred to herein) as follows:

                        (a) subject to clause (ii) below, with respect to any
                  and all prepayments made on or before January 30, 2003, Borrower shall pay a Prepayment Fee of one percent (1.0%) of the principal amount so prepaid; and

                        (b) subject to clause (ii) below, with respect to any
                  and all prepayments made after January 30, 2003, but on or before January 30, 2004, Borrower shall pay a Prepayment Fee of one half of one percent (0.5%) of the principal amount so prepaid; and

                        (c) with respect to any and all prepayments made after
                  January 30, 2004, Borrower shall not be required to pay any Prepayment Fee.

                  (ii) Any applicable Prepayment Fee shall be payable in respect of all prepayments of principal whether voluntary or involuntary including, without limitation, prepayments made upon acceleration of the Loan; provided, however, in connection with any Mandatory Principal Prepayments, the Prepayment Fee shall only apply to (x) any Mandatory Principal Prepayments after the Agent has received in the aggregate Thirty-Million Dollars ($30,000,000.00) in Mandatory Principal Prepayments and/or (y) any Mandatory Principal Prepayment which is part of a related series of transactions to repay the Loan in full. If by reason of an Event of Default Agent elects to declare the Loan to be immediately due and payable, then any applicable Prepayment Fee with respect to the Loan shall become due and payable in the same manner as though Borrower had exercised such right of prepayment.

            2.3.10 Maturity. At maturity all accrued interest, principal and other charges due with respect to the Loan shall be due and payable in full and the principal balance and such other charges, but not unpaid interest, shall bear interest at the Default Rate until so paid.

            2.3.11 Method of Payment; Date of Credit. All payments of interest, principal and fees shall be made in lawful money of the United States in immediately available funds, without counterclaim or setoff and free and clear of, and without any deduction or withholding for, any taxes or other payments: (a) by direct charge to an account of Borrower maintained with Agent (or the then holder of the Loan), (b) by wire transfer to Agent, (c) to such other bank or address as the Agent may designate in a written notice to Borrower, or (d) as provided in the Cash Management Agreements. Payments shall be credited on the Business Day on which immediately available funds are received prior to one o'clock P.M. Eastern Time; payments received after one o'clock P.M. Eastern Time shall be credited to the Loan on the next Business Day. Payments which are by check, which Agent may at its option accept or reject, or which are not in the form of immediately available funds shall not be credited to the Loan until such funds become immediately available to Agent, and, with respect to payments by check, such credit shall be provisional until the item is finally paid by the payor bank.

            2.3.12 Billings. Agent may submit monthly billings reflecting payments due; however, any changes in the interest rate which occur between the date of billing and the due date may be reflected in the billing for a subsequent month. Neither the failure of Agent to submit a billing nor any error in any such billing shall excuse Borrower from the obligation to make full payment of all Borrower's payment obligations when due.

            2.3.13 Default Rate. Agent shall have the option of imposing, and Borrower shall pay upon billing therefor, an interest rate which is four and one half percent (4.5%) per annum above the Variable Rate ("Default Rate"): (a) following the occurrence and during the continuance of any Event of Default, and (b) after Maturity. Borrower's right to select pricing options shall cease following and during the continuance of any Event of Default.

            2.3.14 Late Charges. Borrower shall pay, upon billing therefor, a "Late Charge" equal to five percent (5%) of the amount of any regularly scheduled payment of principal (other than principal due at Maturity or any Mandatory Principal Prepayment), interest, or both, which is not paid within ten (10) days of the due date thereof (other than with respect to any payment as to which the said ten (10) day period expires after the implementation of the Default Rate). Late charges are: (a) except as provided above, payable in addition to, and not in limitation of, the Default Rate, (b) intended to compensate Agent for administrative and processing costs incident to late payments, (c) are not interest, and (d) shall not be subject to refund or rebate or credited against any other amount due.

            2.3.15 Make Whole Provision. Borrower shall pay to Agent, immediately upon request and notwithstanding contrary provisions contained in any of the Loan Documents, such amounts as shall, in the conclusive judgment of Agent (in the absence of manifest error), compensate Agent and the Lenders for the loss, cost or expense which they may reasonably incur as a result of (i) any payment or prepayment, under any circumstances whatsoever, whether voluntary or involuntary, of all or any portion of an Effective LIBO Rate Advance on a date other than the last day of the applicable Interest Period of an Effective LIBO Rate Advance, (ii) the conversion, for any reason whatsoever, whether voluntary or involuntary, of any Effective LIBO Rate Advance to a Variable Rate Advance on a date other than the last day of the applicable Interest Period, (iii) the failure of all or a portion of a Loan which was to have borne interest at the Effective LIBO Rate pursuant to the request of Borrower to be made under the Loan Agreement (except as a result of a failure by any Lender to fulfill such Lender's obligations to fund), or (iv) the failure of Borrower to borrow in accordance with any request submitted by it for an Effective LIBO Rate Advance. Such amounts payable by Borrower shall be equal to any administrative costs actually incurred plus any amounts required to compensate for any loss, cost or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by Agent or any Lender to fund or maintain an Effective LIBO Rate Advance.

      2.4 Loan Fees; Agent's Fees.

            2.4.1 Loan Fees. Borrower shall pay Agent a "Commitment Fee" in accordance with the written agreement between the Borrower and the Agent, such Commitment Fee to be for the benefit of any Lender only to the extent agreed to by the Agent and such Lender.

            2.4.2 Agent's Fees. Borrower shall pay to the Agent for its own account an "Advisory Fee" and an "Agent's Fee" in accordance with the written agreement between the Borrower and the Agent.

            2.4.3 Extension Fees. Borrower shall pay to the Agent for the account of the Lenders "Extension Fees" (so referred to herein) in amounts representing one quarter of one percent (0.25%) of the then outstanding principal balance of the Loan at the Maturity Date (and at the First Extended Maturity Date, as applicable), on each occasion, in connection with Borrower's exercise of its extension rights, and as a condition precedent to the effectiveness thereof, in each instance, as provided in
      Section 2.6.

      2.5 Acceleration. The Agent may, and upon the request of the Required Lenders shall, accelerate the Loan, after the occurrence and during the continuance of an Event of Default. Upon such an acceleration, all principal, accrued interest and costs and expenses shall be due and payable together with interest on such principal at the Default Rate and any applicable Prepayment Fee and any amounts due under Section 2.3.15.

      2.6 Conditions to Extending Loan. Upon satisfaction of each of the following conditions, Borrower may extend the Loan until the First Extended Maturity Date, and thereafter, again upon satisfaction of each of the following conditions, Borrower may further extend the Loan until the Second Extended Maturity Date:

            2.6.1 No Default. No Default shall exist on the date of the Borrower's written notice for an extension as provided for below and on the Maturity Date (or as may be applicable, the First Extended Maturity
      Date).

            2.6.2 Notice From Borrower. Borrower shall have given Agent written notice of Borrower's request to exercise its extension right at least sixty (60) days, but no more than ninety (90) days, before the Maturity Date (or as may be applicable, the First Extended Maturity Date).

            2.6.3 Covenant Compliance. No breach of any covenants imposed upon Borrower or Guarantor shall exist including, without limitation, the Financial Covenants;

            2.6.4 Exercise of Remainder Ground Lease Options and Ground Lease Extension Options. Borrower shall have, or shall have caused the applicable Borrower Subsidiary to, timely duly exercise all Remainder Ground Lease Options and Ground Lease Extension Options as to which the final date to exercise such Remainder Ground Lease Options and Ground Lease Extension Options is within thirteen months of the Maturity Date (or with respect to any extension of the Loan for the Second Extended

      Term, within thirteen months of the First Extended Maturity Date) (as of the Closing Date, the applicable Remainder Ground Lease Options and Ground Lease Extension Options are listed on Schedule 2.6);

            2.6.5 Conditions Satisfied. All of the conditions set forth in
      Section 5.1 of this Agreement, to the extent applicable, shall continue to be satisfied;

            2.6.6 Extension Fee. The Extension Fee of 0.25% of the Loan referred to in Section 2.4 shall have been paid at least five (5) days prior to the Maturity Date (or as may be applicable, the First Extended Maturity Date) and shall be returned to the Borrower if the Loan is not extended for any reason;

            2.6.7 AREIF. The Borrower shall have provided to the Agent (i) either evidence that in accordance with the Formation Documents of Apollo Real Estate Investment Fund III, L.P., all necessary extensions and consents have been granted such that any required liquidation or dissolution of Apollo Real Estate Investment Fund III, L.P. shall not occur until no earlier than six (6) months after the First Extended Maturity Date or the Second Extended Maturity Date, as applicable or (ii) a substitute Newkirk Indemnitor for Apollo Real Estate Investment Fund III, L.P., which substitute Newkirk Indemnitor shall (x) be reasonably acceptable to the Agent and the Required Lenders and (y) execute such documentation as reasonably requested by the Agent to evidence the assumption of the obligations of Apollo Real Estate Investment Fund III, L.P. as a Newkirk Indemnitor under the Loan Documents.

            2.6.8 Additional Documents. Borrower and Guarantor shall have executed and delivered to Agent such agreements and documents as Agent may reasonably require to effectuate the extension, provided, however, none of said requested agreements or documents shall provide for additional collateral or include any substantive modification of the terms and provisions of the Loan Documents; and

            2.6.9 Before End of Term. Each of the foregoing conditions are satisfied not later than, and on, the Maturity Date (or as applicable, the First Extended Maturity Date).

Within twenty (20) days following receipt by Agent of Borrower's written notice under clause 2.6.2 above requesting the extension accompanied by the items described in Section 2.6, Agent shall notify Borrower in writing if all of the conditions precedent to the extension, other than payment of the extension fee, have been satisfied, or if further information or documents set forth in Section
2.6 are required, specifying such missing information or documents. If Agent determines that the conditions to extension have been satisfied (or if the Agent notified the Borrower as provided above of any outstanding information or documents required by this Section 2.6, specifying such missing information or documents, and the Borrower provides outstanding information or documents prior to ten (10) days before the Maturity Date (or as may be applicable, the First Extended Maturity Date)), other than payment of the Extension Fee, Agent shall so notify Borrower and upon Agent's receipt of the Extension Fee not later than five (5) days prior to the Maturity Date (or as may be applicable, the First Extended Maturity Date), so long as no Default exists, the term of the Loan shall be extended until the First Extended Maturity Date (or as may be applicable, the Second Extended Maturity Date).

      2.7 Additional Provisions Related to Interest Rate Selection.

            2.7.1 Increased Costs. Subject to Section 2.7.3 hereafter, if, due to any one or more of: (i) the introduction of any applicable law or regulation or any change (other than any change by way of imposition or increase of reserve requirements already referred to in the definition of Adjusted LIBO Rate) in the interpretation or application by any authority charged with the interpretation or application thereof of any law or regulation; or (ii) the compliance with any guideline or request from any governmental central bank or other governmental authority (whether or not having the force of law), there shall be an increase in the cost to any Lender of agreeing to make or making, funding or maintaining Effective LIBO Rate Advances, including without limitation changes which affect or would affect the amount of capital or reserves required or expected to be maintained by any Lender, with respect to all or any portion of the Loan, or any corporation controlling any Lender, on account thereof, then Borrower from time to time shall, upon written demand by Agent, pay additional amounts sufficient to indemnify any Lender against the increased cost. A certificate as to the amount of the increased cost and the reason therefor submitted to Borrower by Agent, in the absence of manifest error, shall be conclusive and binding for all purposes.

            2.7.2 Illegality. Notwithstanding any other provision of this Agreement, if the introduction of or change in any law, treaty, statute, regulation or interpretation thereof shall make it unlawful, or any central bank or government authority shall assert by directive, guideline or otherwise, that it is unlawful, for any Lender to make or maintain Effective LIBO Rate Advances or to continue to fund or maintain Effective LIBO Rate Advances then, on written notice thereof and demand by Agent to Borrower, (a) the obligation of Agent to make Effective LIBO Rate Advances and to convert or continue any Loan as Effective LIBO Rate Advances shall terminate and (b) Borrower shall convert all principal outstanding under this Agreement into Variable Rate Advances.

            2.7.3 Additional Eurodollar Conditions. The selection by Borrower of an Effective LIBO Rate and the maintenance of the Loan at such rate shall be subject to the following additional terms and conditions:

                  (i) Availability. If, before or after Borrower has selected to take or maintain an Effective LIBO Rate Advance, Agent notifies Borrower that:

                        (a) dollar deposits in the amount and for the maturity
                  requested are not available to Lenders in the London interbank market at the rate specified in the definition of Effective LIBO Rate, or

                        (b) reasonable means do not exist for Agent to determine
                  the Effective LIBO Rate for the amounts and maturity requested,

            then the principal which would have been an Effective LIBO Rate Advance shall be a Variable Rate Advance.

                  (ii) Payments Net of Taxes. All payments and prepayments of principal and interest under this Agreement shall be made without withholding or deduction for or on account of any present or future tax, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed upon or as a result of such payment by any political subdivision or taxing authority of any jurisdiction in which the Borrower is organized or doing business ("Withholding Taxes") unless the withholding or deduction of such Withholding Taxes is required by law. In that event, the Borrower will pay to the Agent such additional amounts as may be necessary in order that every net payment made hereunder, after deduction or withholding for or on account of any Withholding Taxes, will not be less than the amount to be paid hereunder, except that no such additional amounts shall be payable for or on account of any tax, assessment or other governmental charge:

                        (a) that would not have been imposed but for the
                  existence of any present or former connection between the Agent or the applicable Lender and the jurisdiction imposing such Withholding Taxes including, without limitation, the Agent or the applicable Lender having engaged in a trade or business therein, or having or having had a permanent establishment therein (other than the mere ownership of a participation in the Loan or mere receipt of payment under this Agreement);

                        (b) that would not have been imposed but for the failure
                  of the Agent or the applicable Lender to comply with income tax laws and regulations of any such jurisdiction or any political subdivision or taxing authority thereof or therein, if such compliance is required to establish entitlement to an exemption from such tax, assessment or other governmental charge;

                        (c) that is based on the net income of the Agent or the
                  applicable Lender and would not have been imposed but for the mere ownership of a participation in the Loan or the mere receipt of payment under this Agreement;

                        (d) to which any person that is a transferee of the
                  Agent or any Lender is subject immediately following the transfer or to which such transferee will become subject under a tax law, regulation or other legal pronouncement or holding that has been enacted, issued or announced as of the date of the transfer, in either case except to the extent that the transferor was or would have become subject to such Withholding Taxes;

                        (e) any combination of (a), (b), (c) and (d) above (the
                  Withholding Taxes described in clauses (a) through (d) for which no additional amounts are payable, are hereinafter referred to as ("Excluded Taxes").

                  (iii) Each Lender organized under the laws of a jurisdiction outside of the United States (a "Foreign Lender") shall provide to the Borrower and the Agent two properly completed and executed Internal Revenue Service Forms W-8BEN or other applicable forms, certificates or documents prescribed by the Internal Revenue Service of the United States certifying as to such Foreign Lender's entitlement to exemption from United States withholding tax under an applicable statute or tax treaty with respect to payments to be made to such Foreign Lender hereunder ("Certificates of Exemption"). Each Foreign Lender shall provide such Certificates of Exemption on or before the Closing Date, and shall provide Certificates of Exemption on or before the first business day of each taxable year of such Foreign Lender thereafter. Each Foreign Lender that becomes a Lender pursuant to Section 13.3 after the Closing Date shall provide Certificates of Exemption on or before the date such Foreign Lender becomes a Lender and on or before the first business day of each taxable year of such Foreign Lender thereafter. Each Foreign Lender further agrees to provide the Borrower and the Agent with new Certificates of Exemption (x) upon the obsolescence of any letter, form, certificate or document previously delivered by the Foreign Lender to the Borrower and the Agent hereunder or (y) promptly after the occurrence of any event requiring a change in the status of the Foreign Lender or in any of the other information provided on the most recent letter, form, certificate or document previously delivered by the Foreign Lender to the Borrower and the Agent hereunder. If the Borrower shall provide written notice to the Foreign Lender that new Certificates of Exemption are required, and if the Foreign Lender does not submit them within 30 days following the receipt of such notice and if the failure to do so increases the amount the Borrower otherwise must pay to or on behalf of the Foreign Lender, then the Borrower is relieved of the liability to pay the Foreign Lender the increased amount caused solely by such Foreign Lender's failure to provide such Certificates and shall be permitted to deduct the increased withholding tax from the payment due to such Foreign Lender. Notwithstanding anything to the contrary in this clause (iii), the Borrower will remain liable to the Foreign Lender for all amounts not caused by such Foreign Lender's failure to provide new Certificates of Exemption.

                  (iv) Notwithstanding the foregoing, if a Foreign Lender that originally provided Certificates of Exemption indicating that such Foreign Lender was exempt from United States withholding tax thereafter ceases to qualify for such exemption, the Borrower shall be obligated for the payment of all Withholding Taxes resulting from such subsequent non-exemption, but the Borrower shall have the right to require such Foreign Lender to assign its pro rata share of the Loan (including its pro rata share of the interest accrued thereon) to one or more Eligible Assignees identified by the Borrower at a purchase price equal to the principal of and accrued but unpaid interest, costs, and fees (to the date of purchase) on such Foreign Lender's pro rata share of the Loan. Until such Foreign Lender's pro rata share of the Loan is assigned to an Eligible Assignee, such Foreign Lender, if eligible for a partial exemption from or a reduction in the rate of United States withholding tax under an applicable statute or tax treaty with respect to payments to be made to such Foreign Lender hereunder, shall provide to the Borrower and the Agent two properly completed and executed Internal Revenue Service Forms W-8BEN or other applicable forms, certificates or documents prescribed by the Internal Revenue Service of the United States certifying as to such Foreign Lender's entitlement to said partial exemption or reduction ("Certificates of Partial Exemption"), and the provisions of (iii) above shall continue to apply to such Foreign Lender substituting the words "Certificates of Partial Exemption" for "Certificates of Exemption" in (iii) above.

            2.7.4 Variable Rate Advances. Each Variable Rate Advance shall continue as a Variable Rate Advance until Maturity of the Loan, unless sooner converted, in whole or in part, to an Effective LIBO Rate Advance, subject to the limitations and conditions set forth in this Agreement.

      3. SECURITY FOR THE LOAN; LOAN AND SECURITY DOCUMENTS.

      3.1 Security. The Loan, together with interest thereon and all other charges and amounts payable by, and all other obligations of, Borrower and the other Loan Parties to the Agent and/or each of the Lenders, whenever incurred, direct or indirect, absolute or contingent, arising under or with respect to this Agreement, the Security Documents, or any other Loan Document ("Obligations") shall be secured by the following Collateral which Borrower agrees to provide and maintain, or cause to be provided and maintained (whether provided for each in separate agreements or combined with various other agreements):

            3.1.1 Security Agreement. A first priority security agreement and collateral assignment granted by the Borrower to the Agent, on behalf of the Lenders, respecting all assets of the Borrower, whether now owned, now due, or in which the Borrower has an interest, or hereafter, at any time in the future, acquired, arising, to become due, or in which the Borrower obtains an interest (other than the assets pledged to the Integrated Group as provided for in the Integrated Documents), including, without limitation, all of Borrower's right, title, and interest to and in the Put-Call Option Agreement.

            3.1.2 Borrower Ownership Interest Pledge and Security Agreement.

                  (i) First priority Ownership Interest Pledge and Security
            Agreements granted by the Borrower to the Agent, on behalf of the Lenders, with respect to all right, title, and interest of Borrower to and in each of the following:

                        (a) Borrower's 100% limited partnership interests in
                  each of the Participating Limited Partnerships, as of the Funding Date to be as set forth in Exhibit N annexed hereto;

                        (b) Borrower's 100% membership interest in Newkirk GP
                  Holding LLC;

                        (c) Borrower's 100% membership interest in NK-Leasehold
                  II LLC;

                        (d) Borrower's 100% membership interest in NK-Remainder
                  Interest LLC;

                        (e) Borrower's 100% membership interest in NK-Leyden GP
                  LLC;

                        (f) Borrower's 96.22% limited partnership interest in
                  NK-Leyden Loan L.P.;

                        (g) Borrower's 100% membership interest in NK-Dautec GP
                  LLC;

                        (h) Borrower's 96.324% limited partnership interest in
                  NK-Dautec Loan, L.P.;

                        (i) Borrower's 100% membership interest in NK-Cenland GP
                  LLC;

                        (j) Borrower's 100% membership interest in NK-Cenland LP
                  LLC;

                        (k) Borrower's 100% membership interest in NK First Loan
                  E Certificate LLC;

                        (l) Borrower's 100% membership interest in NK First Loan
                  F Certificate LLC;

                        (m) Borrower's 100% membership interest in NK First Loan
                  G Certificate LLC;

                        (n) Borrower's 100% membership interest in Newkirk MLP
                  Unit LLC; and

                        (o) Borrower's 100% ownership interest in MLP Manager
                  Corp.

                  (ii) Ownership Interest Pledge and Security Agreements granted by the Borrower to the Agent, on behalf of the Lenders, with respect to all right, title, and interest of Borrower to and in each of the following, such security interests to be effective upon the earliest of (x) the repayment in full of the Integrated Obligations; (y) the release of the lien held by the Integrated Group in any of the following ownership interests; or (z) the acceleration of the Obligations as a result of an Event of Default and the election by the Agent to vest and perfect such security interests, each as determined by the Agent:

                        (a) Borrower's 100% membership interest in Newkirk Finco
                  LLC;

                        (b) Borrower's 50.01% membership interest in Newkirk
                  Capital LLC; and

                        (c) Borrower's 100% membership interest in Newkirk GP
                  LLC.

            3.1.3 Collateral Assignment of Cenland Loan. A first priority Assignment respecting the Cenland Loan granted by NK-Cenland Loan, L.P. to the Agent, on behalf of the Lenders, with respect to all of NK-Cenland Loan, L.P.'s right, title, and interest to and in the Cenland Loan. Included as part of the Assignment of Cenland Loan, NK-Cenland Loan, L.P. shall endorse the original Cenland Note payable to Agent and deliver same to Agent and NK-Cenland Loan, L.P. shall execute and deliver an Assignment of the mortgage included in the Cenland Loan Documents to Agent in recordable form.

            3.1.4 Pledge and Security Agreement.

                  (i) A first priority Pledge and Security Agreement granted by the Borrower, NK-Leasehold II LLC, NK-Leyden GP LLC, NK-Dautec GP LLC, NK-Cenland Loan, L.P., NK-Cenland LP LLC, NK-Cenland GP LLC, NK First Loan E Certificate LLC, NK First Loan F Certificate LLC, NK First Loan G Certificate LLC, Newkirk MLP Unit LLC, MLP Manager Corp., NK-CR Holdings LLC, Holdings Subsidiary LLC, T-Two Corp., Newkirk Martall L.P., Newkirk Calcraf L.P., Newkirk Segair L.P., T-Two Partners, L.P., T-2 R Certificate Corp., and Newkirk GP Holding LLC to the Agent, on behalf of the Lenders, respecting all Accounts and the T/I Fund Account maintained by such Persons at Fleet National Bank (or any successor thereto or affiliate thereof).

                  (ii) A Pledge and Security Agreement granted by Newkirk GP LLC and Newkirk Finco LLC to the Agent, on behalf of the Lenders, respecting all Accounts maintained by such Borrower Subsidiaries at Fleet National Bank (or any successor thereto or affiliate thereof), such security interests to be effective upon the earliest of (x) the repayment in full of the Integrated Obligations; (y) the release of the lien held by the Integrated Group in the ownership interests of Newkirk GP LLC, or Newkirk Finco LLC, or (z) the acceleration of the Obligations as a result of an Event of Default and the election by the Agent to vest and perfect such security interests, each as determined by Agent (the Pledge and Security Agreements referred to in clauses (i) and (ii), singly and collectively the "Pledge and Security Agreement").

            3.1.5 Collateral Assignment of Interest Rate Protection Agreement A first priority Assignment of Interest Rate Protection Agreement granted by the Borrower to the Agent, on behalf of the Lenders, respecting the Interest Rate Protection Agreement.

            3.1.6 Borrower Subsidiaries and Loan Parties Security Agreement.

                  (i) A first priority security agreement granted by Newkirk MLP
            Unit LLC, NK-Leasehold II LLC, NK-Leyden GP LLC, NK-Dautec GP LLC, NK-Cenland Loan, L.P., NK-Cenland LP LLC, NK-Cenland GP LLC, MLP Manager Corp., T-Two Partners, L.P.(other than the Grantor Trust T-2 Certificate and certain other assets under the Grantor Trust), and T-2 R Certificate Corp. (other than the Class R Certificate and certain other assets under the Grantor Trust) to the Agent, on behalf of the Lenders, respecting all the assets of each such Person, whether now owned, now due, or in which such Person has an interest, or hereafter, at any time in the future, acquired, arising, to become due, or in which such Person obtains an interest.

                  (ii) A security agreement granted by Newkirk GP LLC and
            Newkirk Finco LLC to the Agent, on behalf of the Lenders, respecting all the assets of each of such Borrower Subsidiaries, whether now owned, now due, or in which such Borrower Subsidiaries have an interest, or hereafter, at any time in the future, acquired, arising, to become due, or in which such Borrower Subsidiaries obtain an interest, such security interests to be effective upon the earliest of (x) the repayment in full of the Integrated Obligations;
            (y) the release of the lien held by the Integrated Group in the ownership interests of Newkirk GP LLC, or Newkirk Finco LLC, or (z) the acceleration of the Obligations as a result of an Event of Default and the election by the Agent to vest and perfect such security interests, each as determined by Agent.

            3.1.7 Participating Limited Partnership GPs Ownership Interest Pledge and Security Agreement. A first priority Ownership Interest Pledge and Security Agreement granted by each of the Participating Limited Partnership GPs as to which the applicable Participating Limited Partnership is not a GMAC Borrower, to the Agent, on behalf of the Lenders, with respect to all right, title, and interest of such Participating Limited Partnership GPs to and in the general partner's interest in each Participating Limited Partnership, respectively.

            3.1.8 Newkirk GP LLC Ownership Interest Pledge and Security Agreement. An Ownership Interest Pledge and Security Agreement granted by Newkirk GP LLC to the Agent, on behalf of the Lenders, with respect to all right, title, and interest of Newkirk GP LLC to and in its 100% ownership interest to and in Chader Manager LLC, such security interest to be effective upon the earliest of (x) the repayment in full of the Integrated Obligations; (y) the release of the lien held by the Integrated Group in the said ownership interests; or (z) the acceleration of the Obligations as a result of an Event of Default and the election by the Agent to vest and perfect such security interest, each as determined by Agent.

            3.1.9 Newkirk GP Holding LLC Ownership Interest Pledge and Security Agreement. An Ownership Interest Pledge and Security Agreement granted by Newkirk GP Holding LLC to the Agent, on behalf of the Lenders, with respect to all right, title, and interest of Newkirk GP Holding LLC to and in its 100% ownership interest in each of the Participating Limited Partnership GPs as to which the applicable Participating Limited Partnership is not a GMAC Borrower.

            3.1.10 Collateral Assignment by Newkirk Finco LLC of Administrator LLC Loan. An Assignment respecting the Administrator LLC Loan granted by Newkirk Finco LLC to the Agent, on behalf of the Lenders, with respect to all right, title, and interest of Newkirk Finco LLC to and in the Administrator LLC Loan. Included as part of the Assignment of Administrator LLC Loan, Newkirk Finco LLC shall endorse the original Administrator LLC Note payable to Agent and deliver same to Agent, such security interests to be effective upon the earliest of (x) the repayment in full of the Integrated Obligations; (y) the release of the lien held by the Integrated Group in the ownership interest of Newkirk Finco LLC, or
      (z) the acceleration of the Obligations as a result of an Event of Default and the election by the Agent to vest and perfect such security interests, each as determined by Agent.

            3.1.11 Newkirk MLP Unit LLC Ownership Interest Pledge and Security Agreement. A first priority Ownership Interest Pledge and Security Agreement granted by Newkirk MLP Unit LLC to the Agent, on behalf of the Lenders, with respect to all right, title, and interest of Newkirk MLP Unit LLC to and in the following:

                  (i) Limited partnership interests in Non-Participating Limited
            Partnerships, as of the Funding Date to be as set forth in Exhibit L annexed hereto; and

                  (ii) Limited partnership interests in the Other Partnerships, as of the Funding Date to be as set forth in Exhibit M annexed hereto;

            3.1.12 Pledge of Ownership Interest in NK-Leyden Loan, L.P. A first priority Ownership Interest Pledge and Security Agreement granted by NK-Leyden GP LLC to the Agent, on behalf of the Lenders, with respect to all right, title, and interest of the 100% general partnership interest of NK-Leyden GP LLC to and in NK-Leyden Loan L.P. (as the owner of the Leyden
      Note)

            3.1.13 Pledge of Ownership Interest in NK-Cenland Loan, L.P. A first priority Ownership Interest Pledge and Security Agreement granted by NK-Cenland LP LLC and NK-Cenland GP LLC to the Agent, on behalf of the Lenders, with respect to all right, title, and interest of the 100% limited partnership interest of NK-Cenland LP LLC and the 100% general partnership interest of NK-Cenland GP LLC, respectively, to and in NK-Cenland Loan L.P. (as the owner of the Cenland Loan).

            3.1.14 Pledge of Ownership Interest in Subsidiary Limited Partnerships. A first priority Ownership Interest Pledge and Security Agreement granted by Newkirk Martall L.P. to the Agent, on behalf of the Lenders, with respect to all right, title, and interest of the 99% limited partnership interest of Newkirk Martall L.P. to and in the Subsidiary Limited Partnerships.

            3.1.15 Pledge of Ownership Interest in NK-Dautec Loan, L.P. A first priority Ownership Interest Pledge and Security Agreement granted by NK-Dautec GP LLC to the Agent, on behalf of the Lenders, with respect to all right, title, and interest of the

      100% general partnership interest of NK-Dautec GP LLC, respectively, to and in NK-Dautec Loan, L.P. (as the owner of the Dautec Note).

            3.1.16 Pledge of Ownership Interest in T-Two Partners, L.P. A first priority Ownership Interest Pledge and Security Agreement granted by NK-CR Holdings LLC and Holdings Subsidiary LLC to the Agent, on behalf of the Lenders, with respect to all right, title, and interest of the 99% limited partnership interest of NK-CR Holdings LLC and the 100% general partnership interest of Holdings Subsidiary LLC, respectively, to and in T-Two Partners, L.P. (as the owner of the Grantor Trust T-2 Certificate).

            3.1.17 Pledge of Ownership Interest in T-2 R Certificate Corp. A first priority Ownership Interest Pledge and Security Agreement granted by T-Two Corp. to the Agent, on behalf of the Lenders, with respect to all right, title, and interest of T-Two Corp. to and in T-2 R Certificate Corp.(as the owner of the Class R Certificate).

            3.1.18 Pledge of Ownership Interest by MLP GP LLC of General Partnership Interest in Borrower. A first priority Ownership Interest Pledge and Security Agreement granted by MLP GP LLC to the Agent, on behalf of the Lenders, with respect to all right, title, and interest of MLP GP LLC with respect to its general partnership interest to and in the Borrower.

            3.1.19 Pledge of Ownership Interest in MLP GP LLC. A first priority Ownership Interest Pledge and Security Agreement granted by the MLP Holders to the Agent, on behalf of the Lenders, with respect to all right, title, and interest of such Persons to and in the 100% ownership interest in MLP GP LLC.

            3.1.20 Newkirk Indemnification. An indemnification agreement (the "Newkirk Indemnification") from the Newkirk Indemnitor in favor of the Agent and each of the Lenders concerning any and all loss or damage occasioned or otherwise suffered by the Agent and/or the Lenders resulting in any way from any claim, action, demand, or liability asserted (whether or not suit is instituted) by, or related to, the obligations of the Newkirk Group Entities to, or collateral held by, the Integrated Group as set forth in such Agreement.

            3.1.21 Guaranties.

                  (i) The unconditional, continuing guaranty from each Guarantor
            (except for Newkirk GP LLC and Newkirk Finco LLC), pursuant to which each Guarantor shall guaranty the prompt, punctual, and faithful payment of the Loan and the performance of all Borrower's other Obligations to the Agent and each of the Lenders under the Loan Documents; provided, however, that any particular Guaranty may be on a non-recourse basis as, and only to the extent, specifically approved by the Agent and provided in any such Guaranty.

                  (ii) The unconditional, continuing guaranty from Newkirk GP
            LLC and Newkirk Finco LLC pursuant to which each Guarantor shall guaranty the prompt, punctual, and faithful payment of the Loan and the performance of all Borrower's other Obligations to the Agent and each of the Lenders under the Loan Documents, such guaranty to be effective upon the earliest of (x) the repayment in full of the Integrated Obligations; (y) the release of the lien held by the Integrated Group in the ownership interests of Newkirk GP LLC or Newkirk Finco LLC, or (z) the acceleration of the Obligations as a result of an Event of Default and the election by the Agent to cause the guaranty to be in full force and effect, each as determined by Agent (the guaranties referred to in clauses (i) and (ii), singly and collectively the "Guaranty").

            3.1.22 Environmental Compliance and Indemnification Agreement. A compliance and indemnification agreement with respect to environmental matters ("Environmental Indemnity") from Borrower in favor of the Agent and each of the Lenders.

            3.1.23 Escrow Agreement Respecting Ground Lease Extensions and Lease Options. An escrow agreement ("Escrow Agreement Respecting Ground Lease Extensions and Lease Options") pursuant to which the Borrower and certain Net Lease Partnerships, respectively and as applicable, execute and deliver in escrow to the Agent, on behalf of the Lenders, executed notices and such other documents and agreements required to exercise all extensions and other rights respecting the following, as determined in the reasonable judgment of the Agent.

                  (i) Those ground lease options (singly and collectively the
            "Remainder Ground Lease Options") relating to the respective remainderman interests held by NK-Remainder Interest LLC or any third party, as detailed in the Solicitation Statement and as updated as of the Closing Date on Schedule 6.18.7; and

                  (ii) Those lease extension options (singly and collectively, the "Ground Lease Extension Options") relating to all ground lessor interests held by NK-Remainder Interest LLC or any third party as detailed in the Solicitation Statement and as updated as of the Closing Date on Schedule 6.18.6, whether with respect to a Ground Lease in effect as of the date hereof and any other Ground Lease which may be entered into hereafter, including any Ground Lease entered into in connection with the exercise of a Remainder Ground Lease Option.

            3.1.24 Additional Documents. Any other documents, instruments and agreements set forth on the Loan Agenda.

      3.2 Loan Documents and Security Documents. The Loan shall be made, evidenced, administered, secured and governed by all of the terms, conditions and provisions of the "Loan Documents", each as the same may be hereafter modified or amended, consisting of: (i) this Loan Agreement; (ii) a promissory note in the form of Exhibit C, annexed hereto, payable to the Agent on behalf of the Lenders in the original principal amount of up to TWO HUNDRED TWENTY-FIVE MILLION DOLLARS ($225,000,000.00)(the "Note"); (iii) the various documents and agreements referenced in Section 3.1, above; (iv) any Consents or Payment Direction Letters executed by any Borrower Subsidiary or Newkirk Group Entity;
(v) the Interest Rate Protection Agreement if issued by Fleet National Bank,
(vi) the Cash Management Agreements; and (vii) any other documents, instruments, or agreements heretofore or hereafter executed to further evidence or secure the Loan.

      Each of the Loan Documents listed above is dated as of the date hereof. The Loan Documents referenced in Section 3.1 (except Section 3.1.24) are sometimes referred to herein, singly and collectively as the "Security Documents".

      4. CONTINUING AUTHORITY OF AUTHORIZED REPRESENTATIVES. Agent and each of the Lenders are authorized to rely upon the continuing authority of the persons, officers, signatories or agents hereafter designated ("Authorized Representatives") to bind Borrower with respect to all matters pertaining to the Loan and the Loan Documents including, but not limited to, the selection of interest rates, the submission of the request for the Loan Advance and certificates with regard thereto. Such authorization may be changed only upon written notice to Agent accompanied by evidence, reasonably satisfactory to Agent, of the authority of the person giving such notice. The present Authorized Representatives are listed on Exhibit
D. The Agent shall have a right of approval, not to be unreasonably withheld or delayed, over the identity of the Authorized Representatives so as to assure Agent and each of the Lenders that each Authorized Representative is a responsible and senior official of Borrower.

      5. CONDITIONS PRECEDENT.

      5.1 Closing Loan and Funding Loan Advance. It shall be a condition precedent of Lenders' obligation to close the Loan and to fund the proceeds of the Loan (the "Loan Advance") that each of the following conditions precedent be satisfied in full (as determined by each Lender in its discretion which discretion shall be exercised in good faith having due regard for the advice of the Agent), unless specifically waived in writing by all of the Lenders at or prior to the date of the funding of the Loan Advance (the date of the closing of the Loan shall be referred to herein as the "Closing Date" and the date of the initial funding of the Loan shall be referred to herein as the "Funding Date"):

            5.1.1 Satisfactory Loan Documents and Related Documents; Loan Agenda Items. On the Funding Date, each of the Loan Documents and the Related Documents shall be satisfactory in form, content and manner of execution and delivery to Agent and Agent's counsel and all Loan Documents and Related Documents shall be in full force and effect. Without limiting the foregoing, the Agent shall have received each of the instruments, documents, and agreements itemized on the Loan Agenda, each executed and delivered in favor of, and/or in form and substance reasonably satisfactory to, the Agent.

            5.1.2 Financial Information; No Material Change.

                  (i) No change shall have occurred in the financial condition, business, affairs, operations or control of Borrower, the Loan Parties, and/or the Newkirk Partnerships, since the date of their respective financial statements or financial projections most recently delivered to Agent, which change has had or could reasonably be expected to have a Material Adverse Effect; and Borrower and the other Loan Parties shall have furnished Agent such other financial information, projections, and certifications as reasonably requested by the Agent.

                  (ii) The absence of any material adverse change in the loan syndication, financial or capital market conditions generally from those currently in effect.

                  (iii) The Borrower shall have provided to the Agent a copy certified by an officer of Borrower of a pro-forma balance sheet after giving effect to the Exchange, the Loan and the intended Distribution of a portion of the proceeds of the Loan, to evidence that the Borrower is solvent, has assets having a fair value in excess of the amount required to pay the Borrower's probable liabilities on the Borrower's existing Debts as such become absolute and mature, and has adequate capital for the conduct of the Borrower's business and the ability to pay the Borrower's Debts from time to time incurred in connection therewith as such Debts mature.

                  (iv) A copy of the Fairness Opinion issued by Houlihan Lokey
            Howard & Zukin Financial Advisors, Inc., in connection with the Exchange.

            5.1.3 Warranties and Representations Accurate. All warranties and representations made by or on behalf of any of the Borrower and the other Loan Parties, or any of them, to Agent or any of the Lenders shall be true, accurate and complete in all material respects and, to the best of the Borrower's Knowledge, shall not omit any material fact necessary to make the same not misleading.

            5.1.4 Validity and Sufficiency of Security Documents. The Security Documents shall create a valid and perfected lien on the property described therein ("Collateral") and each of the Security Documents and related UCC filings shall have been duly recorded and filed to the satisfaction of Agent and Agent's counsel, including, without limitation, as follows:

                  (i) On the Funding Date, the Borrower and the other Loan
            Parties shall have delivered to the Agent evidence of the completion of all recordings and filings of, or with respect to, the Security Documents or, in the case of UCC-1 financing statements, delivery of such financing statements in proper form for recording, and shall have taken all such other actions as may be necessary or, in the reasonable opinion of the Agent, desirable to perfect the Liens and security interests intended to be created by the Security Documents in the Collateral covered thereby. Such filings, recordings and other actions shall include, without limitation, in addition to the UCC-1 financing statements, (x) the delivery to the Agent of the certificates, if any, representing the capital stock being pledged to Agent, on behalf of the Lenders, pursuant to the Security Documents, together with signed, undated stock powers, (y) delivery to the Agent of the certificates, if any, representing the respective partnership and membership interests in each partnership and limited liability company, the partnership or membership interests in which are being pledged to Agent on behalf of the Lenders pursuant to the Security Documents, and (z) delivery to the Agent of all consents, acknowledgments, and approvals relating in any way to the Security Documents as the Agent in its reasonable discretion determines appropriate, including, without limitation, those consents and approvals set forth in the Loan Agenda with respect to the granting of the Security Documents and the acknowledgment of the interests of the Agent and the Lenders created therein (the "Consents"); and

                  (ii) on or prior to the Funding Date, the Agent shall have received the results of a UCC, tax lien and judgment search in the jurisdictions in which the Borrower, the Borrower Subsidiaries, and any other Loan Parties, respectively, are organized, have assets, or have their chief executive office, and the results of such search shall indicate there are no judgments or Liens not permitted under the Loan Documents.

            5.1.5 Payment Direction And Authorization. Agent shall have received evidence of such Payment Direction Letters set forth in the Loan Agenda in order to evidence the intended management of the cash flow of the Borrower, the Loan Parties (except the Excepted Loan Parties), and the Borrower Subsidiaries.

            5.1.6 Exchange Matters. Agent shall have received each of the Exchange Documents and the Integrated Documents, each of which shall be reasonably satisfactory in form and substance. On the Funding Date the Exchange shall have been consummated and the Exchange Documents and Integrated Documents shall be in full force and effect, and the

      Agent shall have received full and complete copies thereof, certified as such by such Persons as Agent shall determine appropriate.

            5.1.7 Litigation. On the Funding Date, there shall not be any actions, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority by any entity (private or governmental) pending or, to the best of the Borrower's Knowledge, threatened with respect to the Exchange, the Loan, the transactions contemplated in the Loan Documents or the transactions contemplated in the Exchange Documents or any documentation executed in connection therewith, or the Borrower, any other Loan Party, or any other Borrower Subsidiary, which the Agent shall determine in good faith is likely to have a Material Adverse Effect.

            5.1.8 Formation Documents and Entity Agreements.

                  (i) On the Funding Date, the Agent shall have received a
            certificate of the general partner, or managing member, as applicable, of Borrower and each other Loan Party which is a partnership or limited liability company, annexing and certifying as to (a) the Formation Documents of such entity having been duly executed, delivered and filed and remaining in full force and effect and unmodified as of the date of such certificate (and annexing a copy thereof), (b) due authorization, execution and delivery by such entity of the Loan Documents and the Exchange Documents to which it is a party, and (c) such entity being in good standing and authorized to do business in each jurisdiction where the ownership of its assets and operation of its business requires such qualification, as each of the foregoing is set forth in Loan Agenda;

                  (ii) On the Funding Date, the Agent shall have received a
            certificate of the manager of each Loan Party which is a limited liability company annexing and certifying as to (a) resolutions of such entity authorizing and approving the transactions contemplated by the Loan Documents, and the Exchange Documents, and the execution and delivery thereof by such entity in respect of the documents to which it is a party and on behalf of the other entities in which such limited liability company is a general partner or managing member in respect of any of the Loan Documents, (b) signatures and incumbency of all officers of such limited liability company executing documentation on behalf of such entity or on behalf of any entity as to which such limited liability company is a general partner or managing member, as the case may be, in connection with the transactions contemplated by the Loan Documents and the Exchange Documents, (c) the Formation Documents of such entity having been duly executed, delivered and filed and remaining in full force and effect and unmodified as of the date of such certificate (and annexing copies thereof) and (d) such entity being in good standing and authorized to do business in each jurisdiction where the conduct of its business and ownership of its assets requires such qualification, as each of the foregoing is set forth in the Loan Agenda.

                  (iii) On the Funding Date, the Agent shall have received a certificate of the secretary of each Loan Party which is a corporation annexing and certifying as to (a) corporate resolutions of such entity authorizing and approving the transactions contemplated by the Loan Documents and the Exchange Documents, and the execution and delivery thereof by such entity in respect of the documents to which it is a party and on behalf of the other entities in which such corporation is a general partner or managing member in respect of any of the Loan Documents, (b) signatures and incumbency of all officers of such corporation executing documentation on behalf of such entity or on behalf of any entity as to which such corporation is a general partner or managing member, as the case may be, in connection with the transactions contemplated by the Loan Documents and the Exchange Documents, (c) the Formation Documents of such entity having been duly executed, delivered and filed and remaining in full force and effect and unmodified as of the date of such certificate (and annexing copies thereof) and (d) such entity being in good standing and authorized to do business in each jurisdiction where the conduct of its business and ownership of its assets requires such qualification, including, as each of the foregoing is set forth in the Loan Agenda.

            5.1.9 Compliance With Law. There are no Legal Requirements which prohibit or adversely limit the capacity or authority of the Borrower to enter into the Loan or any Loan Party to execute the Loan Documents to which it is a party, and perform the obligations of such Person with respect thereto.

            5.1.10 Compliance With Financial Covenants. Agent shall have received an Officer's Certificate reflecting the Borrower's compliance with the Financial Covenants and the terms and conditions hereof.

            5.1.11 Individual Property Due Diligence. Agent shall have received and completed a review of such due diligence as the Agent may require with respect to any Individual Property, including, without limitation:

                  (i) Updated title reports with respect to the Individual
            Properties owned (fee simple or land estate) or ground leased by any Net Lease Partnership reflecting the owner thereof, the interest of the Borrower Subsidiary therein, and any Mortgage Debt (the "Title Reports");

                  (ii) Copies of all notes and mortgages evidencing any Mortgage
            Debt on any Individual Property;

                  (iii) Copies of all Ownership Interest Agreements;

                  (iv) A third party certification as to the principal balance due on all First Mortgage Debt as of December 31, 2001;

                  (v) The documentation establishing the remainderman interest of NK-Remainder Interest LLC in certain of the Individual Properties, as detailed in the Solicitation Statement and as updated as of the Closing Date on Schedule 6.18.7;

                  (vi) The documentation establishing the ground lessor of
            NK-Remainder Interest LLC in certain of the Individual Properties, as detailed in the Solicitation Statement and as updated as of the Closing Date on Schedule 6.18.6; and

                  (vii) To the extent required by the Agent for any Individual
            Property, copies of all Leases.

            5.1.12 Condition of Property. There shall have been no uninsured unrepaired or unrestored damage or destruction by fire or otherwise to any of the real or tangible personal property comprising or intended to comprise the Individual Properties which could reasonably be expected to have a Material Adverse Effect.

            5.1.13 Insurance. Borrower shall have provided to Agent and each of the Lenders evidence of the following insurance, each meeting the requirements of the Agent: (i) reasonably satisfactory blanket liability insurance in favor of the Borrower and each of the Borrower Subsidiaries, with the Agent and the Lenders named as additional insureds; (ii) a reasonably satisfactory report from the third party monitoring the insurance as to the hazard and other insurance on the Individual Properties maintained by the respective tenant thereof, evidencing compliance with Exhibit E and, as applicable, the respective Lease of each Individual Property, and (iii) a reasonably satisfactory third party contract regarding the monitoring of the insurance to be obtained by tenants under Leases with respect to the Individual Properties.

            5.1.14 Third Party Consents and Agreements.

                  (i) The Agent shall have received the Consents and such other third party consents and agreements as the Agent may require with respect to the Exchange and the Loan, including, without limitation, the consent to the Exchange from the GMAC Mortgage Holder and the Grantor Trust Trustee.

                  (ii) The Agent shall have entered into an agreement with the holders of the Affiliated T-1 Interests that such Affiliated T-1 Interests will not be voted or controlled in any manner adverse to the interests of the Agent and the Lenders.

            5.1.15 Management Agreements. The Agent shall have received copies of the executed Amended and Restated Asset Management Agreement and Contract to Provide Asset Management Services, each of which shall be satisfactory as to form and substance.

            5.1.16 Cash Management. The Borrower, each Borrower Subsidiary (except for the Participating Limited Partnership GP's, the Borrower GP, and Newkirk MLP Corp.), and each other Loan Party (except the Excepted Loan Parties) shall open a Depository Account, as provided for herein, and, except for the GMAC Borrowers, the Participating Limited Partnership GP's, the Borrower GP, Newkirk MLP Corp., and the other Loan Parties (which are not Borrower Subsidiaries), enter into a Cash Management Agreement with the Agent.

            5.1.17 Loan Facility Rating. To the extent requested by the Agent, the Loan shall have received a rating from a credit rating agency, which credit rating agency is reasonably acceptable to the Agent. The Borrower agrees to take all action and provide all information as may be reasonably requested by the Agent to assist the Agent in obtaining such rating.

            5.1.18 Interest Rate Protection Agreement The Borrower shall have entered into an Interest Rate Protection Agreement, from an issuer and in form and substance reasonably acceptable to the Agent, which Interest Rate Protection Agreement shall be collaterally assigned to the Agent, on behalf of the Lenders, to secure the Obligations.

            5.1.19 Legal Opinions. Agent shall have received and approved legal opinion letters from counsel representing the Borrower and the other Loan Parties which meet Agent's legal opinion requirements and covering such matters incident to the transactions contemplated herein, including, without limitation, the Exchange, as the Agent may reasonably request.

            5.1.20 AREIF. The Borrower shall have provided to the Agent evidence that in accordance with the Formation Documents of Apollo Real Estate Investment Fund III, L.P., all necessary extensions and consents have been granted such that any required liquidation or dissolution of Apollo Real Estate Investment Fund III, L.P. shall not occur until no earlier than six
      (6) months after the Maturity Date.

            5.1.21 No Default. There shall not be any Default under any of the Loan Documents.

      6. WARRANTIES AND REPRESENTATIONS. Borrower warrants and represents to Agent and each of the Lenders for the express purpose of inducing Lenders to enter into this Agreement, to make the Loan Advance, and to otherwise complete all of the transactions contemplated hereby that upon the date of the Loan Advance and at all times thereafter until the Loan has been repaid and all Obligations have been satisfied as follows:

      6.1 Formation. The Borrower, each Borrower Subsidiary, each Non-Participating Limited Partnership, and each Partially Owned Limited Partnership has been duly formed and is validly existing and in good standing as a corporation, partnership or limited liability company, as the case may be, under the laws of the State of its formation. The Borrower, each Borrower Subsidiary, each Non-Participating Limited Partnership, and each Partially Owned Limited Partnership has the requisite corporate, partnership or company power and authority, as applicable, to own its assets and conduct its businesses as currently conducted and owned and as contemplated in the Solicitation Statement, and to enter into and perform its obligations under each Loan Document and/or Related Document to which it is a party. The Borrower, each Borrower Subsidiary, each Non-Participating Limited Partnership, and each Partially Owned Limited Partnership is in good standing and authorized to do business in each jurisdiction where the ownership of its assets and/or the conduct of its business requires such qualification except where the failure to be so qualified would not have a Material Adverse Effect.

      6.2 Proceedings; Enforceability. The Borrower, each Borrower Subsidiary, each Non-Participating Limited Partnership, and each Partially Owned Limited Partnership has taken all requisite corporate, partnership or company action, as applicable, to authorize the execution, delivery and performance by such Person of the Loan Documents and/or the Related Documents to which it is a party. Each Loan Document and the Related Document to which it is a party which is required to be executed and delivered on or prior to the date on which this representation and warranty is being made has been duly authorized, executed and delivered and constitutes the legal, valid and binding obligation of the Borrower, each Borrower Subsidiary, each Non-Participating Limited Partnership, and each Partially Owned Limited Partnership which is a party thereto, enforceable against each such Person in accordance with its respective terms except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

      6.3 Conflicts. Neither the execution, delivery and performance of the Loan Documents and the Related Documents by the Borrower, any Borrower Subsidiary, any Non-Participating Limited Partnership, or any Partially Owned Limited Partnership or compliance by any such Person with the terms and provisions thereof (including, without limitation, the granting of Liens pursuant to the Security Documents), (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants or conditions of, or constitute a default under, or result in the creation or imposition (or the obligation to create or impose) of any Lien (except pursuant to the Security Documents) upon any of the property or assets of any such Person pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement or any other agreement, contract or instrument to which any such Person is a party or by which it or any of its properties or assets is bound or to which it may be subject or (iii) will violate any provision of any Formation Document of any such Person.

      6.4 Ownership and Taxpayer Identification Numbers.

            6.4.1 All of the partners, owners, stockholders, and members, respectively and as may be applicable, of the Borrower, the Borrower GP, Newkirk Capital LLC, NK-Leyden Loan, L.P. and NK-Dautec Loan, L.P. are listed in Exhibit F. The exact correct name and organizational number(s) and federal employer identification number(s) of the Borrower and each Loan Party are accurately stated in Exhibits F, L, M, and N.

            6.4.2 The Borrower is the owner of all of the ownership interests set forth in Section 3.1.2, above, pledged by it to the Agent, on behalf of the Lenders. Except for such ownership interests, the Borrower does not directly hold any stock, membership, partnership or ownership interest in any other Person.

            6.4.3 Each Borrower and Borrower Subsidiary is the owner of all of the ownership interests to be pledged to the Agent, on behalf of the Lenders, pursuant to the Loan Documents. Except for such ownership interests and except as shown on Schedule 6.4.3(i), the Borrower and the Borrower Subsidiaries do not directly hold any stock, membership, partnership or ownership interest in any other Person.

            6.4.4 Except for the 100% ownership interest in T-Two Partners, L.P. and T-2 R Certificate Corp., the ownership interests in the Borrower and as shown on Schedule 6.4.4(ii), no Newkirk Group Entity, directly or indirectly, owns or controls any interest in any asset relating to the Borrower or the Exchange or the business operations of the Borrower and the Borrower Subsidiaries

      6.5 Litigation. Except as set forth in Schedule 6.5, there are no actions, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority by any entity (private or governmental) pending or, to the best of Borrower's Knowledge, threatened with respect to the Exchange, the Loan, the transactions contemplated in the Loan Documents, the Related Documents, or the transactions contemplated in the Exchange Documents or any documentation executed in connection therewith, or the Borrower, any Borrower Subsidiary, any Non-Participating Limited Partnership, or any each Partially Owned Limited Partnership which could reasonably be expected to have a Material Adverse Effect.

      6.6 Information. All factual information furnished by or on behalf of the Borrower, any Borrower Subsidiary, any Non-Participating Limited Partnership, or any Partially Owned Limited Partnership to the Agent and/or any of the Lenders (including, without limitation, all information contained in the Loan Documents and the Solicitation Statement) for purposes of or in connection with this Agreement, the other Loan Documents or any transaction contemplated herein or therein is, and all other such factual information hereafter furnished by or on behalf of the Borrower, any Borrower Subsidiary, any Non-Participating Limited Partnership, or any Partially Owned Limited Partnership to the Agent and/or any of the Lenders will be, true and accurate in all material respects on the date as of which such information is dated or certified and to the best of the Borrower's Knowledge, not incomplete by omitting to state any fact necessary to make such information not misleading in any material respect at such time in light of the circumstances under which such information was provided.

      6.7 Taxes. The Borrower, all Borrower Subsidiaries, all Non-Participating Limited Partnerships, and all Partially Owned Limited Partnerships have made all required tax filings and have paid all federal, state and local taxes applicable to them and/or their respective assets, except if contested in accordance with
Section 9.1.

      6.8 Financial Information. The financial statements of the Newkirk Group Entities (other than Vornado Realty Trust), the Newkirk Partnerships, and the Borrower (including, without limitation, the financial information as set forth in the Solicitation Statement) provided to the Agent present fairly the financial conditions of each at the dates of such statements of financial condition and the results of operations for the periods covered thereby. The financial projections of the Newkirk Partnerships and the Borrower (including, without limitation, the financial information as set forth in the Solicitation Statement) present a good faith estimate of the projected financial condition of each at the reflected dates and the projected results of operations for the periods covered thereby. Since the dates of the relevant financial statements, no change has occurred which could have or reasonably be expected to have a Material Adverse Effect.

      6.9 Management Agreements. True and correct copies of the Amended and Restated Management Agreement and the Contract to Provide Asset Management Services have been delivered to the Agent, each of which is in full force and effect and no material default has occurred thereunder. There are no other management agreements or asset management agreements respecting the management of the assets of the Borrower, any of the Borrower Subsidiaries, any Non-Participating Limited Partnership, or any Partially Owned Limited Partnership.

      6.10 Control Provisions.

            6.10.1 The Borrower, controls, directly or indirectly, and without the requirement for consent of any other Person, the management of each Borrower Subsidiary.

            6.10.2 There are no provisions in any limited partnership agreement, operating agreement, certificate of incorporation, bylaws or any other agreement or instrument to which the Borrower or any Borrower Subsidiary is party, under which any Person (other than the Borrower or a Borrower Subsidiary) has the right to exercise the management or control rights, powers or authority currently belonging to the Borrower or any Borrower Subsidiary, except as set forth in (i) any mortgage, deed of trust or similar security agreement encumbering any Individual Property upon exercise of the rights and remedies upon default set forth in any of the foregoing, (ii) the Integrated Documents upon exercise of the rights and remedies upon default set forth therein, or (iii) the Formation Documents of any Non-Participating Limited Partnership, or any Partially Owned Limited Partnership.

      6.11 Formation Documents. The Borrower has delivered or caused to be delivered to the Agent true and complete copies of all Formation Documents of the Loan Parties and other Borrower Subsidiaries, and all amendments thereto as of the date hereof and as of the date of the Loan Advance.

      6.12 Consummation of Exchange. The Exchange has been consummated in compliance with all applicable laws and other Legal Requirements, and the Exchange Documents do not make any untrue statement of a material fact or omit to state any material facts necessary in order to make the statements made, in light of the circumstances in which they are made, not misleading. The Exchange Documents are in full force and effect and have not been amended. All necessary governmental, regulatory and third-party approvals in connection with the Exchange and the transactions contemplated therein have been obtained and remain in full force and effect, and all applicable waiting periods have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the Exchange. There does not exist any judgment, order, injunction or other restraint prohibiting or imposing materially adverse conditions upon, or materially delaying, or making economically unfeasible, the Exchange, including, without limitation, in connection with the transfer of Units pursuant to and as contemplated in the Exchange.

      6.13 Bankruptcy Filings. Neither the Borrower, nor any Borrower Subsidiary, nor any Non-Participating Limited Partnership, nor any Partially Owned Limited Partnership is contemplating either a filing of a petition under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property, and the Borrower has no Knowledge of any Person contemplating the filing of any such petition against any of the Borrower, any Borrower Subsidiary, any Non-Participating Limited Partnership, or any Partially Owned Limited Partnership.

      6.14 Options. No Person holds a right of first refusal or option to purchase with respect to any item of Collateral, other than as set forth in the Put-Call Option Agreement.

      6.15 Investment Company. Neither the Borrower, nor any Borrower Subsidiary, nor any Non-Participating Limited Partnership, nor any Partially Owned Limited Partnership is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

      6.16 Holding Company. Neither the Borrower, nor any Borrower Subsidiary, nor any Non-Participating Limited Partnership, nor any Partially Owned Limited Partnership is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      6.17 Securitization Documents. (i) The Securitization Documents have not been amended, terminated or rescinded in any material respect, and remain in full force and effect; (ii) the collateral agent under the Securitization Documents is the holder of the Securitized Notes and Securitized Mortgages;
(iii) T-Two Partners, L.P. is the sole and direct beneficial owner of the Grantor Trust T-2 Certificate, free and clear of any Liens; (iv) T-2 R Certificate Corp. is the sole and direct owner of the Class R Certificate, free and clear of any Liens; (v) to the best of the Borrower's Knowledge, none of the Net Lease Partnerships is in default under any Securitized Note or Securitized Mortgage and the Borrower does not know of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such Securitized Note or Securitized Mortgage; and (vi) except for the interest held by T-Two Partners, L.P. in the Grantor Trust T-2 Certificate, the interest held by T-2 R Certificate Corp. in the Class R Certificate, and the Affiliated T-1 Interests, no Loan Party, Borrower Subsidiary, or Newkirk Group Entity holds, either directly or indirectly, any interest in the Securitization Documents. The interests held by VNK Corp., NK-CR B Cert LLC, NK-CR BB Cert LLC, and NK-CR NR Cert LLC represent 100% of the ownership interest in the G, H, and I certificates of the Grantor Trust T-1 Certificate.

      6.18 Individual Properties.

            6.18.1 Each of the Net Lease Partnerships possesses such Licenses and Permits issued by the appropriate federal, state, or local regulatory agencies or bodies necessary to own and operate each Individual Property, except where the failure to possess any such License or Permit would not have a Material Adverse Effect. The Net Lease Partnerships are in material compliance with the terms and conditions of all such Licenses and Permits, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Licenses and Permits are valid and in full force and effect, except where the invalidity of such Licenses and Permits or the failure of such Licenses and Permits to be in full force and effect would not result in a Material Adverse Effect. Neither the Borrower nor any of the Net Lease Partnerships has received any notice of proceedings relating to the revocation or modification of any such Licenses and Permits which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

            6.18.2 Except to the extent the failure of the following to be true would not result in a Material Adverse Effect, (i) the Net Lease Partnerships have either (x) fee simple title to the Individual Properties, (y) a land estate interest for a specified number of years in the Individual Properties, or (z) a leasehold estate interest in the Individual Properties, as set forth in the relevant schedules to the Solicitation Statement as updated by Schedule 6.18.2(i); (ii) the interests of the Net Lease Partnerships in the Individual Properties are not subject to any Liens securing the repayment of money except for those securing the repayment of (x) the First Mortgage Debt, as set forth in the relevant schedules to the Solicitation Statement, as updated by Schedule 6.18.2(ii), (y) the Other Second Mortgage Debt, as set forth in the relevant schedules to the Solicitation Statement, as updated by Schedule 6.18.2(ii), or (z) the Securitized Notes, as set forth in the relevant schedules to the Solicitation Statement, as updated by Schedule 6.18.2(ii); and (iii) except as set forth in the relevant schedules to the Solicitation Statement, as updated by Schedule 6.18.2(iii), each land estate remainderman interest and lessor interest under a Ground Lease is not, directly or indirectly, owned or controlled by a Loan Party, Borrower Subsidiary or Newkirk Group Entity;

            6.18.3 Except to the extent the failure of the following to be true would not result in a Material Adverse Effect, (i) to the best of the Borrower's Knowledge, each Individual Property is free of any Hazardous Materials in violation of any Environmental Laws applicable to such property; (ii) none of the Net Lease Partnerships or Borrower has received any notice of a claim under or pursuant to any Environmental Laws applicable to an Individual Property or under common law pertaining to Hazardous Materials on or originating from any Individual Property; and
      (iii) none of the Net Lease Partnerships or Borrower has received any notice from any Governmental Authority claiming any material violation of any Environmental Laws that is uncured or unremediated as of the date hereof;

            6.18.4 The mortgages and deeds of trust encumbering the Individual Properties of any Net Lease Partnerships are not cross-defaulted or cross-collateralized to any Individual Property owned by any other Net Lease Partnerships.

            6.18.5 Except to the extent the failure of the following to be true would not result in a Material Adverse Effect, (i) with respect to the Individual Properties, each Lease is in full force and effect, (ii) except as set forth in Schedule 6.18.5(i), to the best of the Borrower's Knowledge, none of the Net Lease Partnerships is in default in the performance of any material obligation under any Lease and the Borrower has no Knowledge of any circumstances which, with the passage of time or the giving of notice, or both, would constitute an event of default by any party under any of the Leases, (iii) except as set forth in Schedule 6.18.5(ii), to the best of the Borrower's Knowledge, no tenant is in monetary default beyond 30 days or material nonmonetary default under its Lease, (iv) except as otherwise expressly set forth in Schedule 6.18.5(iii), to the best of the Borrower's Knowledge, there are no actions, voluntary or involuntary, pending against any tenant under a Lease under any bankruptcy or insolvency laws, (v) none of the Leases and none of the rents or other amounts payable thereunder has been assigned, pledged or encumbered by any of the Net Lease Partnerships or any other Person, except in connection with financing secured by the applicable Individual Property, (vi) the basic terms and conditions of each Lease are set forth in the Schedules annexed to the Solicitation Statement, as updated by Schedule 6.18.5(iv) (the foregoing schedule, as updated from time to time as provided herein, being referred to herein as the "Lease Schedule"), and (vii) each Master Lease which was entered into, or assumed, by any Net Lease Partnership has merged into the applicable Sublease by operation of law, such that the tenant as to which the credit rating is provided, is obligated directly to the applicable Net Lease Partnership under the Lease for the payment of the rent due under the Lease.

            6.18.6 Except to the extent the failure of the following to be true would not result in a Material Adverse Effect, (i) each Ground Lease is valid, binding and in full force and effect as against the applicable Net Lease Partnerships and, to the best of the Borrower's Knowledge, the other party thereto, (ii) except for tenants under the Leases and except in connection with security relating to the Mortgage Debt, none of the Ground Leases is subject to any pledge, lien, assignment, license or other agreement granting to any third party any interest therein or any right to the use or occupancy of any premises leased thereunder, (iii) no payments under any Ground Lease are delinquent and no notice of default thereunder has been sent or received by any Loan Party which has not been cured or waived prior to the date hereof, and to the best of the Borrower's Knowledge, there does not exist under any of the Ground Leases any default by any Net Lease Partnerships or any event which merely with notice or lapse of time or both, would constitute such a default by any of the Net Lease Partnerships, and (iv) the basic terms and conditions of each Ground Lease are set forth in the Schedules annexed to the Solicitation Statement, as updated by Schedule 6.18.6 and Schedule 2.6, including, without limitation, all such Ground Lease Extension Options (x) which have been exercised as of the Closing Date and (y) as to which the final date to exercise such Ground Lease Extension Option is within the next twelve
      (12) months (including all applicable dates by which notices must be provided in connection with the exercise of same) (the foregoing schedule, as updated from time to time as provided herein, being referred to as the "Ground Lease Extension Option Schedule").

            6.18.7 Except to the extent the failure of the following to be true would not result in a Material Adverse Effect, (i) each Ownership Interest Agreement relating to a Remainder Ground Lease Option is valid, binding and in full force and effect as against the applicable Net Lease Partnerships and, to the best of the Borrower's Knowledge, the other party thereto, (ii) except for tenants under the Leases and except in connection with security relating to the Mortgage Debt, none of the Remainder Ground Lease Options is subject to any pledge, lien, assignment, license or other agreement granting to any third party any interest therein or any right to the use or occupancy of any premises leased thereunder, (iii) no payments under any Ownership Interest Agreement relating to a Remainder Ground Lease Option are delinquent and no notice of default thereunder has been sent or received by any Loan Party which has not been cured or waived prior to the date hereof, and to the best of the Borrower's Knowledge, there does not exist under any of the Ownership Interest Agreements relating to the Remainder Ground Lease Options any default by any Net Lease Partnerships or any event which merely with notice or lapse of time or both, would constitute such a default by any of the Net Lease Partnerships, and (iv) the basic terms and conditions of each Remainder Ground Lease Option are set forth in the Schedules annexed to the Solicitation Statement, as updated by Schedule 6.18.7 and Schedule 2.6, including, without limitation, all such Remainder Ground Lease Options (x) which have been exercised as of the Closing Date and (y) as to which the final date to exercise such Remainder Ground Lease Option is within the next twelve (12) months (including all applicable dates by which notices must be provided in connection with the exercise of same) (the foregoing schedule, as updated from time to time as provided herein, being referred to as the "Remainder Ground Lease Option Schedule").

            6.18.8 The Schedules to the Solicitation Statement, as updated by
      Schedule 6.18.2(ii), accurately detail in all material respects the approximate amount, term, and interest rate applicable to all Mortgage Debt (with respect to the Grantor Trust T-1 Certificate, the holders of all certificates with respect thereto) encumbering the Individual Properties (the foregoing schedule, as updated from time to time as provided herein, the "Mortgage Debt Schedule"). No notice of default thereunder has been sent or received by any Loan Party which has not been cured or waived prior to the date hereof, and to the best of the Borrower's Knowledge, there does not exist with respect to any Mortgage Debt any default by any Net Lease Partnerships or any event which merely with notice or lapse of time or both, would constitute such a default by any of the Net Lease Partnerships. Except for ownership of the E Certificate Representing First Mortgage Interest (in the GMAC Mortgage Loan), the F Certificate Representing First Mortgage Interest (in the GMAC Mortgage
      Loan), the G Certificate Representing First Mortgage Interest (in the GMAC Mortgage Loan), the Grantor Trust T-2 Certificate, the Class R Certificate and the Affiliated T-1 Interests, neither the Borrower, any Loan Party, any Borrower Subsidiary, nor any Newkirk Group Entity owns, directly or indirectly, any material interest in any Mortgage Debt.

            6.18.9 Each of the Net Lease Partnerships is a partnership for federal income tax purposes and does not constitute a publicly traded partnership within the meaning of Section 7704 of the Code.

            6.18.10 Each of the Net Lease Partnerships possesses valid owner's policy title insurance from title insurers of recognized financial responsibility on each of the Individual Properties in amounts not less than the original purchase price of such properties, and such title insurance is in full force and effect.

            6.18.11 Except as set forth in Schedule 6.18.11, as to any of the Individual Properties, there is not pending the exercise of any Economic Discontinuance Rights by any tenants.

      6.19 Use of Proceeds. The proceeds of the Loan shall be used solely and exclusively as provided in Section 1.4. No portion of the proceeds of the Loan shall be used by the Borrower directly or indirectly, and whether immediately, incidentally or ultimately (i) to purchase or carry any margin stock or to extend credit to others for the purpose thereof or to repay or refund indebtedness previously incurred for such purpose, or (ii) for any purpose which would violate or in inconsistent with the provisions of regulations of the Board of Governors of the Federal Reserve System including, without limitation, Regulations G, T, U and X thereof.

      6.20 Insurance. Except to the extent the failure of the following to be true would not result in a Material Adverse Effect, (i) to the best of the Borrower's Knowledge, the Individual Properties are insured by insurers of recognized financial responsibility against such losses and risks in compliance with the requirements of the Leases and as set forth in Exhibit E, hereto, such insurance maintained by the tenants under the Leases; (ii) the Borrower has a monitoring system in place to periodically verify whether the tenants under the Leases have in place insurance as required by the applicable Lease; and (iii) the Borrower has satisfactory liability insurance in favor of the Borrower and each of the Borrower Subsidiaries in compliance with the requirements of the Agent in effect on the date hereof.

      6.21 Deferred Compensation and ERISA. Neither the Borrower nor any Borrower Subsidiary has any pension, profit sharing, stock option, insurance or other arrangement or Plan for employees covered by ERISA except as may be designated to Agent in writing by Borrower from time to time and no Reportable Event has occurred and is now continuing with respect to any such ERISA Plan. The granting of the Loan, the performance by Borrower, the Borrower Subsidiaries, and/or any of the Non-Participating Limited Partnerships or any of the Partially Owned Limited Partnerships of their respective obligations under the Loan Documents and such Persons' conducting of their respective operations do not and will not violate any provisions of ERISA.

      6.22 No Default. There is no Default on the part of Borrower or any of the other Loan Parties under this Agreement or any of the other Loan Documents and no event has occurred and is continuing which would constitute a Default under any Loan Document.

      6.23 Newkirk Loans. NK-Cenland Loan, L.P. is the holder of the Cenland Loan, Newkirk Finco LLC is the holder of the Administrator LLC Loan, NK-Leasehold II LLC is the holder of the NK Leasehold Second Mortgage Loan, NK-Leyden Loan, L.P. is the holder of the Leyden Note and NK-Dautec Loan, L.P. is the holder of the Dautec Note. Schedule 6.23 accurately details the approximate amount, term, and interest rate applicable to each of the Newkirk Loans. To the best of the Borrower's Knowledge, there does not exist with respect to any such loan any default by any obligor thereunder or any event which merely with notice or lapse of time or both, would constitute such a default by any obligor under any Newkirk Loan.

      6.24 Integrated Documents. (i) True and correct copies of the Integrated Documents have been delivered to the Agent, each of which is in full force and effect; (ii) Schedule 6.24 sets forth the only Collateral as to which a pledge has been granted to the Integrated Group to secure the Integrated Obligations;
(iii) to the best of the Borrower's Knowledge, there does not exist with respect to the Integrated Obligations any default by any obligor thereunder or any event which merely with notice or lapse of time or both, would constitute such a default by any obligor thereunder; (iv) no notice of default thereunder, indemnification claim, or claim for payment of any amount due thereunder has been received by any Loan Party or any Newkirk Group Entity; or threatened by, or on behalf of, the Integrated Group, (v) the Borrower has no Knowledge of any event which could lead to any such default, indemnification claim or claim, and
(vi) neither the Borrower nor any Borrower Subsidiary is obligated for the repayment of the Integrated Obligations, other than Newkirk GP LLC, Newkirk Capital LLC, and Newkirk Finco LLC.

      6.25 Related Documents. To the extent not provided for otherwise in this
Article 6, true and correct copies of all other Related Documents have been delivered to the Agent, each of which is in full force and effect and no material default has occurred thereunder.

      6.26 Repayment of Capital Trust Loan. The obligations of NK-CR Holdings LLC to Capital Trust under those certain loan documents dated as of August 7, 1998 shall be repaid in full and all liens granted to Capital Trust in connection therewith shall be released.

      6.27 Other Loan Parties' Warranties and Representations. Borrower has no reason to believe that any warranties or representations made in writing by any of the Loan Parties to the Agent or any of the Lenders are untrue, incomplete or misleading in any material respect.

      7. AFFIRMATIVE COVENANTS. Borrower covenants and agrees that from the date hereof and so long as any indebtedness is outstanding hereunder, or any of the Loan or other Obligations remains outstanding, as follows: 7.1 Notices. Borrower shall, with reasonable promptness, but in all events within five (5) days after it has actual Knowledge thereof, notify Agent and each of the Lenders in writing of the occurrence of any act, event or condition which constitutes a Default or Event of Default under any of the Loan Documents. Such notification shall include a written statement of any remedial or curative actions which Borrower proposes to undertake and/or to cause any of the other Loan Parties to undertake to cure or remedy such Default or Event of Default.

      7.2 Financial Statements; Reports; Officer's Certificates. Borrower shall furnish or cause to be furnished to Agent as set forth herein from time to time, the following financial statements, reports, certificates, and other information, all in form, manner of presentation and substance acceptable to Agent and each of the Lenders:

            7.2.1 Annual Statements.

                  (i) Within ninety (90) days after the close of each fiscal year of the Borrower, the consolidated statements of financial condition of the Borrower and all non-consolidated Borrower Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and statements of changes in financial position for such fiscal year, in each case, commencing with the Fiscal Year ending December 31, 2002, setting forth comparative figures (commencing with the financial statement for the Fiscal Year ending December 31, 2003) for the preceding fiscal year and certified by Imowitz, Koenig & Co. LLP or other independent certified public accountants of recognized national standing reasonably acceptable to the Agent, in each case together with a report of such accounting firm stating that in the course of its regular audit of the financial statements of such Party, which audit was conducted in accordance with GAAP, consistently applied, such accounting firm obtained no knowledge of any Default or Event of Default which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof; such financial statements to include and to be supplemented by such detail and supporting data and schedules as Agent may from time to time reasonably determine;

                  (ii) Within ninety (90) days after the close of each fiscal year of the Borrower, the statements of financial condition of each Borrower Subsidiary as at the end of such fiscal year and the related statements of income and retained earnings and statements of changes in financial position for such fiscal year, in each case, commencing with the Fiscal Year ending December 31, 2002, setting forth comparative figures for the preceding fiscal year, internally prepared in accordance with GAAP, all in form and manner of presentation acceptable to Agent, such financial statements to include and to be supplemented by such detail and supporting data and schedules as Agent may from time to time reasonably determine, together with an Officer's Certificate from the Borrower certifying that such financial statements are true, accurate, and complete in all material respects and that no Default or Event of Default has occurred and is continuing.

            7.2.2 Periodic Statements Within sixty (60) days after the close of each calendar quarter (except for the quarter ending on December 31), the following: (i) the consolidated statements of financial condition of the Borrower and all non-consolidated Borrower Subsidiaries, internally prepared in accordance with GAAP, consistently applied, as at the end of such quarterly period and the related consolidated statements of income and retained earnings and statements of changes in financial position for such quarterly period and for the elapsed portion of the Fiscal Year ended with the last day of such quarterly period, in each case commencing with the Fiscal Year ending December 31, 2002, setting forth comparative figures (commencing with the financial statements for the Fiscal Year ending December 31, 2003) for the related periods in the prior fiscal year, subject to normal year-end audit adjustments, all in form and manner of presentation acceptable to Agent, such financial statements to include and to be supplemented by such detail and supporting data and schedules as Agent may from time to time reasonably determine, (ii) an Officer's Certificate from the Borrower certifying that such financial statements are true, accurate, and complete in all material respects and that no Default or Event of Default has occurred and is continuing, and (iii) an updated Cash Flow Projection specifically identifying, without limitation,
      (a) any changes to the Cash Flow Projections provided in the then prior Officer's Certificate and (b) any Distributions by the Borrower Subsidiaries projected during the next one-hundred and eighty (180) days.

            7.2.3 Compliance Certificates. Within sixty (60) days (or ninety
      (90) days in the case of the fourth fiscal quarter) after the close of each quarterly accounting period in each Fiscal Year of the Borrower, a Compliance Certificate in form of Exhibit G, annexed hereto, together with an Officer's Certificate from the Borrower providing and otherwise certifying with respect to the following:

                  (i) the compliance by the Borrower with the Financial
            Covenants, with such supporting detail as is deemed necessary by the Agent to verify the calculations incorporated therein;

                  (ii) any changes to the Lease Schedule, including, without limitation, specific identification of (a) any Leases which will expire within one (1) calendar year from the date of the respective Officer's Certificate and the applicable dates and conditions by and upon which such term may be extended, (b) any material defaults then existing under any Lease of which the Borrower has Knowledge not included in a prior Officer's Certificate or Lease Schedule, (c) any Leases as to which the term thereof has expired since the date of the then prior Officer's Certificate, without the extension thereof, of which the Borrower has Knowledge, (d) any Leases as to which the tenant has vacated the subject premises since the date of the then prior Officer's Certificate, of which the Borrower has Knowledge,
            (e) any Leases or commitments to lease entered into since the date of the then prior Officer's Certificate, and (f) an updated summary of any pending exercise by any tenant under a Lease of Economic Discontinuance Rights from the date of the then prior Officer's Certificate, including, without limitation, (i) the identity of the subject Individual Property, (ii) the date by which the relevant Net Lease Partnership must reject the Rejectable Offer, and (iii) the current calculation of the applicable Rejection Test with such supporting detail as is deemed necessary by the Agent to verify the calculations incorporated therein;

                  (iii) any changes to the Ground Lease Extension Option
            Schedule, including, without limitation, (a) specific identification of all Ground Lease Extension Options (i) which have been exercised since the date of the then prior Officer's Certificate, and (ii) as to which the final date for exercising such Ground Lease Extension Option is within the twelve (12) months following the date of the Officer's Certificate (including all applicable dates by which notices must be provided in connection with the exercise of same), and (b) any defaults then existing under any Ground Lease not included in a prior Officer's Certificate or Ground Lease Extension Option Schedule;

                  (iv) any changes to the Remainder Ground Lease Options
            Schedule, including, without limitation, (a) specific identification of all Remainder Ground Lease Options (i) which have been exercised since the date of then prior Officer's Certificate and (ii) as to which the final date for exercising such remainder Ground Lease Option is within the twelve (12) months following the date of the Officer's Certificate (including all applicable dates by which notices must be provided in connection with the exercise of same),
            (b) any defaults then existing under any Ownership Interest Agreement relating to a Remainder Ground Lease Option not included in a prior Officer's Certificate or Remainder Ground Lease Option Schedule, and (c) a listing of any remainderman interests or ground lessor interests in Ground Leases (i) acquired by the Borrower, a Borrower Subsidiary, or a Newkirk Group Entity since the date of the then prior Officer's Certificate, together with specific detail as to the nature of the interest acquired and the Person to whom the interest was transferred, and (ii) as to which an agreement has been entered into since the date of the then prior Officer's Certificate for the acquisition thereof by the

            Borrower, a Borrower Subsidiary, or a Newkirk Group Entity, together with the primary terms of such agreement;

                  (v) any changes to the Mortgage Debt Schedule, including,
            without limitation, (a) any prepayments made on any Mortgage Debt since the date of the then prior Officer's Certificate, (b) specific identification of all Mortgage Debt which matures within the twelve
            (12) months following the date of the Officer's Certificate, (c) any refinancing of such Mortgage Debt which has occurred (or for which an application has been made or a loan commitment received) since the date of the then prior Officer's Certificate, together with a summary of the use and disbursement of the proceeds thereof, (d) any defaults then existing under any Mortgage Debt not included in a prior Officer's Certificate or Mortgage Debt Schedule, and (e) the current calculation of the Mortgage Debt Test with such supporting detail as is deemed necessary by the Agent to verify the calculations incorporated therein;

                  (vi) a listing of any Individual Properties (a) sold by the applicable Net Lease Partnership since the date of the then prior Officer's Certificate, together with specific detail as to the use and disbursement of the proceeds of the sale, and (b) as to which an agreement has been entered into since the date of the then prior Officer's Certificate for the sale thereof, together with the primary terms of such agreement;

                  (vii) a listing of any material assets acquired, or as to
            which an agreement to acquire has been entered into, by the Borrower, any Borrower Subsidiary or any Loan Party (except the Excepted Loan Parties) since the date of the then prior Officer's Certificate, together with the primary terms of such acquisition or agreement;

                  (viii) any changes to Schedule 6.23 including, without
            limitation, (a) any payments made on account of the Newkirk Loans since the date of the then prior Officer's Certificate and (b) any defaults then existing under any Newkirk Loans not included in a prior Officer's Certificate or Schedule 6.23;

                  (ix) a listing of any Non-Participating Limited Partnerships as to which consent has been obtained since the date of the then prior Officer's Certificate from a sufficient percentage of the limited partners thereof to merge such Non-Participating Limited Partnership into a Participating Limited Partnership;

                  (x) except as disclosed in such Officer's Certificate, to the extent of the knowledge of such officer, a certification that all insurance premiums in respect of insurance policies covering the properties owned (directly or indirectly) by the Net Lease Partnerships have been paid or are not past due more than sixty (60) days, all debt service payments in respect of any Mortgage Debt of any Net Lease Partnership have been made and all real estate taxes and other impositions relating to any Net Lease Partnership or its related assets have been paid; and

                  (xi) a summary of the status of any pending insurance claims or condemnation award proceedings.

            7.2.4 Data Requested. Within a reasonable period of time and from time to time such other financial data or information as Agent may reasonably request with respect to the Individual Properties, the Exchange, the Borrower, any other Borrower Subsidiary, and/or the other Loan Parties (except the Excepted Loan Parties), including, but not limited to, rent rolls, aged receivables, aged payables, leases, budgets, forecasts, reserves, cash flow projections, deposit accounts, mortgage information, physical condition of the Individual Properties and pending lease proposals.

            7.2.5 Tax Returns. Upon Agent's request, copies of all federal and state tax returns of the Borrower and, to the extent prepared and filed, the other Borrower Subsidiaries.

            7.2.6 Lease Notices. Concurrently with the giving thereof, and within ten (10) Business Days of receipt thereof, copies of all notices, other than routine correspondence, given or received by the Borrower, any Net Lease Partnership or other Borrower Subsidiary with respect to any Lease.

            7.2.7 Mortgage Notices. Concurrently with the giving thereof, and within ten (10) Business Days of receipt thereof, copies of all notices, other than routine correspondence, given or received by the Borrower, any Net Lease Partnership, or other Borrower Subsidiary with respect to any Mortgage Debt.

            7.2.8 Ground Lessor/Remainder Interest Notices. Concurrently with the giving thereof, and within ten (10) Business Days of receipt thereof, copies of all notices, other than routine correspondence, given or received by the Borrower, any Net Lease Partnership or other Borrower Subsidiary (including, without limitation, NK-Remainder Interest LLC) with respect to any Ownership Interest Agreement, Ground Lease Extension Option, and/or Remainder Ground Lease Option.

            7.2.9 Entity Notices. Concurrently with the issuance thereof, copies of all written notices (excluding routine correspondence) given to the partners, owners, stockholders, and/or members, respectively, of the Borrower and/or the Non-Participating Limited Partnerships and/or any Partially Owned Limited Partnerships.

            7.2.10 Notice of Distributions. Concurrently with the giving thereof, and within ten (10) Business Days of receipt thereof, copies of all notices of Distributions to the extent given by any Borrower Subsidiaries to the Borrower. The Borrower shall provide the Agent with immediate written notice in the event that Borrower or any Borrower Subsidiaries determines (or reasonably should be able to determine) that the Cash Flow Projections are no longer accurate and could reasonably be expected to have a Material Adverse Effect.

            7.2.11 Property Acquisition or Sale. Within ten (10) Business Days of receipt thereof, copies of all proposed contracts, agreements, or offers in any way relating to a proposed sale or acquisition of any material asset by the Borrower or any Borrower Subsidiary.

            7.2.12 Notices Regarding Payment Direction Letters. Within ten (10) Business Days of receipt thereof, copies of all notices (excluding routine correspondence) received by the Borrower, any Borrower Subsidiary or any other Loan Party (except the Newkirk Indemnitor and the MLP Holders) from any Paying Agent or any other Person who has agreed to the direction of the payment of funds as provided for in a Payment Direction Letter.

            7.2.13 Notice of Termination of Payment Direction Letter. Promptly, and in any event within ten (10) Business Days after an officer of the Borrower obtains Knowledge thereof, written notice of the termination of any Payment Direction Letter, together with evidence of the satisfactory reinstatement or replacement thereof in accordance with the terms and conditions hereof.

            7.2.14 Notices under Securitization Documents. Within ten (10) Business Days of receipt thereof, copies of all notices received by the Borrower, any other Borrower Subsidiary or any other Loan Party (except the Newkirk Indemnitor and the MLP Holders) from any agent, trustee or servicer under the Securitization Documents, including, without limitation, any notice to the holder of the Grantor Trust T-2 Certificate as to the request that such holder exercise any direction, consent or approval rights in such holder's favor as provided for in the Securitization Documents.

            7.2.15 Notices and Reports re: Integrated Group.

                  (i) Within ten (10) Business Days of receipt thereof, copies of all notices received by the Borrower, any other Borrower Subsidiary or any other Newkirk Group Entity with respect to a default under the Integrated Documents, a claim for indemnification or other payment thereunder, or other non-performance and/or exercise (or intended exercise) of the rights of the Integrated Group thereunder.

                  (ii) Immediately upon the forwarding of any reports required under the Integrated Documents to the Integrated Group, copies of any such reports.

                  (iii) Immediately after the Borrower obtains Knowledge
            thereof, notice of (a) the release of any collateral held by the Integrated Group to secure the Integrated Obligations, or (b) the termination of the "Non-Transfer Period" as set forth in the Integrated Documents.

            7.2.16 Third Party Default Notices. Immediately upon notice or receipt thereof by the Borrower, the Loan Parties (except the Excepted Loan Parties), and/or the Borrower Subsidiaries, copies of all notices of default, other non-performance, and/or exercise (or intended exercise) relating in any way to any one or more of the Related Documents.

            7.2.17 Notice of Litigation. Promptly, and in any event within ten
      (10) Business Days after Borrower obtains Knowledge thereof, written notice of any pending or, to the best of the Borrower's Knowledge, threatened action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority by any entity (private or governmental) relating in any way to the Exchange, the Loan, the transactions contemplated in the Loan Documents (including, without limitation, with regard to all Distributions), the Related Documents, or the transactions contemplated in the Exchange Documents or any documentation executed in connection therewith, or relating to the Borrower, any other Loan Party, or any other Borrower Subsidiary, which could reasonably be expected to have a Material Adverse Effect.

            7.2.18 Notice of Hazardous Materials Promptly, and in any event within ten (10) Business Days after Borrower obtains Knowledge thereof, written notice of (i) any Release (as defined in the Environmental Indemnity) or Threat of Release (as defined in the Environmental Indemnity) of Hazardous Materials on, in, under or affecting all or any portion of any Individual Property or (ii) the violation of any Environmental Law, in each case which could reasonably be expected to have a Material Adverse Effect.

      7.3 Existence. Borrower shall do or cause to be done all things necessary to (i) preserve, renew and keep in full force and effect (x) the partnership, company or corporate existence, as applicable, of each Borrower Subsidiary and (y) the material rights, licenses, permits and franchises of each Borrower Subsidiary, (ii) comply with all laws and other Legal Requirements applicable to it and its assets, business and operations, and (iii) to the extent applicable, at all times maintain, preserve and protect all material franchises and trade names and all the remainder of its property used or useful in the conduct of its business, and keep its assets in good working order and repair, ordinary wear and tear excepted, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto.

      7.4 Payment of Taxes. Borrower shall duly pay and discharge, and cause each Borrower Subsidiary, Non-Participating Limited Partnership, or Partially Owned Limited Partnership to duly pay and discharge, before the same shall become overdue, all taxes, assessments, impositions, and other governmental charges payable by it or with respect to the Individual Properties, to the extent that same are not paid by the tenants under the respective Leases, except if contested in accordance with Section 9.1.

      7.5 Insurance; Casualty, Taking.

            7.5.1 Borrower shall at all times maintain or cause the appropriate Person to maintain in full force and effect the following insurance: (i) to the best of the Borrower's Knowledge, the Individual Properties shall be insured by insurers of recognized financial responsibility against such losses and risks in compliance with the Leases and the requirements set forth in Exhibit E hereto, such insurance maintained by the tenants under the Leases; (ii) the Borrower shall have a monitoring system in place to periodically verify whether the tenants under the Leases have in place insurance as required by the applicable Lease; and (iii) the Borrower shall have satisfactory liability insurance in favor of the Borrower and each of the Borrower Subsidiaries in compliance with the requirements in effect of the date hereof.

            7.5.2 In the event of any damage or destruction to any Individual Property (or to the extent now or hereafter applicable, any Collateral) by reason of fire or other hazard or casualty, Borrower shall give immediate written notice thereof to Agent. If there is any condemnation for public use of any Individual Property (or to the extent now or hereafter applicable, any Collateral), Borrower shall give immediate written notice thereof to Agent. Further, Borrower shall upon the request of the Agent provide to the Agent with a report as to the status of any insurance adjustment, condemnation claim, or restoration resulting from any casualty or taking.

      7.6 Inspection. Borrower shall cause the Borrower Subsidiaries to permit the Agent and the Lenders and its/their agents, representatives and employees to inspect the Individual Properties and the Collateral at reasonable hours upon reasonable notice, except to the extent prohibited or otherwise limited in the subject Leases.

      7.7 Loan Documents. Borrower (i) shall observe, perform and satisfy all the terms, provisions, covenants and conditions to be performed by it under, and to pay when due all costs, fees and expenses, and other Obligations of the Borrower to the extent required under, the Loan Documents and (ii) shall cause the other Borrower Subsidiaries to observe, perform and satisfy all the terms, provisions, covenants and conditions to be performed by such Person under, and to pay when due all costs, fees and expenses, and other Obligations to the extent required under, the Loan Documents.

      7.8 Further Assurances. Borrower shall and shall cause the Borrower Subsidiaries to execute and deliver to the Agent and the other Lenders such documents, instruments, certificates, assignments and other writings, and do such other acts, necessary or desirable in the reasonable judgment of the Agent, to evidence, preserve and/or protect the Collateral at any time securing or intended to secure the Obligations and do and execute all and such further lawful acts, conveyances and assurances as the Agent may reasonably require for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents.

      7.9 Books and Records. Borrower shall and shall cause the Borrower Subsidiaries to keep and maintain in accordance with GAAP (or such other accounting basis reasonably acceptable to the Agent), proper and accurate books, records and accounts reflecting all of the financial affairs of the Borrower and such other Persons and all items of income and expense in connection with their respective business and operations and in connection with any services, equipment or furnishings provided in connection with the operation of the business of the Borrower and such Persons, whether such income or expense is realized thereby or by any other Person. The Agent shall have the right, not more than once each quarter (unless an Event of Default shall have occurred and be continuing in which case as often as the Agent shall determine), during normal business hours and upon reasonable notice, to examine such books, records and accounts of the Borrower and the Borrower Subsidiaries at the office of the Person maintaining such books, records, and accounts and to make such copies or extracts thereof as the Agent shall desire. Borrower shall maintain all of its business records at the address specified at the beginning of this Agreement, subject to change upon advance written notification to the Agent. The Agent may discuss the financial and other affairs of the Borrower, the Borrower Subsidiaries, Non-Participating Limited Partnerships, and Partially Owned Limited Partnerships with any of their respective partners, owners, and any accountants (as to accountants, prior to the occurrence of an Event of Default and following the cure of any Event of Default, upon prior approval of the Borrower, not to be unreasonably withheld, and at the cost and expense of the Agent and the Lenders) hired by Borrower, it being agreed that Agent and each of the Lenders shall use best efforts to not divulge information obtained from such examination to others except in connection with Legal Requirements and in connection with administering the Loan, enforcing its rights and remedies under the Loan Documents and in the conduct, operation and regulation of its banking and lending business (which may include, without limitation, the transfer of the Loan or of participation interests therein). Any assignee or transferee of the Loan, co-lender, or any holder of a participation interest in the Loan shall be entitled to deal with such information in the same manner and in connection with any subsequent transfer of its interest in the Loan or of further participation interests therein.

      7.10 Business and Operations. Borrower shall (and shall cause the Borrower Subsidiaries to) (i) continue to engage in the type of businesses presently conducted by them as of the Closing Date, respectively, as and to the extent the same are necessary for the ownership of, and preservation of the value and utility of, the Collateral and the Individual Properties, and (ii) be qualified to do business and in good standing under the laws of each jurisdiction, and otherwise to comply with all Legal Requirements, as and to the extent the same are required for the ownership, maintenance, management and operation of the assets of such Person except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

      7.11 Title. Borrower shall and shall cause the Borrower Subsidiaries to warrant and defend (x) the title to each item of Collateral owned by such Person and every part thereof, subject only to the Liens (if any) permitted hereunder,
(y) the validity and priority of the Liens and security interests held by the Agent pursuant to the Loan Documents, in each case against the claims of all Persons whomsoever, and (z) the title to and in the Individual Properties, subject only to the Mortgage Debt. Borrower shall be responsible, jointly and severally, to reimburse Agent and the Lenders for any losses, costs, damages or expenses (including reasonable attorneys' fees and court costs) incurred by the Agent and/or any of the Lenders if an interest in any item of Collateral, other than as permitted hereunder, is claimed by another Person.

      7.12 Estoppel. Borrower shall (and shall cause the Borrower Subsidiaries to), within ten (10) days after a request therefor from the Agent, which request shall not be made by Agent more than once each quarter during each Fiscal Year, furnish to the Agent a statement, duly acknowledged and certified, setting forth
(i) the amount then owing by Borrower in respect of the Obligations, (ii) the date through which interest on the Loan has been paid, (iii) any offsets, counterclaims, credits or defenses to the payment by the Borrower or any Borrower Subsidiary to the Obligations and (iv) whether any written notice of Default from Agent to the Borrower or any of the Borrower Subsidiaries is then outstanding and acknowledging that this Agreement and the other Loan Documents are in full force and effect and unmodified, or if modified, giving the particulars of such modification.

      7.13 ERISA. Borrower shall (and shall cause each of the Borrower Subsidiaries to) as soon as possible and, in any event, within ten (10) days after any Borrower, Borrower Subsidiary or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following which could have or reasonably be expected to have a Material Adverse Effect, deliver to Agent a certificate of the an executive officer of the Borrower setting forth details as to such occurrence and the action, if any, that the applicable Borrower or Borrower Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by such Borrower, Borrower Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: (i) that a Reportable Event has occurred; (ii) that an accumulated funding deficiency has been incurred or an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan; (iii) that a contribution required to be made to a Plan has not been timely made; (iv) that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; (v) that a Plan has an Unfunded Current Liability giving rise to a lien under ERISA or the Code; (vi) that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan; (vii) that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; (viii) that such Borrower, Borrower Subsidiary, or ERISA Affiliate will or may incur any liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409 or 502(i) or 502(l) of ERISA; (ix) or that such Borrower or Borrower Subsidiary may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(l) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA). The Borrower shall (and shall cause the Borrower Subsidiaries to) deliver to Agent a complete copy of the annual report (Form 5500) of each Plan required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to Agent pursuant to the first sentence hereof, copies of any material notices received by any Borrower, a Borrower Subsidiary, or any ERISA Affiliate with respect to any Plan shall be delivered to Agent no later than ten (10) days after the date such report has been filed with the Internal Revenue Service or such notice has been received by such Borrower or Borrower Subsidiary or ERISA Affiliate, as applicable.

      7.14 Depository Accounts. Borrower shall (and shall cause each of the Borrower Subsidiaries and the other Loan Parties (except the Excepted Loan Parties) to) (i) maintain all operating and other depository accounts, if any, with Fleet National Bank (or any successor thereto) (singly and collectively, including the Depository Accounts, the "Accounts"), such Accounts as of the date hereof listed on Exhibit R, annexed hereto, unless otherwise agreed by Agent in writing, except for the accounts maintained by any of the Borrower Subsidiaries in connection with the GMAC Mortgage Loan, (ii) except for the Participating Limited Partnership GP's, the Borrower GP, and Newkirk MLP Corp., maintain a minimum of one depository account for each such Person) with Fleet National Bank (or any successor thereto) (singly and collectively, the "Depository Accounts"), unless otherwise agreed by Agent in writing, (iii) except for the GMAC Borrowers, the Participating Limited Partnership GP's, the Borrower GP, Newkirk MLP Corp., and the other Loan Parties (which are not Borrower Subsidiaries) execute and deliver such cash management agreements (singly and collectively "Cash Management Agreements") as Agent shall deem customary and appropriate to provide for terms and conditions satisfactory to the Agent with respect to the use and disbursement of funds in any Account, and
(iv) with respect to the GMAC Borrowers, execute and deliver such Account disbursement authorizations as the Agent shall deem customary and appropriate to provide for the disbursement by the Agent of any funds in the Depository Account in the name of any GMAC Borrower to the Depository Account in the name of the Borrower after and during the continuance of any period in which the Borrower fails to comply with the Cash Sweep Account Test or any Event of Default. Each of the Accounts (except those in the name of any Participating Limited Partnership, any Partially Owned Limited Partnership, Newkirk Capital LLC, or Newkirk Asset Management LLC) shall be subject to the Pledge and Security Agreement.

      7.15 Cash Flow; Payment Direction Letters.

            7.15.1 The Borrower agrees that appropriate procedures satisfactory to the Agent will be put in place such that (i) any Distributions by any Borrower Subsidiary payable to the Borrower shall be directly deposited in the designated Depository Account in the name of the Borrower, (ii) any Distributions or other revenues or payments payable to NK-CR Holdings LLC, Holdings Subsidiary LLC, or T-2 Corp. on account of the Grantor Trust T-2 Certificate or the Class R Certificate shall be paid to, or as directed by, the Agent, to be applied toward the repayment of the Obligations, and
      (iii) except for the Non-Participating Limited Partnerships, the Partially Owned Limited Partnerships, NK-Leyden Loan, L.P., or NK-Dautec Loan, L.P., any other Distributions or other revenues or payments received by the Borrower or any Borrower Subsidiary or any other Loan Party (except the Excepted Loan Parties) shall be directly deposited in a designated Depository Account in the name of such Person (any such amounts payable to any Participating Limited Partnership GP shall be deposited in the Depository Account of MLP Manager Corp.).

            7.15.2 Subject to the obligations of Borrower or any Borrower Subsidiary under the Mortgage Debt and to the obligations of Newkirk GP LLC, Newkirk Capital LLC and Newkirk Finco LLC under the Integrated Documents, the Borrower agrees that appropriate procedures satisfactory to the Agent will be put in place such that during any period in which the Borrower fails to comply with the Cash Sweep Account Test, any Distributions or other revenues or payments received by any Borrower Subsidiary (other than NK-Leyden Loan, L.P. and NK-Dautec Loan, L.P.) shall be directly deposited in a designated Depository Account in the name of the Borrower. Further, during any period in which the Borrower fails to comply with the Cash Sweep Account Test, withdrawals shall be permitted from such Depository Accounts only for the purpose of (i) Distributions by any Borrower Subsidiary pursuant to the terms of Section 7.16, hereof or
      (ii) payment of such costs and other obligations in accordance with the Cash Management Agreement.

            7.15.3 The Borrower agrees that appropriate procedures satisfactory to the Agent will be put in place such that after the occurrence and during the continuance of an Event of Default, subject to any limitations provided for with respect to any Mortgage Debt or the Integrated Documents (as to Newkirk GP LLC, Newkirk Capital LLC and Newkirk Finco LLC): (i) any Distributions and other revenues due or payable to any Borrower Subsidiary (except NK-Leyden Loan, L.P. or NK-Dautec Loan, L.P.) shall be paid directly in to the designated Depository Account in the name of the Borrower or as otherwise directed by the Agent, and (ii) any Distributions by any Borrower Subsidiary payable to the Borrower shall be directly deposited in the designated Depository Account in the name of the Borrower or as otherwise directed by the Agent. Further, subject to any limitations provided for with respect to any Mortgage Debt or the Integrated Documents (as to Newkirk GP LLC, Newkirk Capital LLC and Newkirk Finco LLC), after the occurrence and during the continuance of an Event of Default, Agent shall have the right to receive any and all such Distributions or other revenues and make application thereof to the Obligations.

            7.15.4 The use and disbursement of all funds in the Depository Accounts and the Accounts shall be subject to the terms and provisions hereof and the Cash Management Agreement.

            7.15.5 The Borrower agrees that to the extent that the Borrower, any Borrower Subsidiary (except NK-Leyden Loan, L.P. or NK-Dautec Loan, L.P.) or any other Loan Party (except the Excepted Loan Parties) receives directly any Distributions or revenues or other payments which are required to be deposited as provided for herein, the Borrower shall, and shall cause any Borrower Subsidiary (except NK-Leyden Loan, L.P. or NK-Dautec Loan, L.P.) or any other Loan Party (except the Excepted Loan Parties) to, deposit such funds in the applicable designated Depository Account.

            7.15.6 Borrower shall (and shall cause the other Borrower Subsidiaries (except NK-Leyden Loan, L.P. or NK-Dautec Loan, L.P.) and Loan Parties (except the Excepted Loan Parties)) to maintain in place during the term of the Loan such direction letters and agreements as the Agent may from time to time require in order to effectuate the terms and provisions hereof relating to the management of the cash flow of the Borrower, the Borrower Subsidiaries (except NK-Leyden Loan, L.P. or NK-Dautec Loan, L.P.) and the Loan Parties (except the Excepted Loan Parties) (together with the Paying Agent Agreements and the Consents (to the extent that the Consents provide for the management of cash flow), the "Payment Direction Letters"), including, without limitation, and provided that such Payment Direction Letters are consistent with Sections 7.15.1, 7.15.2, and 7.15.3, and the following:

                  (i) to each tenant under a Lease for any Individual Property to pay rent, purchase prices, and any other amounts payable under such Lease to the holder (or servicer) of the First Mortgage Debt thereon;

                  (ii) for each Participating Limited Partnership, with each holder (or servicer) of the First Mortgage Debt on any Individual Property to pay excess proceeds after debt service to the applicable
            (x) for each Individual Property which secures a Securitized Note, the Paying Agent pursuant to the applicable Paying Agent Agreement or (y) for any other Individual Property, to the designated Depository Account in the name of the applicable Participating Limited Partnership or, subject to the terms of Sections 7.15.1, 7.15.2, and 7.15.3, as otherwise may be directed by the Agent;

                  (iii) with each Paying Agent for any Individual Property to pay amounts due under the applicable Securitized Note to the Grantor Trust;

                  (iv) for each Participating Limited Partnership, with each
            Paying Agent to pay amounts in excess of those required to be paid to the Grantor Trust to a designated Depository Account in the name of the applicable Participating Limited Partnership or, subject to the terms of Sections 7.15.1, 7.15.2, and 7.15.3, as otherwise directed by the Agent;

                  (v) with each Borrower Subsidiary to pay any Distribution or other amount due to the Borrower into a designated Depository Account in the Borrower's name or, subject to the terms of Sections 7.15.1, 7.15.2, and 7.15.3, as otherwise directed by the Agent;

                  (vi) with the Grantor Trust to pay any payments to be made on the Grantor Trust T-2 Certificate to, or as directed by, the Agent;

                  (vii) with the REMIC Trustee under the Pooling Agreement to pay any payments to be made on the Class R Certificate to, or as directed by, the Agent;

                  (viii) with the obligors with respect to the Cenland Loan, the
            Administrator LLC Loan, the NK Leasehold Second Mortgage Loan, and the Amended and Restated Asset Management Agreement, to pay any amounts received with respect thereto into a designated Depository Account in the name of the Borrower or the Borrower Subsidiary entitled to the payment thereof, or, subject to the terms of Sections 7.15.1, 7.15.2, and 7.15.3, as otherwise directed by the Agent;

                  (ix) during any period in which the Borrower does not meet the
            Cash Sweep Account Test, such additional Payment Direction Letters so as to direct payment of all funds due, or Distributions payable, to the Borrower and any Borrower Subsidiaries (except NK-Leyden Loan, L.P. or NK-Dautec Loan, L.P.) into the designated Depository Account in the name of the Borrower or, subject to the terms of Sections 7.15.1, 7.15.2, and 7.15.3, as otherwise directed by the Agent;

                  (x) after the occurrence and during the continuance of an
            Event of Default, such additional Payment Direction Letters so as to direct payment of all funds due, or Distributions payable, to the Borrower and any Borrower Subsidiaries (except NK-Leyden Loan, L.P. or NK-Dautec Loan, L.P.) into the designated Depository Account in the name of the Borrower or, subject to the terms of Sections 7.15.1, 7.15.2, and 7.15.3, as otherwise directed by the Agent; and

                  (xi) such other Payment Direction Letters as Agent may direct from time to time in accordance with the provisions of this Agreement and the other Loan Documents.

            7.15.7 The Borrower shall (and shall cause the other Loan Parties (except the Excepted Loan Parties) and the Borrower Subsidiaries (except NK-Leyden Loan, L.P. or NK-Dautec Loan, L.P.) to) keep in effect all Payment Direction Letters, including, without limitation, any replacements, substitutions, or renewals thereof as the Agent shall reasonably deem appropriate from time to time.

            7.15.8 Notwithstanding the terms and provisions hereof, the Agent and the Borrower acknowledge and agree that with respect to any GMAC Borrower and any Individual Property owned by a GMAC Borrower, (i) the cash flow and lock-box arrangements established in connection with such GMAC Mortgage Loan shall remain in effect, shall not be altered or modified by the terms and provisions hereof, and shall supersede any inconsistent or conflicting provision hereof or of any other Loan Document, and (ii) to the extent that the Borrower has agreed to, or to cause any such GMAC Borrower to, direct the payment of any revenues or payments received by a GMAC Borrower, such agreement shall only relate to such revenues or payments received by a GMAC Borrower after the release of such funds from the lock-box arrangement established pursuant to the GMAC Mortgage Loan.

      7.16 Distributions

            7.16.1 Subject to the requirements set forth in clause (h)(xvi) of the definition of "Single-Purpose Entity" contained herein, the Borrower shall cause the Borrower Subsidiaries to make the maximum amount of all Distributions to the Borrower at the earliest opportunity permitted under the respective Formation Documents of each of the Borrower Subsidiaries, but not less often than quarterly or within three (3) Business Days of the receipt of any funds relating to a Mandatory Prepayment Event and shall take all actions necessary (and as may be directed by the Agent) to preserve and maintain the Distribution scheme provided for herein.

            7.16.2 During any period in which the Borrower fails to comply with the Cash Sweep Account Test or after the occurrence and during the continuance of an Event of Default, the Borrower shall cause each Borrower Subsidiary (except NK-Leyden Loan, L.P. or NK-Dautec Loan, L.P.) to pay as a Distribution to the Borrower any and all funds and other amounts available from time to time in the Depository Account of such Borrower Subsidiary.

            7.16.3 The Borrower shall cause the Borrower Subsidiaries to deposit all Distributions made or payable to the Borrower in a designated Depository Account in the name of the Borrower or, subject to the terms of
      Section 7.15, as otherwise directed by the Agent.

      7.17 Exercise of Ground Lease Extension Options and Remainder Ground Lease Options. Borrower shall (and shall cause the Net Lease Partnerships, as applicable, to) do the following with respect to the Ground Lease Extension Options and the Remainder Ground Lease Options:

            7.17.1 With respect to all Ground Lease Extension Options, unless otherwise approved in writing by the Agent, the Borrower shall provide evidence to the Agent of the due exercise of each and every Ground Lease Extension Option at least thirty (30) days prior to the last date for such exercise (being no less than ninety (90) days prior to the subject Ground Lease term expiration date). In the event that the Borrower fails to provide such evidence to the Agent in a timely fashion, the Agent shall be authorized to exercise the rights provided for in the Escrow Agreement Respecting Ground Lease Extensions and Lease Options with respect thereto.

            7.17.2 With respect to all Remainder Ground Lease Options, unless otherwise approved in writing by the Agent, the Borrower shall provide evidence to the Agent of the due exercise of each and every Remainder Ground Lease Option, together with the exercise of such options with respect to the applicable proposed Ground Lease to establish an initial term thereof which will expire no earlier than six (6) months after the expiration of the Extended Term, at least thirty (30) days prior to the last date for such exercise (being no less than ninety (90) days prior to the termination of the subject land estate interest). In the event that the Borrower fails to provide such evidence to the Agent in a timely fashion, the Agent shall be authorized to exercise the rights provided for in the Escrow Agreement Respecting Ground Lease Extensions and Lease Options with respect thereto.

            7.17.3 Borrower shall provide the Agent with all instruments, documents, and agreements requested by the Agent with respect to foregoing provisions of this Section 7.17.

      7.18 Control Preservation. The Borrower shall or shall cause Newkirk GP LLC and any wholly-owned Subsidiary of Newkirk GP LLC to (i) make all capital contributions and expense reimbursements that such Persons may be required to make at any time and from time to time under the terms of the operating agreements or other organizational documents of each of the limited liability companies, corporations or partnerships which, directly or indirectly, own or control an interest in the general partner of any Non-Participating Limited Partnership, any Partially Owned Limited Partnership or Other Partnership, and (ii) take all actions as may be necessary to prevent any other partner, officer, member or members of any of those limited liability companies, corporations or partnerships from exercising any or all of the management or control rights presently held in their respective capacities, to establish direct or indirect control of the general partner of any Non-Participating Limited Partnership, Partially Owned Limited Partnership or Other Partnership.

      7.19 Costs and Expenses. Borrower shall pay all costs and expenses (excluding salaries or wages of employees of Agent) reasonably incurred by Agent in connection with the implementation and syndication of the Loan and the administration of the Loan, and reasonably incurred by the Agent or any of the Lenders in connection with the enforcement of the Agent's and Lenders' rights under the Loan Documents, including, without limitation, legal fees and disbursements, appraisal fees, inspection fees, plan review fees, travel costs and fees and out-of-pocket costs of independent engineers and consultants. Borrower's obligations to pay such costs and expenses shall include, without limitation, all attorneys' fees and other costs and expenses for preparing and conducting litigation or dispute resolution arising from any breach by Borrower or the Loan Parties of any covenant, warranty, representation or agreement under any one or more of the Loan Documents. Unless an Event of Default has occurred and is then continuing, the Agent shall use its best efforts to notify the Borrower prior to the incurrence of any such cost or expense if the aggregate amount of such costs and expenses in any one calendar year will exceed $25,000.00; provided, however, that the failure shall provide such notice shall not affect in any manner whatsoever on the Borrower's obligations hereunder.

      7.20 Appraisals

            7.20.1 Appraisal. Agent shall have the right at its option, from time to time, to order an appraisal of one or more of the Individual Properties prepared at Agent's direction by an appraiser selected by Agent (the "Appraisal"). An appraiser selected by Agent shall be an MAI member with not less than ten (10) years experience appraising commercial properties in the respective area(s) of the Individual Properties and otherwise qualified pursuant to provisions of applicable laws and regulations under and pursuant to which Agent operates).

            7.20.2 Costs of Appraisal. Borrower shall pay for the costs of each Appraisal and each updated Appraisal only (i) after the occurrence and during the continuance of an Event of Default or (ii) during any period in which the Agent has reasonably determined that Borrower has failed to satisfy the Cash Sweep Account Test; provided that Borrower shall not be required to pay for more than one (1) Appraisal of each Individual Property in any twelve (12) month period.

      7.21 Indemnification. Borrower shall at all times, both before and after repayment of the Loan, at its sole cost and expense defend, indemnify, exonerate and save harmless Agent and each of the Lenders and all those claiming by, through or under Agent and each of the Lenders ("Indemnified Party") (to the extent not paid by Borrower in this Section 7.21 or under the applicable provisions of this or any other Loan Document) against and from all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses of any kind whatsoever, including, without limitation, attorneys' fees and experts' fees and disbursements, which may at any time (including, without limitation, before or after discharge or foreclosure of the Security Documents) be imposed upon, incurred by or asserted or awarded against the Indemnified Party and arising from or out of:

                  (i) any liability for damage to person or property arising out of any violation of any Legal Requirement with respect to the Borrower, any Borrower Subsidiary, any Loan Party or any Individual Property, or

                  (ii) any and all liabilities, damages, penalties, costs, and expenses, relating in any manner to any brokerage or finder's fees in respect of the Loan, or

                  (iii) as a result of litigation that may arise in connection with the Borrower's activities or payment of any fees to the Borrower GP, or

                  (iv) any act, omission, negligence or conduct at any
            Individual Property, or arising or claimed to have arisen, out of any act, omission, negligence or conduct of Borrower or any tenant, occupant or invitee thereof which is in any way related to any Individual Property.

      Notwithstanding the foregoing, an Indemnified Party shall not be entitled to indemnification in respect of claims arising from acts of its own gross negligence or willful misconduct to the extent that such gross negligence or willful misconduct is determined by the final judgment of a court of competent jurisdiction, not subject to further appeal, in proceedings to which such Indemnified Party is a proper party.

      7.22 Leasing Matters.

            7.22.1 Agent's Approval Required.

                  (i) Except as provided for herein, the Net Lease Partnerships shall not require the approval of the Agent or the Lenders for any proposed Lease of an Individual Property.

                  (ii) Agent's prior written approval shall be required in each instance as to any proposed Lease which represents the conversion of a substantially single-tenant Individual Property to a substantially multi-tenant Individual Property.

                  (iii) Agent's prior written approval shall be required in each instance as to any proposed Lease for 25,000 or more rentable square feet, but less than 75,000 rentable square feet, unless the Borrower evidences to the Agent that (x) the rental rate under the proposed Lease is equal to or greater than the rental rate for the first renewal term in the Lease in effect for the subject Individual Property as of the Closing Date and (y) the investment rating, if any, of the new tenant is equal to or higher than the investment grade rating for the tenant under such existing Lease.

                  (iv) Agent's and Required Lenders prior written approval shall be required in each instance as to any proposed Lease for 75,000 or more rentable square feet.

                  (v) For any Lease requiring approval hereunder, the approval shall relate to: (i) the economic and other terms of the Lease; (ii) each tenant under a proposed Lease; (iii) each guarantor, if any, of a tenant's obligations under a proposed Lease; (iv) any modification or amendment to the Lease, if such modification or amendment relates to the amount of rent payable thereunder, the term of the Lease, the Economic Discontinuance Rights provided for therein, or any other term which may have a material impact on the value of the Individual Property or the rental payments due under the Lease; and (v) any termination, cancellation or surrender of the Lease.

            7.22.2 Borrower's Requests. Any request by Borrower for an approval from Agent with respect to leasing matters shall be sent to the Agent and shall be accompanied, at a minimum, by the following: (i) the proposed lease or amendment or modification thereof complete with all applicable schedules and exhibits; (ii) a complete copy of any proposed guaranty;
      (iii) comprehensive financial information with respect to the proposed tenant and, if applicable, the proposed guarantor (as to new leases or amendments or modifications to existing leases involving material economic changes); and (iv) an executive summary of the terms and conditions of the proposed lease and, if applicable, the proposed guaranty.

            7.22.3 Response. The Agent (and the Required Lenders, as applicable) shall act on requests from Borrower for any approval required under
      Section 7.23.1 in a commercially reasonable manner and shall use commercially reasonable efforts to respond to any such request within (a) fifteen (15) Business Days for approvals required under Section 7.23.1(ii) and (iii) above, and (b) twenty (20) Business Days for approvals required under Section 7.23.1(iv) above, in each instance following Agent's receipt thereof with all required supporting information. Agent's response may consist of an approval or disapproval of the request, or a conditional approval thereof subject to specified conditions, or a request for further data or information, or any combination thereof. If Agent (and the Required Lenders, as applicable) fails to respond to any such request within such prescribed time period, such request shall be deemed approved by the Agent (and the Required Lenders, as applicable). In order to expedite the processing of requests for such approvals, Borrower agrees to provide Agent with as much advance information as is possible in a commercially reasonable manner in advance of Borrower's formal request for an approval. Borrower has submitted to Agent and Agent has approved a standard lease form annexed hereto as Schedule 7.22.3 ("Form Lease"). Whenever reasonably possible all Borrower's requests for lease approvals shall be accompanied by an express description of any material deviations from the Form Lease, other than those deviations from the Form Lease which relate to the location or nature of the subject Individual Property.

      7.23 Future Collateral Obligations. The Borrower acknowledges that the determination by the Agent as to the Collateral was based upon an analysis of the assets owned by the Borrower, the Borrower Subsidiaries, the pro-rata portion of the assets owned by the Non-Participating Partnerships and Partially Owned Limited Partnerships, and the assets owned by Newkirk Group Entities that are parties to the Security Documents. The Borrower shall (and shall cause any other Loan Party(except for the Newkirk Indemnitor or the MLP Holders) or any other Borrower Subsidiary to) agree to the following undertaking:

            7.23.1 In the event that at any time the Borrower, any Loan Party (except any Newkirk Indemnitor or the MLP Holders), or any Borrower Subsidiary acquires or obtains any interest in any asset relating to the Borrower or the Exchange or the business operations of the Borrower and the Borrower Subsidiaries, including, without limitation, (i) the fee, remainderman or ground lessor interest in any Individual Property, (ii) any interest in the Securitization Documents, (iii) any limited or general partnership interests in Non-Participating Limited Partnerships, Partially Owned Limited Partnership or Other Partnership, or (iv) any interest in any Mortgage Debt, the Borrower shall notify the Agent in writing and, except with respect to any interest in an Individual Property owned by a GMAC Borrower or any general partnership interest in a GMAC Borrower, shall execute, or cause the applicable Loan Party, or Borrower Subsidiary to execute, such documents as shall be reasonably requested by the Agent to confirm, or establish, that the interest so acquired or obtained is included within the Collateral and to effectuate the terms and provisions of this Agreement with respect thereto.

            7.23.2 The Borrower agrees that without the prior consent of the Agent, no other Newkirk Group Entity or MLP Holder will acquire or obtain any interest in any asset related to the operation, ownership or management of the Individual Properties or any of the other assets of the Borrower or the Borrower Subsidiaries unless such Person shall execute such documents as shall be reasonably requested by the Agent to confirm, or establish, that the interest so acquired or obtained is included within the Collateral (or if such Person cannot grant such security interest to the Agent, that the ownership interest in the entity holding such asset is included within the Collateral) and to effectuate the terms and provisions of this Agreement with respect thereto; provided, however, that nothing contained herein shall prohibit any Newkirk Group Entity or MLP Holder from acquiring additional limited partnership interests in Borrower and any such limited partnership interests of Borrower so acquired shall not be required to be included within the Collateral.

            7.23.3 In the event that at any time a Non-Participating Limited Partnership is merged into a Participating Limited Partnership, the Borrower shall notify the Agent in writing and shall execute, or cause the applicable Borrower Subsidiary to execute, such documents as shall be reasonably requested by the Agent to confirm, or establish, that the limited partnership interests and, except for a GMAC Borrower, the general partnership interests in such Participating Limited Partnership are included within the Collateral (subject to any existing Liens associated with any such asset) and to effectuate the terms and provisions of this Agreement with respect thereto.

            7.23.4 In the event that at any time the Borrower shall establish or acquire a Person such that such Person is a Borrower Subsidiary, the Borrower shall notify the Agent in writing and shall execute, or cause the applicable Borrower Subsidiary to execute, such documents as shall be reasonably requested by the Agent to confirm, or establish, that the ownership interests in such Borrower Subsidiary and the assets of such Subsidiary (other than (i) the assets of Net Lease Partnerships and (ii) the assets of any general partner of a GMAC Borrower) are included within the Collateral (subject to any existing Liens associated with any such asset) and to effectuate the terms and provisions of this Agreement with respect thereto.

            7.23.5 In the event that at any time the Borrower or any Borrower Subsidiary acquires or obtains any interest in any asset (other than an Individual Property), the Borrower shall notify the Agent in writing and, except with respect to any general partnership interest in a GMAC Borrower, shall execute, or cause the applicable Borrower Subsidiary to execute, such documents as shall be reasonably requested by the Agent to confirm, or establish, that the asset so acquired or obtained is included within the Collateral (subject to any existing Liens associated with any such asset) and to effectuate the terms and provisions of this Agreement with respect thereto (if the value of the asset acquired is less than $2,000,000.00, the notification and documentation will be provided annually).

            7.23.6 In the event that at any time due to the rejection of a Rejectable Offer, the applicable Lease terminates and the applicable Net Lease Partnership is the owner of an Individual Property without any Mortgage Debt thereon, at the option of the Agent, the Net Lease Partnership shall grant to the Agent, on behalf of the Lenders, a mortgage or deed of trust interest in and to said Individual Property; provided, however, in the event of a subsequent Permitted Refinance, or other refinance with the written consent of the Agent, of the Individual Property, the Agent shall release the said mortgage or deed of trust to the refinanced loan subject to the payment of the Mandatory Principal Payment relating thereto.

            7.23.7 In the event that at any time due to the acceptance of a Rejectable Offer, a so called "Exchange Property" is conveyed to the applicable Net Lease Partnership so that it is the owner of the "Exchange Property" without any Mortgage Debt thereon, at the option of the Agent, the Net Lease Partnership shall grant to the Agent, on behalf of the Lenders, a mortgage or deed of trust interest in and to said Individual Property; provided, however, in the event of the subsequent Permitted Refinance, or other refinance with the written consent of the Agent, of the "Exchange Property", the Agent shall release the said mortgage or deed of trust to the refinanced loan subject to the payment of the Mandatory Principal Prepayment relating thereto.

            7.23.8 Upon the payment in full of the Mortgage Debt on any Individual Property or if at any time any Individual Property is free and clear of all Mortgage Debt, at the option of the Agent, the applicable Net Lease Partnership shall grant to the Agent, on behalf of the Lenders, a mortgage or deed of trust interest in and to said Individual Property; provided, however, in the event of the subsequent Permitted Refinance, or other refinance with the consent of the Agent of the Individual Property, the Agent shall release the said mortgage or deed of trust to the refinanced loan subject to the payment of the Mandatory Principal Prepayment relating thereto.

            7.23.9 The Borrower agrees to provide to the Agent written notice of any of the events described in this Section 7.23 within five (5) Business Days of Knowledge thereof by the Borrower and further agrees to execute and deliver any documents as reasonably requested by the Agent to effectuate the terms and provisions hereof within five (5) Business Days of the Agent's request therefor.

      7.24 Debt Service Coverage Ratios.

            7.24.1 Certain Definitions.

                        (i) "Calculation Date" shall mean the last day of each calendar quarter commencing with March 31, 2002.

                        (ii) "Calculation Period" shall mean each successive twelve (12) month period ending on a Calculation Date, except that for a period prior to December 31, 2001, "Calculation Period" shall mean the period commencing on January 1, 2002 and ending on the Calculation Date.

                        (iii) "Borrower Debt Service" shall mean (A) the sum of
                              the aggregate actual principal and interest paid or payable respecting all Debt of the Borrower, including, without limitation, all principal and interest payments required with respect to the Loan, less (B) with respect to interest payments required with respect to the Loan, the amount paid to the Borrower or the Agent pursuant to any Interest Rate Protection Agreement relating to interest due during the subject Calculation Period.

                        (iv) "Borrower Debt Service Coverage" shall mean the ratio for the Calculation Period of: (A) Borrower Net Cash Flow to (B) Borrower Debt Service.

                        (v) "Borrower Net Cash Flow" shall mean that portion of the Consolidated Net Cash Flow which is available to the Borrower, as Distributions or otherwise, from the Borrower Subsidiaries (after payment of that portion of the Consolidated Debt Service and operating costs and expenses specifically attributable to the Borrower's Subsidiaries) or from other of the Borrower's Investments attributable to the Borrower, all of the foregoing as reasonably determined by the Agent in a manner consistent with the procedures and methods utilized by the Agent in analyzing the financial information provided by the Borrower prior to closing.

                        (vi) "Consolidated Debt Service Coverage" shall mean the ratio for the Calculation Period of: (A) Consolidated Net Cash Flow to (B) Consolidated Debt Service.

                        (vii) "Consolidated Net Cash Flow" shall mean the sum of
                              (i) all cash revenues from the aggregate of all of the Borrower's Subsidiaries and regularly scheduled principal and interest from the Newkirk Loans, including, without limitation, all rents, management fees, ground rent, common area maintenance charges, insurance premium and tax reimbursements and proceeds from rental interruption insurance, less the aggregate of (ii) all operating costs and expenses (excluding Borrower Debt Service) of the Borrower and the Borrower's Subsidiaries related to such investments, amounts reserved for taxes and insurance, replacement reserves, and capital expenditures, all of the foregoing as reasonably determined by the Agent in a manner consistent with the procedures and methods utilized by the Agent in analyzing the financial information provided by the Borrower prior to closing.

                       (viii) "Consolidated Debt Service" shall mean (A) the
                              sum of the aggregate actual principal and interest paid or payable respecting all Debt of the Borrower and the Borrower's Subsidiaries, on a consolidated basis, during the Calculation Period less (B) with respect to interest payments required with respect to the Loan, the amount paid to the Borrower or the Agent pursuant to any Interest Rate Protection Agreement relating to interest due during the subject Calculation Period.

            7.24.2 Minimum Consolidated Debt Service Coverage. During the Initial Term, the Consolidated Debt Service Coverage for each Calculation Period determined on each Calculation Date shall be not less than 1.05:1. During any Extended Term, the Consolidated Debt Service Coverage for each Calculation Period determined on each Calculation Date shall be not less than 1.10:1. Borrower's compliance with the Consolidated Debt Service Coverage covenant shall be tested by the Agent on the Calculation Date with results based upon the most recent Calculation Period results, as reasonably determined by the Agent in a manner consistent with the procedures and methods utilized by the Agent in analyzing the financial information provided by the Borrower prior to closing. If such Consolidated Debt Service Coverage covenant shall not be satisfied on any Calculation Date, Borrower shall prepay a sufficient amount of principal outstanding on the Loan such that if such principal reduction had been made on the first day of the Calculation Period the Consolidated Debt Service Coverage covenant would have been satisfied. It shall be an Event of Default if Borrower fails to make such a prepayment not later than the first to occur of: (i) ten (10) Business Days after notice from Agent to Borrower properly requesting the payment, or (ii) if Borrower has failed to give Agent sufficient reports to enable Agent to make the necessary calculations, forty-five (45) days following the applicable Calculation Date, provided the Borrower shall have an additional five days to supply additional information to the Agent from the date the Agent notifies the Borrower that the initial reports have been deemed insufficient by the Agent.

            7.24.3 Minimum Borrower Debt Service Coverage. During the Initial Term, the Borrower Debt Service Coverage for each Calculation Period determined on each Calculation Date shall be not less than 1.65:1. During any Extended Term, the Borrower Debt Service Coverage for each Calculation Period determined on each Calculation Date shall be not less than 2.00:1. Borrower's compliance with the Borrower Debt Service Coverage covenant shall be tested by the Agent on the Calculation Date with results based upon the most recent Calculation Period results, as reasonably determined by the Agent in a manner consistent with the procedures and methods utilized by the Agent in analyzing the financial information provided by the Borrower prior to closing. If such Borrower Debt Service Coverage covenant shall not be satisfied on any Calculation Date, Borrower shall prepay a sufficient amount of principal outstanding on the Loan such that if such principal reduction had been made on the first day of the Calculation Period the Borrower Debt Service Coverage covenant would have been satisfied. It shall be an Event of Default if Borrower fails to make such a prepayment not later than the first to occur of: (i) ten (10) Business Days after notice from Agent to Borrower properly requesting the payment, or (ii) if Borrower has failed to give Agent sufficient reports to enable Agent to make the necessary calculations, forty-five (45) days following the applicable Calculation Date, provided the Borrower shall have an additional five days to supply additional information to the Agent from the date the Agent notifies the Borrower that the initial reports have been deemed insufficient by the Agent.

            7.24.4 Cash Sweep Account Test. Without limiting the provisions of
      Section 7.24.3, the Agent, in determining the Borrower's compliance with the Borrower Debt Service Coverage covenant set forth in Section 7.24.3, shall also determine whether the

      Borrower has complied with the following test (the "Cash Sweep Account Test"): (i) during the Initial Term, the Borrower Debt Service Coverage for each Calculation Period determined on each Calculation Date shall be not less than 2.00:1; (ii) during any Extended Term, the Borrower Debt Service Coverage for each Calculation Period determined on each Calculation Date shall be not less than 2.25:1.

      7.25 Consolidated Leverage Ratio. The quotient resulting from dividing (i) Borrower's allocable share of the aggregate amount of all Debt respecting the Borrower's Investments (including, without limitation, the outstanding balance of the Loan and the outstanding balance of any outstanding Securitized Notes {or the proportionate interest therein} held by any entity as to which the Agent has not been granted a lien on the ownership interests therein, but excluding the amount of all Securitized Notes owned by an entity as to which the Agent has been granted a lien on the ownership interests therein) by (ii) the Aggregate Investment Capitalization of the Borrower's allocable share of all the Borrower's Investments (the "Consolidated Leverage Ratio"), all as reasonably determined by the Agent in a manner consistent with the procedures and methods utilized by the Agent in analyzing the financial information provided by the Borrower prior to closing, shall at all times be less than the following during the relevant periods indicated:

------------------------------------------------------------------------------------------------------------------
Relevant period                                                                              Consolidated Leverage
                                                                                             Ratio
------------------------------------------------------------------------------------------------------------------
Closing through December 31, 2002                                                            65.0%
------------------------------------------------------------------------------------------------------------------
January 1, 2003 through December 31, 2003                                                    62.5%
------------------------------------------------------------------------------------------------------------------
January 1, 2004 through December 31, 2004                                                    60.0%
------------------------------------------------------------------------------------------------------------------
January 1, 2005 through December 31, 2005, as may be applicable                              57.5%
during any First Extended Term
------------------------------------------------------------------------------------------------------------------
January 1, 2006 through the December 31, 2006, as may be                                     55.0%
applicable during any Second Extended Term.
------------------------------------------------------------------------------------------------------------------

The Borrower's compliance with the Consolidated Leverage Ratio covenant shall be tested by the Agent on the Calculation Date with results based upon the then current financial information, as reasonably determined solely by the Agent. If such Consolidated Leverage Ratio covenant shall not be satisfied on any Calculation Date, Borrower shall prepay a sufficient amount of principal outstanding on the Loan such that if such principal reduction had been made on the Calculation Date the Consolidated Leverage Ratio covenant would have been satisfied on such Calculation Date. It shall be an Event of Default if Borrower fails to make such a prepayment not later than the first to occur of: (i) ten
(10) Business Days after Notice from Agent to Borrower properly requesting the payment, or (ii) if Borrower has failed to give Agent and each of the Lenders sufficient reports to enable Agent to make the necessary calculations, forty-five (45) days following the applicable Calculation Date, provided the Borrower shall have an additional five days to supply additional information to the Agent from the date the Agent notifies the Borrower that the initial reports have been deemed insufficient by the Agent.

      7.26 Minimum Liquidity. The sum of all of the Borrower's and the Borrower's Subsidiaries Liquid Assets (excluding, however, the Liquid Assets of any Borrower Subsidiary as to which there exists a default or event of default on any Mortgage Debt of such Borrower Subsidiary) must at all times be at least $5,000,000.00, all of the foregoing as reasonably determined by the Agent in a manner consistent with the procedures and methods utilized by the Agent in analyzing the financial information provided by the Borrower prior to closing. Any amounts in excess of the Required T/I Amount (calculated for this purpose only based upon the Projected Leasing Costs for the following twelve month period only) contained in the T/I Fund Account shall be included in the calculation of the Borrower's minimum required Liquid Assets. If such Minimum Liquidity shall not be satisfied on any date of testing, Borrower shall arrange for an infusion of Liquid Assets in an amount necessary to satisfy the requirements of this
Section 7.26. It shall be an Event of Default if Borrower fails to arrange for any required additional Liquid Assets not later than ten (10) Business Days after Notice from Agent to Borrower notifying the Borrower of the Borrower's noncompliance.

      7.27 Minimum Consolidated Net Worth. The Borrower's Minimum Consolidated Net Worth shall at all times be equal to or greater than the greater of (i) three (3) times the outstanding balance of the Loan or (ii) $675,000,000.00. "Minimum Consolidated Net Worth" shall mean the consolidated net worth of the Borrower and Borrower Subsidiaries using the Aggregate Investment Capitalization for all Borrower's Investments, plus all cash and cash equivalents of the Borrower and the Borrower Subsidiaries, less the allocable share of all liabilities respecting both the Individual Properties and the liabilities of the Borrower Subsidiaries, as reasonably determined by the Agent in a manner consistent with the procedures and methods utilized by the Agent in analyzing the financial information provided by the Borrower prior to closing. The Borrower's compliance with the Minimum Consolidated Net Worth covenant shall be tested by the Agent on each Calculation Date with results based upon the then current financial information, as reasonably determined by the Agent in a manner consistent with the procedures and methods utilized by the Agent in analyzing the financial information provided by the Borrower prior to closing. If such Minimum Consolidated Net Worth covenant shall not be satisfied on any Calculation Date, Borrower shall prepay a sufficient amount of principal outstanding on the Loan such that if such principal reduction had been made on the Calculation Date the Minimum Consolidated Net Worth covenant would have been satisfied on such Calculation Date. It shall be an Event of Default if Borrower fails to make such a prepayment not later than the first to occur of: (i) ten
(10) Business Days after Notice from Agent to Borrower properly requesting the payment, or (ii) if Borrower has failed to give Agent and each of the Lenders sufficient reports to enable Agent to make the necessary calculations, forty-five (45) days following the applicable Calculation Date, provided the Borrower shall have an additional five days to supply additional information to the Agent from the date the Agent notifies the Borrower that the initial reports have been deemed insufficient by the Agent.

      7.28 Economic Discontinuance.

            7.28.1 Within ten (10) Business Days of receipt thereof, the Borrower shall cause the applicable Participating Limited Partnership to provide to the Agent a copy of each Rejectable Offer received by any Participating Limited Partnership, and concurrently with the giving thereof, and within five (5) Business Days of receipt thereof copies of any subsequent notices received with respect thereto, whether from the tenant exercising the Economic Discontinuance Rights, the applicable holder of the remainderman interest in the subject Individual Property, the applicable ground lessor, the applicable sublessee, the applicable master lessor, or any other Person.

            7.28.2 No later than forty-five (45) days prior to the last day for the Participating Limited Partnership to reject the Rejectable Offer, the Borrower shall provide to the Agent in writing the determination by the Borrower as to whether it requests the approval of the acceptance or rejection of the Rejectable Offer, which notice shall include the Officer's Certificate required in accordance with Section 7.28.4 or 7.28.5, below, with supporting detail necessary for the Agent to verify the calculations incorporated therein.

            7.28.3 Except as otherwise provided for herein, in connection with the exercise by a tenant of the Economic Discontinuance Rights, the Borrower shall not, and shall cause each Participating Limited Partnership not to grant, approve, reject or object to any requested consent or approval, including, without limitation, the acceptance or rejection of a so called "Exchange Offer", without the written approval of the Agent.

            7.28.4 Subject to the compliance with any applicable terms relating to the Mortgage Debt and, if applicable, the Ownership Interest Agreement,
      (i) the Borrower may accept any Rejectable Offer if (a) any required Mandatory Principal Prepayment relative thereto is to be paid to the Agent upon the consummation of the Economic Discontinuance Sale, (b) no Default or Event of Default is then occurring or will occur as a result of the consummation of the subject Economic Discontinuance Sale, (c) the Borrower is in compliance with the Cash Sweep Account Test and will not fail to be in compliance therewith as a result of the consummation of the subject Economic Discontinuance Sale, and (d) the Borrower submits to the Agent an Officer's Certificate reflecting a pro-forma calculation that the Borrower will be in compliance with the Financial Covenants and the Cash Sweep Account Test after the consummation of the subject Economic Discontinuance Sale, or (ii) the Borrower shall accept the Rejectable Offer if approved in writing by the Agent;

            7.28.5 Subject to the compliance with any applicable terms relating to the Mortgage Debt and, if applicable, the Ownership Interest Agreement,
      (i) the Borrower may reject any Rejectable Offer if (a) the Borrower is in compliance with the Rejection Test and will not fail to be in compliance therewith as a result of the consequences of the rejection of the Rejectable Offer, (b) no Default or Event of Default is then occurring or will occur as a result of the consequences of the rejection of the Rejectable Offer, (c) the Borrower is in compliance with the Cash Sweep Account Test and will not fail to be in compliance therewith as a result of the consequences of the rejection of the Rejectable Offer, and (d) the Borrower submits to the Agent an Officer's Certificate reflecting a pro-forma calculation that the Borrower will be in compliance with the Financial Covenants, the Cash Sweep Account Test, and the Rejection Test after giving effect to the financial consequences of the rejection of the Rejectable Offer or (ii) the Borrower shall reject the Rejectable Offer if approved in writing by the Agent;

            7.28.6 As used herein, the "Rejection Test" shall mean that the aggregate outstanding Mortgage Debt on all ED Properties (assuming for purposes of this calculation, that the subject Rejectable Offer is rejected and included therein) shall be less than the ED Cash Flow. The Term "ED Cash Flow" shall mean the projected Free Cash Flow for the succeeding twelve (12) month period, excluding (a) all cash flow from all ED Properties, and (b) all cash flow from any Individual Property after the date on which the existing term of the lease for such Individual Property expires, unless an applicable extension option shall have been exercised.

            7.28.7 Notwithstanding the terms and provisions hereof, the Agent and the Borrower agree and acknowledge that with respect to any Individual Property which is subject to a GMAC Mortgage Loan, unless the applicable GMAC Mortgage Loan has been repaid in full or is repaid in full prior to the rejection of any such Rejectable Offer, the Borrower must cause each applicable GMAC Borrower to accept any such Rejectable Offer.

      7.29 Replacement Documentation. Upon receipt of an affidavit of an officer of Agent as to the loss, theft, destruction or mutilation of the Note or any other Security Document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon surrender and cancellation of such Note or other Security Document, Borrower will issue, in lieu thereof, a replacement Note or other security document in the same principal amount and otherwise of like tenor upon receipt by Borrower of a suitable indemnity.

      7.30 Other Covenants. The Borrower hereby represents and warrants that no Collateral is in the possession of any third party bailee (such as at a warehouse). In the event that the Borrower and/or any of the other Loan Parties, after the date hereof, intends to store or otherwise deliver any Collateral or other personal property in which the Agent has been granted a security interest to such a bailee, then the Borrower shall receive the prior written consent of the Agent and such bailee must acknowledge in writing that the bailee is holding such Collateral or such other personal property for the benefit of the Agent and the Lenders.

      7.31 Related Documents.

            7.31.1 The Borrower will, or will cause each Borrower Subsidiary to, comply with the terms and provisions of all of the Related Documents.

            7.31.2 Upon the occurrence of a default under the Integrated Documents, the Borrower shall notify the Agent of the Borrower's intention to cause each of the Participating Limited Partnerships to terminate the Amended and Restated Asset Management Agreement and, if approved by the Agent, the Borrower shall so cause each of the Participating Partnerships to terminate the Amended and Restated Asset Management Agreement .

            7.31.3 Upon the expiration of the Non-Transfer Period as set forth in the Integrated Loan Documents or upon the ownership of all of the membership interests in Newkirk Capital LLC by the Borrower, a Borrower Subsidiary or any Newkirk Group Entities, the Borrower shall cause Newkirk Capital LLC and Newkirk Asset Management LLC to execute and deliver to the Agent, on behalf of the Lenders, the Guaranty, together with such documents as may be reasonably requested by the Agent to grant to the Agent, on behalf of the Lenders, a security interest in all of the assets of such Borrower Subsidiaries, including, without limitation, a pledge of any Depository Accounts and Accounts, a pledge of the ownership interest in Newkirk Asset Management LLC, a pledge of the Amended and Restated Asset Management Agreement, and a pledge of the Contract to Provide Asset Management Services.

      7.32 T/I Fund Account.

            7.32.1 The Borrower shall create for the benefit of Agent (on behalf of the Lenders) a reserve account (the "T/I Fund Account") for the purpose of creating a reserve for projected tenant improvements, leasing commissions and related costs for Net Lease Partnerships (the "Permitted Leasing Costs").

            7.32.2 The Borrower shall deposit with Agent in the T/I Fund Account on the Funding Date an amount no less than Five-Million ($5,000,000.00) Dollars. Thereafter, the Borrower shall deposit with the Agent in the T/I Fund Account One-Million ($1,000,000.00) Dollars quarterly commencing on March 31, 2002 and continuing on the last day of each calendar quarter thereafter, until there is on deposit in the T/I Fund Account the Required T/I Amount. Once there is on deposit in the T/I Fund Account an amount equal to or more than the Required T/I Amount, the only quarterly deposits required to be made by the Borrower in the T/I Fund Account shall be the lesser of (i) One-Million ($1,000,000.00) Dollars or (ii) the amount necessary to increase the amount on deposit to be equal to the Required T/I Amount.

            7.32.3 Provided that (i) no Default or Event of Default exists and is continuing, and (ii) the Borrower is in compliance with the Cash Sweep Account Test, the Borrower may withdraw funds from the T/I Fund Account as follows:

                  (i) Upon the written request of the Borrower, any amount by which the balance in the T/I Fund Account exceeds the Required T/I Amount; and

                  (ii) As necessary, the Borrower may request disbursements from the T/I Fund Account provided:

                        (a) The Borrower shall have delivered a written request
                  for the disbursement to the Agent, which request shall (1) specify the Permitted Leasing Costs for the period in which the disbursement is requested, (2) set forth the amount of the requested disbursement, and (3) if the requested disbursement exceeds Five Thousand Dollars ($5,000), include an invoice or signed contract specifying that the work has been done or the cost incurred;

                        (b) Such disbursement is used to pay the actual cost of
                  a Permitted Leasing Cost; and

                        (c) The Permitted Leasing Cost is in compliance with the
                  then current Annual Leasing Cost Budget.

            7.32.4 The T/I Fund Account shall be an interest bearing account maintained at the Agent. The T/I Fund Account shall be subject to the Pledge and Security Agreement.

            7.32.5 As used herein, the "Required T/I Amount" shall be an amount as reasonably determined from time to time by the Agent reflecting the projected Permitted Leasing Costs for the following twenty-four (24) month period. The Agent shall advise the Borrower in writing of any change in the Required T/I Amount. As used herein, the "Annual Leasing Cost Budget" shall be a budget submitted annually by the Borrower to the Agent reflecting the projected Permitted Leasing Costs for the next year, with appropriate itemization on a consolidated (and not Individual Property) basis as required by the Agent, which annual budget shall be subject to the approval of the Agent, which approval shall not be unreasonably withheld.

            7.32.6 Provided no Event of Default shall have occurred and be continuing, upon the satisfaction in full of all the Obligations, Agent shall release the sums remaining in the T/I Fund Account, if any, to Borrower.

      7.33 Single-Purpose Entity.

            7.33.1 The Borrower shall cause each Borrower Subsidiary to be a Single-Purpose Entity and to comply with the terms and provisions hereof with respect thereto.

            7.33.2 The Borrower shall cause Newkirk MLP Corp., the sole manager of the Borrower GP, to maintain at least one director which is an Independent Person. The unanimous consent of the directors of Newkirk MLP Corp. (including the vote of said Independent Person) shall be required in order to file, or consent to the filing of, a bankruptcy or insolvency petition or otherwise institute insolvency proceedings for the Borrower GP, the Borrower, or any Borrower Subsidiary.

      8. NEGATIVE COVENANTS. Borrower covenants and agrees that from the date hereof and so long as any indebtedness is outstanding hereunder, or any of the Loan or other obligation remains outstanding, the Borrower shall not (and shall not suffer or permit the other Loan Parties (except the Excepted Loan Parties), and/or the Borrower Subsidiaries to):

      8.1 No Changes to Borrower and other Loan Parties. Without the prior written consent of the Agent, which consent will not be unreasonably withheld, after not less than thirty (30) days' prior written notice (with reasonable particularity of the facts and circumstances attendant thereto):(i) change its jurisdiction of organization, (ii) change its organizational structure or type,
(iii) change its legal name, or (iv) change the organizational number (if any) assigned by its jurisdiction of formation or its federal employer identification number (if any).

      8.2 Restrictions on Liens. Create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible, including, without limitation, the Individual Properties), whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse) or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute, or grant rights with respect to, or otherwise encumber or create a security interest in, such property or assets (including, without limitation, any item of Collateral) or any portion thereof or any other revenues therefrom or the proceeds payable upon the sale, transfer or other disposition of such property or asset or any portion thereof, or permit or suffer any such action to be taken, except the following (singly and collectively, "Permitted Liens"):

            8.2.1 Liens created by the Loan Documents;

            8.2.2 Liens for taxes, assessments or other governmental charges not yet delinquent or which are being diligently contested in good faith and by appropriate proceedings, if (x) reasonable reserves in an amount not less than the tax, assessment or governmental charge being so contested shall have been established in a manner reasonably satisfactory to the Agent or deposited in cash (or cash equivalents) with the Agent to be held during the pendency of such contest, or such contested amount shall have been duly bonded in accordance with applicable law, (y) no risk of sale, forfeiture or loss of any interest in any Individual Property or the Collateral or any part thereof arises during the pendency of such contest and (z) such contest does not have and could not reasonably be expected to have a Material Adverse Effect;

            8.2.3 Liens in respect of property or assets imposed by law, which were incurred in the ordinary course of business and do not secure Debt, such as carriers', warehousemen's, materialmen's and mechanics' liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of any property or assets or have, and could not reasonably be expected to have, a Material Adverse Effect or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

            8.2.4 Liens existing as of the Closing Date in favor of (a) the Integrated Group to secure the Integrated Obligations, and/or (b) the holders of the Mortgage Debt;

            8.2.5 A Lien on an Individual Property which may be granted to secure a Permitted Refinance; and

            8.2.6 To the extent that the Borrower or any Borrower Subsidiary or any Loan Party (except the Excepted Loan Parties) acquires any other asset, any Lien as to which the acquisition of such asset is subject.

      8.3 Consolidations, Mergers, Sales of Assets, Issuance and Sale of Equity.
(i) Dissolve, terminate, liquidate, consolidate with or merge with or into any other Person, (ii) issue, sell, lease, transfer or assign to any Persons or otherwise dispose of (whether in one transaction or a series of transactions) any portion of its assets (whether now owned or hereafter acquired), including, without limitation, any securities, membership or partnership interests, or other interests of any kind in any other Loan Party (except the Excepted Loan Parties) or Borrower Subsidiary, directly or indirectly (whether by the issuance of rights of, options or warrants for, or securities convertible into, any such security, membership or partnership interests or other interests of any kind),
(iii) withdraw from or resign as general partner or managing member of any Person, including, without limitation, any withdrawal or resignation of: (x) Borrower GP as the general partner of the Borrower, (y) any Participating Limited Partnership GP as the general partner of a Participating Limited Partnership, or (z) the general partner of each Non-Participating Limited Partnership, which general partner is subject to the control, directly and indirectly, of Newkirk GP LLC, (iv) permit another Person to merge with or into it, (v) acquire all or substantially all the capital stock, membership or partnership interests or assets of any other Person, or (vi) take any action which could have the effect, directly or indirectly, of diluting the economic interest of any Loan Party (except the Excepted Loan Parties) in any other Loan Party (except the Excepted Loan Parties) or Borrower Subsidiary; except the following:

            8.3.1 Transfers pursuant to the Security Documents and other agreements in favor of Agent on behalf of the Lenders;

            8.3.2 Transfers pursuant to the Integrated Documents;

            8.3.3 Transfers or mergers to facilitate a Permitted Investment (to the extent required, the Agent shall release any security interest which it may have thereon to effectuate such transfer or merger);


            8.3.4 Mergers of any Non-Participating Limited Partnership into a Participating Limited Partnership in accordance with the terms and conditions hereof;

            8.3.5 Mergers, consolidations, transfers and sales between and among Loan Parties (except the Excepted Loan Parties) of partnership interests, membership interests or capital stock, so long as after giving effect to any such merger, consolidation, transfer or sale, the Agent shall have a security interest, directly or through its security interest in the partnership interests, membership interests or capital stock of another Loan Party (except the Excepted Loan Parties), in the partnership interests, membership interests or capital stock of the Loan Party (except the Excepted Loan Parties) which is the survivor of such merger or consolidation or the recipient of such partnership interests, membership interests or capital stock transferred and/or sold, provided that in no event may any such merger, consolidation, transfer or sale cause a Change of Control or otherwise adversely affect the interests of the Agent and/or the Lenders, as determined solely by the Agent;

            8.3.6 Sales of any Individual Property in connection with an Economic Discontinuance Sale, subject to the terms and conditions of
      Section 7.29 and payment of the required Mandatory Principal Prepayment related thereto (to the extent required, the Agent shall release any security interest which it may have thereon to effectuate such sale);

            8.3.7 Sales of any Individual Property (other than in connection with an Economic Discontinuance Sale) or the 100% ownership interest of the Borrower in any Participating Partnership or, with the prior consent of the Agent, any other ownership interest of the Borrower in any Participating Partnership; provided (a) the Agent receives the Mandatory Principal Payment required under Section 2.3.8 above, (b) the purchaser is an unaffiliated third party, and (c) the Borrower submits to the Agent an Officer's Certificate reflecting a pro-forma calculation that the Borrower will be in compliance with the Financial Covenants and the Cash Sweep Account Test considering the consequences of the sale (to the extent required, the Agent shall release any security interest which it may have thereon to effectuate such sale);

            8.3.8 Sales or dispositions in the ordinary course of business of worn, obsolete or damaged items of personal property or fixtures which are suitably replaced (to the extent required, the Agent shall release any security interest which it may have thereon to effectuate such sale or disposition);

            8.3.9 Leases to the extent provided for herein; and

            8.3.10 Transactions, whether outright or as security, for which Agent's prior written consent has been obtained.

      8.4 Restrictions on Debt. (i) Create, incur or assume any Debt, or make any voluntary prepayments of any Debt in respect of which it is an obligor, (ii) enter into, acquiesce, suffer or permit any amendment, restatement or other modification of the documentation evidencing and/or securing any Debt under which it is an obligor, or (iii) increase the amount of any Debt existing as of the Closing Date; except with respect to the following (singly and collectively, "Permitted Debt"):

            8.4.1 The Obligations;

            8.4.2 The following Debt existing as of the Closing Date in the amount disclosed to the Agent hereunder

                  (i) (x) the Mortgage Debt (none of which is recourse to the
            Borrower, except for the type of recourse obligation set forth in
            Section 8.4.5, below), and

                  (ii) (y) the Integrated Obligations (none of which is recourse to (x) the Borrower and (y) any Borrower Subsidiary, other than Newkirk GP LLC, Newkirk Capital LLC, and Newkirk Finco LLC);

            8.4.3 Debt described in Schedule 8.4.3 annexed hereto;

            8.4.4 Any refinancing of any Mortgage Debt provided such refinancing is in accordance with the terms and provisions of the applicable Securitized Mortgages or Other Second Mortgage Debt, without amendment or waiver of the said terms and conditions (a "Permitted Refinance"); provided, however, that no refinancing of any Debt otherwise permitted hereunder shall be allowed unless and until:

                  (i) the Agent has received at least thirty (30) days' prior written notice of any intended refinancing, which notice shall detail with specificity the terms and conditions of any such refinancing and shall include complete copies of any loan application and loan commitment respecting such proposed refinancing, together with such other materials and information as the Agent shall reasonably request;

                  (ii) no Default or Event of Default shall have occurred and then be continuing; and

                  (iii) Borrower has provided the Agent with such instruments, documents, agreements, certifications, and opinions as the Agent shall reasonably require with respect thereto.

            8.4.5 With respect to any Mortgage Debt, obligations under (i) limited guaranties by the Borrower as to usual and customary exceptions to non-recourse provisions (e.g., fraud and misappropriation of funds) provided that such limited guaranties are evidenced by documentation approved by the Agent and (ii) indemnifications by the Borrower as to usual Hazardous Materials issues relating to the subject Individual Property provided that such indemnifications are evidenced by documentation customary for transactions of that type;

            8.4.6 Indebtedness incurred in the ordinary course of business for the purchase of goods or services which are payable, without interest, within thirty (30) days of billing; and

            8.4.7 Transactions, whether secured or unsecured, for which Agent's prior written consent has been obtained.

      8.5 Respecting Individual Properties. Permit or otherwise suffer to occur any event such that the representations and warranties of the Borrower set forth in Section 6.18 would be untrue or misleading in any material respect.

      8.6 Respecting Ground Lease Extension Options and Remainder Ground Lease Options. Permit any of the Ground Lease Extension Options and/or Remainder Ground Lease Options, including, without limitation, any conditions precedent therein, to lapse, expire, or otherwise remain unexercised, or otherwise permit the expiration of any Ownership Interest Agreement, without the express prior written consent of the Agent.

      8.7 Other Business. Enter into any line of business or make any material change in the nature of its business, purposes or operations, except as otherwise specifically permitted by this Agreement or the other Loan Documents.

      8.8 Change of Control. Permit or otherwise suffer to occur any Change of Control.

      8.9 Forgiveness of Debt. Cancel or otherwise forgive or release any Debt owed to it by any Person, except upon receipt of adequate consideration.

      8.10 Affiliate Transactions. On and after the Closing Date, enter into, or be a party to, any transaction with any Person who is an Affiliate of the Borrower, or any Borrower Subsidiary, or any Loan Party, except for (i) the Amended and Restated Asset Management Agreement and the Contract to Provide Asset Management Services, (ii) any property management contract for an Individual Property which is no longer subject to a triple net lease with a management fee not to exceed three (3%) percent of gross revenue per year, and
(iii) any construction management contract for improvements to be made to any Individual Property or Permitted Investment acquisition with a construction management fee not to exceed five (5%) percent of the gross cost of the construction of improvements, provided that this Section 8.10 shall not apply to transactions between and among Loan Parties or to transactions between Loan Parties and Borrower Subsidiaries.

      8.11 Amendments; Terminations of Related Documents. Enter into, acquiesce in, suffer or permit any amendment, restatement or other modification or termination of any of the Related Documents, without the express prior written consent of the Agent (other than the Formation Documents of any Excepted Loan Party).

      8.12 ERISA. Except for Code Section 401(k) plans, establish or be obligated to contribute to any Plan.

      8.13 Bankruptcy Filings. File a petition under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property.

      8.14 Investment Company. Become an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

      8.15 Holding Company. Become a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      8.16 Use of Proceeds. Permit the proceeds of the Loan, or any other accommodation at any time made hereunder, to be used for any purpose which entails a violation of, or is inconsistent with, Regulation T, U or X of the Board of Governors of the Federal Reserve, or for any purpose other than those set forth in Section 1.4.

      8.17 Advances and Loans. Except for loans from the Borrower to any Borrower Subsidiary, directly or indirectly, lend money or credit or make advances to any Person.

      8.18 Distributions. (i) Authorize, declare, or pay any Distributions on behalf of the Borrower, except for Permitted Distributions or (ii) take any action which would amend, modify, or terminate any Distribution due, or the terms of any Formation Document relating to Distributions due, to the Borrower or any Borrower Subsidiary. The term "Permitted Distributions" shall mean (i) the Distribution by the Borrower of a portion of the proceeds of the Loan as provided for in Section 1.4, hereof, and (ii) so long as (x) no Default or Event of Default exists and is continuing, or would be created thereby, (y) the Borrower is in compliance with the Cash Sweep Account Test and will remain in compliance after the said Distribution, and (z) all payments then due have been paid into the T/I Fund Account, subject to requirements set forth in Section 9.2, hereof, any Distributions by the Borrower in accordance with its Formation Documents.

      8.19 Restrictions on Investments. Make or permit to exist or to remain outstanding any Investment except which is or results in ("Permitted Investments"):

                  (i) marketable direct or guaranteed general obligations of the
            United States of America which mature within one year from the date of purchase;

                  (ii) bank deposits, certificates of deposit and banker's
            acceptances, or other obligations in or of the Lenders or banks located within and chartered by the United States of America or a state and having assets of over $500,000,000.00; and


                  (iii) the Borrower's Subsidiaries, subject in all instances to the terms of this Agreement;

                  (iv) the acquisition of any asset related to the operation, ownership or management of the Individual Properties or any of the other assets of the Borrower or the Borrower Subsidiaries; and

                  (v) the acquisition of any asset deemed by the Borrower to provide beneficial tax consequences for the limited partners of the Borrower, but not to exceed the investment of more than One-Million Dollars ($1,000,000.00) in any Fiscal Year.

      All such Investments shall be made by the Borrower in a manner which assures that Agent shall have and maintain a perfected first lien security interest therein.

      8.20 Contracts of a Material or Significant Nature. Except for contracts otherwise complying with this Agreement, not enter into any other contracts, agreements or purchase orders which would involve the expenditure of more than $1,000,000.00 in any instance or $1,000,000.00 in the aggregate without Agent's prior written consent, which consent shall not be unreasonably withheld or delayed, but which consent may be conditioned upon a demonstration by Borrower to Agent's reasonable satisfaction that the contract, agreement or purchase order is reasonable and that the Party entering into such contract has adequate resources to pay and perform the same.

      8.21 Consulting or Management Fees. Permit the payment of any asset management fees in excess of $1,000,000.00 in any Fiscal Year to any Person or enter into any agreement providing asset management services to the Borrower or any Borrower Subsidiary which provides for the payment of asset management fees in excess of $1,000,000.00 in any Fiscal Year, except pursuant to (i) the Amended and Restated Asset Management Agreement, (ii) the Contract to Provide Asset Management Services, and (iii) any property management contract for an Individual Property which is no longer subject to a triple net lease on terms and conditions customary in the relevant market area..

      8.22 Negative Pledges, etc. Enter into any agreement subsequent to the Closing Date (other than a Loan Document) which (a) prohibits the creation or assumption of any Lien upon any of the Collateral, including, without limitation, any hereafter acquired property, (b) specifically prohibits the amendment or other modification of this Agreement or any other Loan Document, or
(c) could reasonably be expected to have a Material Adverse Effect.

      8.23 Newkirk Business Transactions. Conduct any business activities that relate, directly or indirectly, to the Net Lease Partnerships, their properties or assets through any Person other than a Borrower Subsidiary, except pursuant to the structure of ownership existing as of the Closing Date and disclosed to the Agent in the Solicitation Statement and the other Exchange Documents.

      8.24 Limitations On Certain Transactions. Take any action or otherwise engage in any of the following transactions, without the express prior written consent of the Agent (except as specifically provided below):

            8.24.1 exercise any right, remedy, power, privilege, or discretion pursuant to the Put-Call Option Agreement;

            8.24.2 exercise any right, remedy, power, privilege, or discretion pursuant to any Discounted Payment Option; or

            8.24.3 with respect to the Participating Limited Partnerships, exercise any right, remedy, power privilege or discretion as the holder of the Grantor Trust T-2 Certificate or the Class R Certificate pursuant to the Securitization Documents, which consent will not be unreasonably withheld.

      9. SPECIAL PROVISIONS.

      9.1 Legal Requirements. Borrower, any Borrower Subsidiary, any Non-Participating Limited Partnership, or any Partially Owned Limited Partnership may contest in good faith any claim, demand, levy or assessment under any Legal Requirements or taxes owed by any person or entity if: (i) the contest is based upon a material question of law or fact raised by such Person in good faith; (ii) such Person properly commences and thereafter diligently pursues the contest; (iii) the contest will not materially impair the ability to ultimately comply with the contested Legal Requirement should the contest not be successful; (iv) reasonable reserves in an amount necessary to undertake and pay for such contest and any corrective or remedial action then or thereafter reasonably likely to be necessary shall have been established in a manner satisfactory to the Agent or deposited in cash (or cash equivalents) with the Agent to be held during the pendency of such contest, or such contested amount shall have been duly bonded in accordance with applicable law; (v) if the contest relates to a Legal Requirement under Environmental Law, the conditions set forth in the Environmental Indemnity relating to such contests shall be satisfied; (vi) no risk of sale, forfeiture or loss of any interest in any Individual Property or the Collateral or any part thereof arises during the pendency of such contest; and (vii) such contest does not have and could not reasonably be expected to have a Material Adverse Effect.

      9.2 Distributions.

            9.2.1 Notice of Intention to Distribute. At least ten (10) Business Days prior to making any Distribution to its partners, Borrower shall submit to Agent a written statement of its intent to make such Distribution accompanied by an Officer's Certificate reflecting a pro-forma calculation that the Borrower will be in compliance with the Financial Covenants and the Cash Sweep Account Test after the proposed Distribution, together with such other documentation and information as Agent may reasonably require ("Notice of Intention to Distribute") in order to verify that Borrower is entitled to make a Distribution as provided for herein.

            9.2.2 Conditions Must Be Satisfied. If the Agent objects to such proposed Distribution on the basis that the conditions thereto are not satisfied, or that further information is required, Agent may, by written notice to Borrower given within ten (10) Business Days following receipt of Borrower's Notice of Intention to Distribute, prohibit the proposed Distribution until such time as the Agent is reasonably satisfied that the conditions have been satisfied.

            9.2.3 Current Information. Once Agent has received a Notice of Intention to Distribute and a Distribution has been made in accordance with the foregoing, subsequent Notices of Intention to Distribute submitted within the next 12 months shall not require the submission of new financial information if Borrower submits a sworn affidavit and unconditional representation that there have been no material adverse changes, unless Agent has a good faith basis for requiring the same.

      9.3 Limited Recourse Provisions.

            9.3.1 Borrower Fully Liable. Borrower shall be fully liable for the Loan and the Obligations of Borrower to each of the Lenders.

            9.3.2 Certain Non-Recourse. The Loan shall be on a non-recourse basis to all limited partners of Borrower, except to the extent provided for in any Loan Document executed by any such limited partner on its own behalf.

            9.3.3 Additional Matters. Nothing contained in this non-recourse provisions or elsewhere shall: (i) limit the right of Agent or any of the Lenders to obtain injunctive relief or to pursue equitable remedies under any of the Loan Documents, excluding only any injunctive relief ordering payment of obligations by any Person or entity for which personal liability does not otherwise exist; or (ii) limit the liability of any attorney, law firm, accountant or other professional who or which renders or provides any written opinion or certificate to Agent or any of the Lenders in connection with the Loan even though such person or entity may be a limited partner of Borrower.

      9.4 Payment of Obligations. Upon the payment in full of the Obligations, in immediately available funds, including, without limitation, all unreimbursed costs and expenses of the Agent and of each Lender for which the Borrower is responsible, the Agent shall release any security and other collateral interests, including, without limitation, the Payment Direction Letters, rights of setoff and right to freeze granted to the Agent as provided for herein and under the other Loan Documents and shall execute and deliver such documents and termination statements as Borrower or any other Loan Party reasonably requests to evidence such termination and release. However, such release by the Agent shall not be deemed to terminate or release any Person from any obligation or liability under the Loan Documents which specifically by its terms survives the payment in full of the Obligations.

      10. EVENTS OF DEFAULT. The following provisions deal with Default, Events of Default, notice, grace and cure periods, and certain rights of Agent following an Event of Default.

      10.1 Default and Events of Default. The term "Default" as used herein or in any of the other Loan Documents shall mean an Event of Default, or any fact or circumstance which constitutes, or upon the lapse of time, or giving of notice, or both, could constitute, an Event of Default. The occurrence of any of the following events, respectively, shall, subject to the giving of any notice or the expiration of any applicable grace period referred to in Section 10.2 without the cure thereof, constitute an "Event of Default" herein. Upon the occurrence of any Event of Default described in Section 10.1.8, any and all Obligations shall become due and payable without any further act on the part of the Agent. Upon the occurrence of any other Event of Default, the Agent may declare any and all Obligations immediately due and payable. The occurrence and continuance of any Event of Default shall also constitute, without notice or demand, a default under all other agreements between the Agent and/or the Lenders and the Borrower and instruments and papers heretofore, now, or hereafter given the Agent and/or the Lenders by the Borrower.

            10.1.1 Failure to Pay the Loan. The failure by the Borrower to pay when due any principal of, interest on, or fees in respect of, the Loan.

            10.1.2 Failure to Make Other Payments. The failure by the Borrower to pay when due (or upon demand, if payable on demand) any payment Obligation other than any payment Obligation on account of the principal of, or interest on, or fees in respect of, the Loan.

            10.1.3 Note, Security Documents, and Other Loan Documents. Any other default in the performance of any term or provision of any Note, or of the Security Documents, or of any of the other Loan Documents, or a breach, or other failure to satisfy, any other term, provision, condition or warranty under the Note, the Security Documents, or any other Loan Document, regardless of whether any then undisbursed portion of the Loan is sufficient to cover any payment of money required thereby, and the specific grace period, if any, allowed for the default in question shall have expired without such default having been cured.

            10.1.4 Default under Other Agreements. The occurrence of any breach of any covenant or Obligation imposed by, or of any default under, any agreement (including any Loan Document) between the Agent and/or the Lenders and the Borrower, the other Loan Parties, and/or the Net Lease Partnerships or instrument given by the Borrower and such Persons to the Agent and/or the Lenders and the expiry, without cure, of any applicable grace period (notwithstanding that the Agent and/or the Lenders may not have exercised all or any of its/their rights on account of such breach or default).

            10.1.5 Representations and Warranties. If any representation or warranty made by the Borrower or by any of the other Loan Parties or the Borrower Subsidiaries in the Loan Documents was untrue or misleading in a manner which could reasonably be expected to have a Material Adverse Effect.

            10.1.6 Affirmative Covenants. The breach of any covenant contained in Article 7 herein, including, without limitation, the Financial Covenants.

            10.1.7 Negative Covenants. The breach of any covenant contained in
      Article 8 herein.

            10.1.8 Financial Status and Insolvency.

                  A. Borrower shall: (i) admit in writing its inability to pay its debts generally as they become due; (ii) file a petition in bankruptcy or a petition to take advantage of any insolvency act; (iii) make an assignment for the benefit of creditors; (iv) consent to, or acquiesce in, the appointment of a receiver, liquidator or trustee of itself or of the whole or any substantial part of its properties or assets; (v) file a petition or answer seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Federal Bankruptcy laws or any other applicable law; (vi) have a court of competent jurisdiction enter an order, judgment or decree appointing a receiver, liquidator or trustee of Borrower, or of the whole or any substantial part of the property or assets of Borrower, and such order, judgment or decree shall remain unvacated or not set aside or unstayed for sixty (60) days; (vii) have a petition filed against it seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Federal Bankruptcy laws or any other applicable law and such petition shall remain undismissed for sixty
      (60) days; (viii) have, under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction assume custody or control of Borrower or of the whole or any substantial part of its property or assets and such custody or control shall remain unterminated or unstayed for sixty (60) days; or (ix) have an attachment or execution levied against any substantial portion of the property of Borrower or against any substantial portion of the Collateral which is not discharged or dissolved by a bond within thirty (30) days; or

                  B. any such event set forth in subsection A above shall occur with respect to (i) a Participating Limited Partnership only if the Subsidiary Bankruptcy Test has been triggered, (ii) any Newkirk Indemnitor, or (iii) any Borrower Subsidiary other than a Net Lease Partnership;

            10.1.9 Loan Documents. If any Loan Document for any reason other than the satisfaction in full of all Obligations shall cease to be in full force and effect (other than in accordance with its terms), thereby preventing the Agent and/or the Lenders from obtaining the practical realization of the benefits thereof, or if any Loan Document shall be declared null and void or any Loan Party shall claim or declare any such Loan Document to no longer be in full force and effect or is null and void, or if the Liens and security interests purported to be created by any of the Loan Documents shall cease to be valid, perfected, first priority (except as otherwise expressly provided herein) security interests;


            10.1.10 Judgments. One or more judgments or decrees shall be entered against Borrower or any Loan Party (except for the MLP Holders, the Non-Participating Limited Partnerships, or the Partially Owned Limited Partnerships) or Borrower Subsidiary involving a liability (not paid or fully covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of sixty (60) consecutive days, and the aggregate amount of all such judgments exceeds $750,000.00;

            10.1.11 Default of Other Specified Debt and Related Documents. If a Default or Event of Default (regardless of how or if defined) shall occur in any one or more of the following, as to which Default or Event of Default the holder has accelerated the obligations due thereunder and commenced exercising its rights upon such Default or Event of Default:

                  (i) The Integrated Obligations; and/or

                  (ii) Any Mortgage Debt, but only if the Mortgage Debt Test has been triggered.

            10.1.12 ERISA. (i) If any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code, any Plan shall have had or is likely to have a trustee appointed to administer such Plan, any Plan is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made to a Plan has not been timely made, the Borrower or any Borrower Subsidiary or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069,
      4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971, 4975 or 4980 of
      the Code, or the Borrower or any Borrower Subsidiary has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(l) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or employee pension benefit plans (as defined in
      Section 3(2) of ERISA) and any of the foregoing could have a Material Adverse Effect; (ii) if there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability which could have, or reasonably be expected to have, a Material Adverse Effect; or (iii) if which lien, security interest or liability, individually, and/or in the aggregate, in the opinion of the Agent could have, or reasonably be expected to have, a Material Adverse Effect.

            10.1.13 Change of Control. If a Change of Control shall occur.

            10.1.14 Indictment; Forfeiture. The indictment of, or institution of any legal process or proceeding against, the Borrower, any other Loan Party (except for an Excepted Loan Party), and/or any Borrower Subsidiary under any applicable law where the relief, penalties, or remedies sought or available include the forfeiture of any property of Borrower and/or any other such Person and/or the imposition of any stay or other order, the effect of which could reasonably be expected to have a Material Adverse Effect.

            10.1.15 Default of Other Obligations. Any failure by the Borrower to pay at maturity, or within any applicable grace period, any obligation for borrowed money, or in respect of any capitalized lease, or any failure to observe or perform any material term, covenant or agreement contained in any agreement by which the Borrower is bound, evidencing or securing borrowed money, or in respect of any capitalized lease, such that the holder or holders thereof or of any obligations issued thereunder have accelerated the maturity thereof.

            10.1.16 Termination of Guaranty or Consent. The termination or attempted termination of (i) any Guaranty by any Guarantor of the Obligations, or (ii) Newkirk Indemnification by any Newkirk Indemnitor.

            10.1.17 Generally. A default by Borrower in the performance of any term, provision or condition of this Agreement to be performed by Borrower, or a breach, or other failure to satisfy, any other term provision, condition, covenant or warranty under this Agreement and such default remains uncured beyond any applicable specific grace period provided for in this Agreement, or as set forth in Section 10.2. below;

      10.2 Grace Periods and Notice. As to each of the foregoing events the following provisions relating to grace periods and notice shall apply:

            10.2.1 No Notice or Grace Period. Except for any grace or notice period specifically provided for in any referenced section of this Agreement, there shall be no grace period and no notice provision with respect to the payment of principal at maturity and no grace period and no notice provision with respect to defaults related to the voluntary filing of bankruptcy or reorganization proceedings or an assignment for the benefit of creditors, or with respect to a breach of warranty or representation as set forth in Section 10.1.5, or with respect to the breach of any of the affirmative covenants set forth in Sections 7.24, 7.25, 7.26, and 7.27.

            10.2.2 Nonpayment of Interest and Principal. As to the nonpayment of interest, installments of principal, and in connection with a Mandatory Principal Prepayment prior to maturity there shall be a ten (10) Business Day grace period without any requirement of notice from Agent.

            10.2.3 Other Monetary Defaults. All other monetary defaults shall have a five (5) Business Day grace period following notice from Agent.

            10.2.4 Nonmonetary Defaults.

                  (i) As to non-monetary default under Section 7.2, 7.5.1, 7.17,
            7.22, 7.23, or 7.28, or with respect to the breach of any of the negative covenants set forth in Article 8, there shall be a ten (10) day grace period following notice from Agent of such default;

                  (ii) As to non-monetary default under Section 7.16.1 or 7.32 there shall be a five (5) day grace period following notice from Agent of such default;

                  (iii) As to any other non-monetary default, unless there is a specific shorter or longer grace period provided for in this Loan Agreement or in another Loan Document, there shall be a thirty (30) day grace period following notice from Agent or, if such default would reasonably require more than thirty (30) days to cure or remedy, such longer period of time not to exceed a total of ninety (90) days from Agent's notice as may be reasonably required so long as Borrower shall commence reasonable actions to remedy or cure the default within thirty (30) days following such notice and shall diligently prosecute such curative action to completion within such ninety (90) day period. However, where there is an emergency situation in which there is danger to person or property such curative action shall be commenced as promptly as possible. As to breaches of warranties and representations (other than those related to financial information) there shall be a thirty (30) day grace period following notice from Agent.

      11. REMEDIES.

      11.1 Remedies. Upon the occurrence and during the continuance of an Event of Default, whether or not the indebtedness evidenced by the Note and secured by the Security Documents shall be due and payable or Agent shall have instituted any foreclosure or other action for the enforcement of the Security Documents or the Note, Agent may, and shall upon the direction of the Required Lenders, in addition to any other remedies which Agent may have hereunder or under the other Loan Documents, or otherwise, and not in limitation thereof, and in Agent's sole and absolute discretion:

            11.1.1 Accelerate Debt. Agent may, and with the direction of the Required Lenders shall, declare the indebtedness evidenced by the Note and secured by the Security Documents immediately due and payable (provided that in the case of a voluntary petition in bankruptcy filed by Borrower or an involuntary petition in bankruptcy filed against Borrower (after expiration of the grace period, if any, set forth in Section 10.1.8), such acceleration shall be automatic).

            11.1.2 Pursue Remedies. Agent may, and with the direction of the Required Lenders shall, pursue any and all remedies provided for hereunder, under any one or more of the other Loan Documents, and/or otherwise. In the event that the Agent exercises the rights under the Security Documents to exercise the rights of the Borrower under the Put-Call Option Agreement, the Borrower shall issue or cause the issuance of sufficient limited partnership interests in the Borrower to effectuate the terms and provisions thereof.

      11.2 Written Waivers. Except as otherwise provided in Section 13.4, if a Default or an Event of Default is waived by the Required Lenders, in its sole discretion, pursuant to a specific written instrument executed by an authorized officer of Agent, the Default or Event of Default so waived shall be deemed to have never occurred.

      11.3 Power of Attorney. For the purpose of exercising the rights granted by this Article 11, as well as any and all other rights and remedies of Agent under the Loan Documents, Borrower hereby irrevocably constitutes and appoints Agent (or any agent designated by Agent) its true and lawful attorney-in-fact, with full power of substitution, upon the occurrence and during the continuance of any Event of Default, to execute, acknowledge and deliver any instruments and to do and perform any acts in the name and on behalf of Borrower. In connection with the foregoing power of attorney, the Borrower hereby grants unto the Agent (acting through any of its officers) full power to do any and all things after the occurrence and during the continuance of an Event of Default necessary or appropriate in connection with the exercise of such powers as fully and effectually as the Borrower might or could do, hereby ratifying all that said attorney shall do or cause to be done by virtue of this Agreement. The foregoing power of attorney shall not be affected by any disability or incapacity suffered by the Borrower and shall survive the same. All powers conferred upon the Agent by this Agreement, being coupled with an interest, shall be irrevocable until this Agreement is terminated by a written instrument executed by a duly authorized officer of the Agent.

      12. SECURITY INTEREST AND SET-OFF.

      12.1 Security Interest. Borrower hereby grants to the Agent and each of the Lenders, a continuing lien, security interest and right of setoff as security for all of the Obligations to Agent and each of the Lenders, whether now existing or hereafter arising, upon and against all Depository Accounts, Accounts, deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Agent or any of the Lenders or any entity under the control of FleetBoston Financial Corporation and its successors and assigns, or in transit to any of them.

      12.2 Set-Off. After the occurrence and during the continuance of any Event of Default, any such Depository Accounts, Accounts, deposits, balances or other sums credited by or due from Agent, any affiliate of Agent or FleetBoston Financial Corporation or any of the Lenders, or from any such affiliate of any of the Lenders, to Borrower may to the fullest extent not prohibited by applicable law at any time or from time to time, without regard to the existence, sufficiency or adequacy of any other collateral, and without notice or compliance with any other condition precedent now or hereafter imposed by statute, rule of law or otherwise, all of which are hereby waived, be set off, appropriated and applied by Agent against any or all of Borrower's Obligations irrespective of whether demand shall have been made, in such manner as Agent in its sole and absolute discretion may determine. Within three (3) Business Days of making any such set off, appropriation or application, Agent agrees to notify Borrower thereof, provided the failure to give such notice shall not affect the validity of such set off or appropriation or application. ANY AND ALL RIGHTS TO REQUIRE AGENT OR ANY OF THE LENDERS TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOAN, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

      12.3 Application Each of the Lenders agrees with each other Lender that with respect to this Agreement or under any other Loan Document (a) if an amount to be set off is to be applied to indebtedness of the Borrower or any other Loan Party to such Lender, other than the Obligations evidenced by the Note due to such Lender, such amount shall be applied ratably to such other indebtedness and to the Obligations evidenced by the Note due to such Lender, and (b) if such Lender shall receive from the Borrower or any other Loan Party, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Note due to such Lender by proceedings against the Borrower or any other Loan Party at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note due to such Lender any amount in excess of its ratable portion of the payments received by all of the Lenders with respect to Obligations under the Note due to all of the Lenders, such Lender will make such disposition and arrangements with the other Lenders with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Lender receiving in respect of the Note its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Lender, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

      12.4 Right to Freeze. The Agent and each of the Lenders shall also have the right, at its option, upon the occurrence and during the continuance of any event which would entitle the Agent and each of the Lenders to set off or debit as set forth in Section 12.2, to freeze, block or segregate any such deposits, balances and other sums so that Borrower may not access, control or draw upon the same.

      12.5 Additional Rights. The rights of Agent, the Lenders and each affiliate of Agent and each of the Lenders under this Article 12 are in addition to, and not in limitation of, other rights and remedies, including other rights of set off, which Agent or any of the Lenders may have.

      13. THE AGENT AND THE LENDERS

      13.1 Rights, Duties and Immunities of the Agent.

            13.1.1 Appointment of Agent. Each Lender hereby irrevocably designates and appoints Fleet National Bank as Agent of such Lender to act as specified herein and in the other Loan Documents, and each such Lender hereby irrevocably authorizes the Agent to take such actions, exercise such powers and perform such duties as are expressly delegated to or conferred upon the Agent by the terms of this Loan Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Agent agrees to act as such upon the express conditions contained in this Article 13. The Agent shall not have any duties or responsibilities except those expressly set forth herein or in the other Loan Documents, nor shall it have any fiduciary relationship with any Lender, and no implied covenants, responsibilities, duties, obligations or liabilities shall be read into this Loan Agreement or otherwise exist against the Agent. The provisions of this Article 13 are solely for the benefit of the Agent and the Lenders, and the Borrower shall not have any rights as a third party beneficiary of any of the provisions hereof.

            13.1.2 Administration of Loan by Agent. The Agent shall be responsible for administering the Loan on a day-to-day basis. In the exercise of such administrative duties, the Agent shall use the same diligence and standard of care that is customarily used by the Agent with respect to similar loans held by the Agent solely for its own account.

      Each Lender delegates to the Agent the full right and authority on its behalf to take the following specific actions in connection with its administration of the Loan:

            (i) to fund the Loan in accordance with the provisions of the Loan Documents, but only to the extent of immediately available funds provided to the Agent by the respective Lenders for such purpose;

            (ii) to receive all payments of principal, interest, fees and other charges paid by, or on behalf of, the Borrower and, except for fees to which the Agent is entitled pursuant to the Loan Documents or otherwise, to distribute all such funds to the respective Lenders as provided for hereunder;

            (iii) to keep and maintain complete and accurate files and records of all material matters pertaining to the Loan, and make such files and records available for inspection and copying by each Lender and its respective employees and agents during normal business hours upon reasonable prior notice to the Agent; and


            (iv) to do or omit doing all such other actions as may be reasonably necessary or incident to the implementation, administration and servicing of the Loan and the rights and duties delegated hereinabove.

            13.1.3 Delegation of Duties. The Agent may execute any of its duties under this Loan Agreement or any other Loan Document by or through its agents or attorneys-in-fact, and shall be entitled to the advice of counsel concerning all matters pertaining to its rights and duties hereunder or under the Loan Documents. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

            13.1.4 Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Loan Agreement or the other Loan Documents, except for its or their gross negligence or willful misconduct. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any recital, statement, representation or warranty made by the Borrower or any of its officers or agents contained in this Loan Agreement or the other Loan Documents or in any certificate or other document delivered in connection therewith; (ii) the performance or observance of any of the covenants or agreements contained in, or the conditions of, this Loan Agreement or the other Loan Documents; (iii) the state or condition of any properties of the Borrower or any other obligor hereunder constituting Collateral for the Obligations of the Borrower hereunder, or any information contained in the books or records of the Borrower; (iv) the validity, enforceability, collectibility, effectiveness or genuineness of this Loan Agreement or any other Loan Document or any other certificate, document or instrument furnished in connection therewith; or (v) the validity, priority or perfection of any lien securing or purporting to secure the Obligations or the value or sufficiency of any of the Collateral.

            13.1.5 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any notice, consent, certificate, affidavit, or other document or writing believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons, and upon the advice and statements of legal counsel (including, without, limitation, counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Loan Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of the taking or failing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Loan Agreement and the other Loan Documents in accordance with any written request of the Required Lenders, and each such request of the Required Lenders, and any action taken or failure to act by the Agent pursuant thereto, shall be binding upon all of the Lenders; provided, however, that the Agent shall not be required in any event to act, or to refrain from acting, in any manner which is contrary to the Loan Documents or to applicable law.

            13.1.6 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Agent has actual knowledge of the same or has received notice from a Lender or the Borrower referring to this Loan Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent obtains such actual knowledge or receives such a notice, the Agent shall give prompt notice thereof to each of the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders. Unless and until the Agent shall have received such direction, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to any such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

            13.1.7 Lenders' Credit Decisions. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender, and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and investigation into the business, assets, operations, property, and financial and other condition of the Borrower and has made its own decision to enter into this Loan Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in determining whether or not conditions precedent to Closing any Loan hereunder have been satisfied and in taking or not taking any action under this Loan Agreement and the other Loan Documents.

            13.1.8 Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Agent, ratably in proportion to their respective Commitments, for (i) any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under this Loan Agreement or the other Loan Documents, (ii) any other expenses incurred by the Agent on behalf of the Lenders in connection with the preparation, execution, delivery, administration, amendment, waiver and/or enforcement of this Loan Agreement and the other Loan Documents, and (iii) any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Loan Agreement or the other Loan Documents or any other document delivered in connection therewith or any transaction contemplated thereby, or the enforcement of any of the terms hereof or thereof, provided that no Lender shall be liable for any of the foregoing to the extent that they arise from the gross negligence or willful misconduct of the Agent. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the action indemnified against until such additional indemnity is furnished.

            13.1.9 Agent in its Individual Capacity. With respect to its Commitment as a Lender, and the Loans made by it and the Note issued to it, the Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its subsidiaries and affiliates may accept deposits from, lend money to, and generally engage in any kind of commercial or investment banking, trust, advisory or other business with the Borrower or any subsidiary or affiliate of the Borrower as if it were not the Agent hereunder.

            13.1.10 Successor Agent. The Agent may resign at any time by giving thirty (30) days' prior written notice to the Lenders and Borrower. The Required Lenders, for good cause, may remove Agent at any time by giving thirty (30) days' prior written notice to the Agent, the Borrower and the other Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and accepted such appointment within thirty (30) days after the retiring Agent's giving notice of resignation or the Required Lenders' giving notice of removal, as the case may be, then the retiring Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. Each such successor Agent shall be a financial institution which meets the requirements of an Eligible Assignee. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. After any retiring Agent's resignation hereunder, the provisions of this Article 13 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder.

            13.1.11 Duties in the Case of Enforcement. In case one or more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Agent shall, at the request, or may, upon the consent, of the Required Lenders, and provided that the Lenders have given to the Agent such additional indemnities and assurances against expenses and liabilities as the Agent may reasonably request, proceed to enforce the provisions of this Loan Agreement and the other Loan Documents respecting the foreclosure, the sale, or other disposition of all or any part of the Collateral and the exercise of any other legal or equitable rights or remedies as it may have hereunder or under any other Loan Document or otherwise by virtue of applicable law, or to refrain from so acting if similarly requested by the Required Lenders. The Agent shall be fully protected in so acting or refraining from acting upon the instruction of the Required Lenders, and such instruction shall be binding upon all the Lenders. The Required Lenders may direct the Agent in writing as to the method and the extent of any such foreclosure, sale or other disposition or the exercise of any other right or remedy, the Lenders hereby agreeing to indemnify and hold the Agent harmless from all costs and liabilities incurred in respect of all actions taken or omitted in accordance with such direction, provided that the Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction. The Agent may, in its discretion but without obligation, in the absence of direction from the Required Lenders, take such interim actions as it believes necessary to preserve the rights of the Lenders hereunder and in and to any Collateral securing the Obligations, including but not limited to petitioning a court for injunctive relief, appointment of a receiver or preservation of the proceeds of any Collateral. Each of the Lenders acknowledges and agrees that no individual Lender may separately enforce or exercise any of the provisions of any of the Loan Documents, including without limitation the Note, other than through the Agent.

      13.2 Respecting Loans and Payments.

            13.2.1 Procedures for Loans. Agent shall give written notice to each Lender of each request for a Loan, or conversion of an existing Loan from a Variable Rate Advance to an Effective LIBO Rate Advance, by facsimile transmission, hand delivery or overnight courier, not later than 11:00 a.m. (Boston time) (i) two (2) Business Days prior to any Effective LIBO Rate Advance or conversion to an Effective LIBO Rate Advance, or (ii) one
      (1) Business Day prior to any Variable Rate Advance. Each such notice shall be accompanied by a written summary of the request for a Loan and shall specify (a) the date of the requested Loan, (b) the aggregate amount of the requested Loan, (c) each Lender's pro rata share of the requested Loan, and (d) the applicable interest rate selected by Borrower with respect to such Loan, or any portion thereof, together with the applicable Interest Period, if any, selected, or deemed selected, by Borrower. Each Lender shall, before 11:00 a.m. (Boston time) on the date set forth in any such request for a Loan, make available to Agent, at an account to be designated by Agent at Fleet National Bank in Boston, Massachusetts, in same day funds, each Lender's ratable portion of the requested Loan. After Agent's receipt of such funds and upon Agent's determination that the applicable conditions to making the requested Loan have been fulfilled, Agent shall make such funds available to Borrower as provided for in this Loan Agreement. Within a reasonable period of time following the making of each Loan, but in no event later than ten (10) Business Days following such Loan, Agent shall deliver to each Lender a copy of Borrower's request for Loan. Promptly after receipt by Agent of written request from any Lender, Agent shall deliver to the requesting Lender the accompanying certifications and such other instruments, documents, certifications and approvals delivered by or on behalf of Borrower to Agent in support of the requested Loan.

            13.2.2 Nature of Obligations of Lenders. The obligations of the Lenders hereunder are several and not joint. Failure of any Lender to fulfill that its obligations hereunder shall not result in any other Lender becoming obligated to advance more than its Commitment Percentage of the Loan, nor shall such failure release or diminish the obligations of any other Lender to fund its Commitment Percentage provided herein.

            13.2.3 Payments to Agent. All payments of principal of and interest on the Loans or the Note shall be made to the Agent by the Borrower or any other obligor or guarantor for the account of the Lenders in immediately available funds as provided in the Note and this Loan Agreement. Except as otherwise expressly provided herein, the Agent agrees promptly to distribute to each Lender, on the same Business Day upon which each such payment is made, such Lender's proportionate share of each such payment in immediately available funds excluding Liquidation Proceeds which shall be distributed in accordance with Section 13.2.4 below. The Agent shall upon each distribution promptly notify Borrower of such distribution and each Lender of the amounts distributed to it applicable to principal of, and interest on, the proportionate share held by the applicable Lender. Each payment to the Agent under the first sentence of this Section shall constitute a payment by the Borrower to each Lender in the amount of such Lender's proportionate share of such payment, and any such payment to the Agent shall not be considered outstanding for any purpose after the date of such payment by the Borrower to the Agent without regard to whether or when the Agent makes distribution thereof as provided above. If any payment received by the Agent from the Borrower is insufficient to pay both all accrued interest and all principal then due and owing, the Agent shall first apply such payment to all outstanding interest until paid in full and shall then apply the remainder of such payment to all principal then due and owing, and shall distribute the payment to each Lender accordingly.

            13.2.4 Distribution of Liquidation Proceeds. Subject to the terms and conditions hereof, the Agent shall distribute all Liquidation Proceeds in the order and manner set forth below:

      First: To the Agent, towards any fees and any expenses for which the Agent is entitled to reimbursement under this Agreement or the other Loan Documents not theretofore paid to the Agent.

      Second: To all applicable Lenders in accordance with their proportional share based upon their respective Commitment Percentages until all Lenders have been reimbursed for all expenses which such Lenders have previously paid to the Agent and not theretofore paid to such Lenders.

      Third: To all Lenders in accordance with their proportional share based upon their respective Commitment Percentages until all Lenders have been paid in full all principal and interest due to such Lenders under the Loan, with each Lender applying such proceeds for purposes of this Agreement first against the outstanding principal balance due to such Lender under the Loan and then to accrued and unpaid interest due under the Loan.

      Fourth: To all applicable Lenders in accordance with their proportional share based upon their respective Commitment Percentages until all Lenders have been paid in full all other amounts due to such Lenders under the Loan including, without limitation, any costs and expenses incurred directly by such Lenders to the extent such costs and expenses are reimbursable to such Lenders by the Borrower under the Loan Documents.

      Fifth: To Fleet National Bank (or any successor thereto) with respect to the Obligations specifically arising on account of the Interest Rate Protection Agreement, if issued by Fleet National Bank.

      Sixth: To the Borrower or such third parties as may be entitled to claim Liquidation Proceeds.

            13.2.5 Adjustments. If, after Agent has paid each Lender's proportionate share of any payment received or applied by Agent in respect of the Loan and other Obligations, that payment is rescinded or must otherwise be returned or paid over by Agent, whether pursuant to any bankruptcy or insolvency law, sharing of payments clause of any loan agreement or otherwise, such Lender shall, at Agent's request, promptly return its proportionate share of such payment or application to Agent, together with the Lender's proportionate share of any interest or other amount required to be paid by Agent with respect to such payment or application.

            13.2.6 Setoff. If any Lender (including the Agent), acting in its individual capacity, shall exercise any right of setoff against a deposit balance or other account of the Borrower held by such Lender on account of the obligations of the Borrower under this Loan Agreement, such Lender shall remit to the Agent all such sums received pursuant to the exercise of such right of setoff, and the Agent shall apply all such sums for the benefit of all of the Lenders hereunder in accordance with the terms of this Loan Agreement.

            13.2.7 Distribution by Agent. If in the opinion of the Agent distribution of any amount received by it in such capacity hereunder or under the Note or under any of the other Loan Documents might involve any liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction or has been resolved by the mutual consent of all Lenders. In addition, the Agent may request full and complete indemnity, in form and substance satisfactory to it, prior to making any such distribution. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over to the same in such manner and to such Persons as shall be determined by such court.

            13.2.8 Delinquent Lender. If for any reason any Lender shall fail or refuse to abide by its obligations under this Loan Agreement, including without limitation its obligation to make available to Agent its pro rata share of any Loans, expenses or setoff (a "Delinquent Lender") and such failure is not cured within ten (10) days of receipt from the Agent of written notice thereof, then, in addition to the rights and remedies that may be available to Agent, other Lenders, the Borrower or any other party at law or in equity, and not at limitation thereof, (i) such Delinquent Lender's right to participate in the administration of, or decision-making rights related to, the Loans, this Loan Agreement or the other Loan Documents shall be suspended during the pendency of such failure or refusal, and (ii) a Delinquent Lender shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining non-delinquent Lenders for application to, and reduction of, their proportionate shares of all outstanding Loans until, as a result of application of such assigned payments the Lenders' respective pro rata shares of all outstanding Loans shall have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency. The Delinquent Lender's decision-making and participation rights and rights to payments as set forth in clauses (i) and (ii) hereinabove shall be restored only upon the payment by the Delinquent Lender of its pro rata share of any Loans or expenses as to which it is delinquent, together with interest thereon at the Default Rate from the date when originally due until the date upon which any such amounts are actually paid.

      The non-delinquent Lenders shall also have the right, but not the obligation, in their respective, sole and absolute discretion, to acquire for no cash consideration (pro rata, based on the respective Commitments of those Lenders electing to exercise such right) the Delinquent Lender's Commitment to fund future Loans (the "Future Commitment"). Upon any such purchase of the pro rata share of any Delinquent Lender's Future Commitment, the Delinquent Lender's share in future Loans and its rights under the Loan Documents with respect thereto shall terminate on the date of purchase, and the Delinquent Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest, including, if so requested, an Assignment and Acceptance. Each Delinquent Lender shall indemnify Agent and each non-delinquent Lender from and against any and all loss, damage or expenses, including but not limited to reasonable attorneys' fees and funds advanced by Agent or by any non-delinquent Lender, on account of a Delinquent Lender's failure to timely fund its pro rata share of a Loan or to otherwise perform its obligations under the Loan Documents.

            13.2.9 Holders. The Agent may deem and treat the Lender designated in the Register as the proportionate owner of such interest in the Note for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any designated interest in the Note shall be conclusive and binding on any subsequent holder, transferee or endorsee, as the case may be, of such interest in the Note or of any Note or Notes issued in exchange therefor.

      13.3 Assignment and Participation.

            13.3.1 Conditions to Assignment by Lenders. Except as provided herein, each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Loan Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it and the portion of the Note held by it), upon satisfaction of the following conditions:
      (a) each of the Agent and the Borrower shall have given its prior written consent to such assignment, which consent shall not be unreasonably withheld, delayed or conditioned by either the Agent or the Borrower (provided that, in the case of the Borrower, such consent shall not be required if a Default or Event of Default shall have occurred and be continuing and provided, further, such consent shall not be required from either the Agent or the Borrower in connection with any assignment as to which (i) the assignee is an existing Lender (other than a Delinquent Lender) or (ii) an Affiliate or a Related Fund of the assigning Lender);
      (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Loan Agreement, (c) each assignment shall be in an amount that is at least $1,000,000.00 and is a whole multiple of $1,000,000.00 (provided, such minimum amount shall not apply if the assigning Lender is assigning its entire remaining interest in the Loan), (d) each Lender which is a Lender at the time of such assignment shall retain, free of any such assignment, an amount of its Commitment of not less than $1,000,000.00 (provided, such minimum amount shall not apply if the assigning Lender is assigning its entire remaining interest in the Loan), (e) unless an Event of Default shall have occurred and be continuing, the Agent, in its individual capacity as a Lender, shall retain, free of any such assignment, an amount of its Commitment of not less than $25,000,000.00, and (f) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of Exhibit H hereto (an "Assignment and Acceptance"). Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof (or such shorter period of time as may be agreed to by the Agent), (x) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder, and (y) the assigning Lender shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in Section 13.3.3, be released from its obligations under this Loan Agreement.

            13.3.2 Certain Representations and Warranties. Limitations, Covenants. By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows:

            (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, unless specifically agreed in writing otherwise by the assigning Lender, the assigning Lender makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Loan Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage;

            (b) unless specifically agreed in writing otherwise by the assigning Lender, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower and its affiliates, related entities or subsidiaries or any other person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Loan Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;

            (c) such assignee confirms that it has received a copy of this Loan Agreement, together with copies of the most recent financial statements provided by the Borrower as required by the terms of this Loan Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

            (d) unless specifically agreed in writing otherwise by the assigning Lender, such assignee will, independently and without reliance upon the assigning Lender, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Loan Agreement;

            (e) such assignee represents and warrants that it is an Eligible Assignee;

            (f) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Loan Agreement and the other Loan

      Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

            (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Loan Agreement are required to be performed by it as a Lender; and


            (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance.

            13.3.3 Register. The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment Percentage of, and principal amount of the Loans owing to the Lenders from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Loan Agreement. The Register shall be available for inspection by the Borrower and the Lenders at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Lender agrees to pay to the Agent a registration fee in the sum of ($3,500.00), except there shall be no such registration fee if the assignment is to an Affiliate or Related Fund of the assigning Lender.

            13.3.4 Register. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, the Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrower and the Lenders (other than the assigning Lender).

            13.3.5 Participations. Each Lender may sell participations to one or more banks or other financial institutions in all or a portion of such Lender's rights and obligations under this Loan Agreement and the other Loan Documents; provided that (a) each such participation shall be in a minimum amount of $1,000,000.00 (provided, such minimum amount shall not apply to participations with Affiliates or Related Funds of the assigning Lender), (b) each participant shall meet the requirements of an Eligible Assignee, (c) any such sale or participation shall not affect the rights and duties of the selling Lender hereunder to the Borrower, and (d) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Commitment of such Lender as it relates to such participant, reduce the amount of any commitment fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest.

            13.3.6 Disclosure. The Borrower agrees that in addition to disclosures made in accordance with standard and customary banking practices any Lender may disclose information obtained by such Lender pursuant to this Loan Agreement to assignees, pledgees, or participants and potential assignees, pledgees, or participants hereunder (other than a competitor of the Borrower); provided that such assignees, pledgees, or participants or potential assignees or participants shall agree (a) to treat in confidence such information unless such information otherwise becomes public knowledge, (b) not to disclose such information to a third party, except as required by law or legal process and (c) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation.

            13.3.7 Miscellaneous Assignment Provisions. Any assigning Lender shall retain its rights to be indemnified pursuant to Section 7.21 with respect to any claims or actions arising prior to the date of such assignment. If any assignee Lender is not incorporated under the laws of the United States of America or any state thereof, it shall, prior to the date on which any interest or fees are payable hereunder or under any of the other Loan Documents for its account, deliver to the Borrower and the Agent Certificates of Exemption, as provided in Section 2.7.3. Anything contained in this Section 13.3.7 to the contrary notwithstanding, any Lender may at any time pledge all or any portion of its interest and rights under this Loan Agreement (including all or any portion of its Notes) (i) to any of the twelve Federal Reserve Banks organized under ss.4 of the Federal Reserve Act, 12 U.S.C. ss.341, (ii) in case of any Lender that is a fund, to any holders of obligations owed or securities issued by such Lender or to any trustee for or other representative of such holders, or (iii) as approved by the Agent. No such pledge or the enforcement thereof shall release the pledgor Lender from its obligations hereunder or under any of the other Loan Documents.

      13.4 Administrative Matters.

            13.4.1 Amendment, Waiver, Consent, Etc. Except as otherwise provided herein or as to any term or provision hereof which provides for the consent or approval of the Agent, no term or provision of this Loan Agreement or any other Loan Document may be changed, waived, discharged or terminated, nor may any consent required or permitted by this Loan Agreement or any other Loan Document be given, unless such change, waiver, discharge, termination or consent receives the written approval of the Required Lenders.

      Notwithstanding the foregoing, the unanimous written approval of all the Lenders (other than a Defaulting Lender) shall be required with respect to any proposed amendment, waiver, discharge, termination, or consent which:

            (i) has the effect of (a) extending the final scheduled maturity or the date of any amortization payment of any Loan or Note, (b) reducing the rate or extending the time of payment of interest or fees thereon, (c) increasing or reducing the principal amount thereof, or (d) otherwise postponing or forgiving any indebtedness thereunder,

            (ii) releases or discharges any material portion of the Collateral other than in accordance with the express provisions of the Loan Documents,

            (iii) amends, modifies or waives any provisions of this Section
      13.4,

            (iv) amends, modifies or waives any of the Financial Covenants,

            (v) reduces the percentage specified in the definition of Required Lenders,

            (vi) except as otherwise provided in the Loan Agreement, changes the amount of any Lender's Commitment or Commitment Percentage,

            (vii) releases or waives any guaranty of the Obligations or indemnifications provided in the Loan Documents,

            (viii) modifies any prepayment events (mandatory or optional) or the application of proceeds from such events, or

            (ix) modifies the provisions of Section 13.2.4 as to the disposition of Liquidation Proceeds, and provided, further, that without the consent of the Agent, no such action shall amend, modify or waive any provision of this Article or any other provision of any Loan Document which relates to the rights or obligations of the Agent.

            13.4.2 Deemed Consent or Approval. With respect to any requested amendment, waiver, consent or other action which requires the approval of the Required Lenders or all of the Lenders, as the case may be, in accordance with the terms of this Loan Agreement, or if the Agent is required hereunder to seek, or desires to seek, the approval of the Required Lenders or all of the Lenders, as the case may be, prior to undertaking a particular action or course of conduct, the Agent in each such case shall provide each Lender with written notice of any such request for amendment, waiver or consent or any other requested or proposed action or course of conduct, accompanied by such detailed background information and explanations as may be reasonably necessary to determine whether to approve or disapprove such amendment, waiver, consent or other action or course of conduct. The Agent may (but shall not be required to) include in any such notice, printed in capital letters or boldface type, a legend substantially to the following effect:

      "THIS COMMUNICATION REQUIRES IMMEDIATE RESPONSE. FAILURE TO RESPOND WITHIN TEN (10) CALENDAR DAYS FROM THE RECEIPT OF THIS COMMUNICATION SHALL CONSTITUTE A DEEMED APPROVAL BY THE ADDRESSEE OF THE ACTION REQUESTED BY THE BORROWER OR THE COURSE OF CONDUCT PROPOSED BY THE AGENT AND RECITED ABOVE,"

and if the foregoing legend is included by the Agent in its communication, a Lender shall be deemed to have approved or consented to such action or course of conduct for all purposes hereunder if such Lender fails to object to such action or course of conduct by written notice to the Agent within ten (10) calendar days of such Lender's receipt of such notice.

      13.5 Syndication Agent. Notwithstanding the provisions of this Agreement or of the other Loan Documents, the Syndication Agent shall have no powers, rights, duties, responsibilities or liabilities with respect to this Agreement and the other Loan Documents. To the extent requested by the Agent, the Syndication Agent has coordinated, or will coordinate, the initial syndication of the Loan and the assignment of interests in the Loan.

      14. GENERAL PROVISIONS.

      14.1 Notices. Any notice or other communication in connection with this Loan Agreement, the Note, the Security Documents, or any of the other Loan Documents, shall be in writing, and (i) deposited in the United States Mail, postage prepaid, by registered or certified mail, or (ii) hand delivered by any commercially recognized courier service or overnight delivery service such as Federal Express, or (iii) sent by facsimile transmission if a FAX Number is designated below addressed:

If to Borrower:
                           Newkirk Master Limited Partnership
                           100 Jericho Quadrangle, Suite 214
                           Jericho, New York 11753
                           Attention: Peter Braverman, Executive Vice President FAX Number: (516) 433-2777

                           And

                           Newkirk Master Limited Partnership
                           7 Bulfinch Place, Suite 500
                           Boston, Massachusetts 02114
                           Attention: Lara Sweeney, Senior Vice President FAX Number: (617) 570-4710

with copies by regular mail or such hand delivery or facsimile transmission to:

                           Post & Heymann, LLP
                           100 Jericho Quadrangle, Suite 214
                           Jericho, New York 11753
                           Attention: David J. Heymann, Esquire
                           FAX Number: (516) 433-2777

                           And

                           Rosenman & Colin LLP
                           575 Madison Avenue
                           New York, New York 10022-2585
                           Attention: Mark I. Fisher, Esquire
                           FAX Number: (212) 940-8776

                           And

                           Sullivan & Cromwell
                           125 Broad Street
                           New York, New York 10004
                           Attention: Arthur Adler, Esquire
                           FAX Number: (212) 558-1600

If to Agent:

                           Fleet National Bank, N.A.
                           100 Federal Street
                           Boston, Massachusetts 02110
                           Attention: Scott C. Dow, Director
                           FAX Number: (617) 434-0645 And

                           Attention: Commercial Real Estate Loan
                                      Administration Manager,
with copies by regular mail or such hand delivery or facsimile transmission to:

                           Riemer & Braunstein LLP
                           Three Center Plaza
                           Boston, Massachusetts 02108
                           Attention: Steven J. Weinstein, Esquire
                           FAX Number: (617) 880-3456

If to Fleet National Bank:

                           Fleet National Bank, N.A.
                           100 Federal Street
                           Boston, Massachusetts 02110
                           Attention: Scott C. Dow, Director
                           FAX Number: (617) 434-0645

                           And

                           Attention: Commercial Real Estate Loan
                                      Administration Manager,

with copies by regular mail or such hand delivery or facsimile transmission to:

                           Riemer & Braunstein LLP
                           Three Center Plaza
                           Boston, Massachusetts 02108
                           Attention: Steven J. Weinstein, Esquire
                           FAX Number: (617) 880-3456

If to the Co-Lender, to the addresses set forth on the signature page or to such addresses as set forth in the Assignment and Acceptance.

Any such addressee may change its address for such notices to such other address in the United States as such addressee shall have specified by written notice given as set forth above. All periods of notice shall be measured from the deemed date of delivery.

      A notice shall be deemed to have been given, delivered and received for the purposes of all Loan Documents upon the earliest of: (i) if sent by such certified or registered mail, on the third Business Day following the date of postmark, or (ii) if hand delivered at the specified address by such courier or overnight delivery service, when so delivered or tendered for delivery during customary business hours on a Business Day, or (iii) if so mailed, on the date of actual receipt as evidenced by the return receipt, or (iv) if so delivered, upon actual receipt, or (v) if facsimile transmission is a permitted means of giving notice, upon receipt as evidenced by confirmation.

      14.2 Limitations on Assignment. Borrower may not assign this Agreement or the monies due thereunder without the prior written consent of all of the Lenders in each instance, but in such event Lenders may nevertheless at their option make the Loan under this Agreement to Borrower or to those who succeed to the title of Borrower and all sums so advanced by Lenders shall be deemed a Loan Advance under this Agreement and not to be modifications thereof and shall be secured by all of the Collateral given at any time in connection herewith.

      14.3 Further Assurances. Borrower shall upon request from Agent from time to time execute, seal, acknowledge and deliver such further instruments or documents which Agent may reasonably require to better perfect and confirm its rights and remedies hereunder, under the Note, under the Security Documents and under each of the other Loan Documents.

      14.4 Payments.

            (i) All payments shall be applied first to the payment of all fees, expenses and other amounts due to the Agent (excluding principal and interest) and, to the extent reimbursement is provided for herein, the Lenders, then to accrued interest, and the balance on account of outstanding principal; provided, however, that after an Event of Default, Liquidation Proceeds will be applied to the Obligations of Borrower to Agent and the Lenders as otherwise provided for herein.

            (ii) Any payments required by this Agreement, the Note or any of the other Loan Documents, or any other instruments or agreements executed in connection herewith or therewith, may (but not before the due date thereof) be deducted by each Lender from the amount, if any, not already advanced, and the same shall be deemed to be a Loan Advance, or may be deducted from any Loan Advance due hereunder. Any attorneys' fees, appraisal charge, inspection fee, or any other expense payable by Borrower as herein provided for, or incurred in connection with the drafting of the Loan Documents and other instruments evidencing or securing the Obligations and all other Loan Documents may if not paid within thirty (30) days of written demand therefor, be likewise deducted from the amounts, if any, not already advanced or from any Loan Advance payable to Borrower and, in any event, charged as a Loan Advance hereunder.

      14.5 Parties Bound. The provisions of this Agreement and of each of the other Loan Documents shall be binding upon and inure to the benefit of Borrower and the Agent and each of the Lenders and their respective successors and assigns, except as otherwise prohibited by this Agreement or any of the other Loan Documents.

      This Agreement is a contract by and among Borrower, the Agent and each of the Lenders for their mutual benefit, and no third person shall have any right, claim or interest against either Agent, any of the Lenders or Borrower by virtue of any provision hereof.

      14.6 Governing Law; Consent to Jurisdiction; Mutual Waiver of Jury Trial.

            14.6.1 Substantial Relationship. It is understood and agreed that all of the Loan Documents were negotiated, executed and delivered in The Commonwealth of Massachusetts, which Commonwealth the parties agree has a substantial relationship to the parties and to the underlying transactions embodied by the Loan Documents.

            14.6.2 Place of Delivery. Borrower agrees to furnish to Agent at the Agent's office in Boston, Massachusetts all further instruments, certifications and documents to be furnished hereunder.

            14.6.3 Governing Law. This Agreement and each of the other Loan Documents shall in all respects be governed, construed, applied and enforced in accordance with the internal laws of The Commonwealth of Massachusetts without regard to principles of conflicts of law.

            14.6.4 Consent to Jurisdiction. Borrower hereby consents to personal jurisdiction in any state or Federal court located within The Commonwealth of Massachusetts.

            14.6.5 JURY TRIAL WAIVER. BORROWER, AGENT, AND EACH OF THE LENDERS MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THIS LOAN AGREEMENT, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LOAN AGREEMENT OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF AGENT OR ANY LENDER RELATING TO THE ADMINISTRATION OF THE LOAN OR ENFORCEMENT OF THE LOAN DOCUMENTS, AND AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, EACH PARTY HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, INDIRECT, SPECULATIVE, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. BORROWER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT AGENT OR ANY LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THE TRANSACTIONS CONTEMPLATED HEREBY.

      14.7 Survival. All representations, warranties, covenants and agreements of Borrower, or a Loan Party, herein or in any other Loan Document, or in any notice, certificate, or other paper delivered by or on behalf of Borrower or a Loan Party pursuant hereto are significant and shall be deemed to have been relied upon by Agent and each of the Lenders notwithstanding any investigation made by Agent or any of the Lenders or on its behalf and shall survive the delivery of the Loan Documents and the making of the Loan pursuant thereto. No review or approval by Agent or the Lenders or any of their representatives, of any opinion letters, certificates by professionals or other item of any nature shall relieve Borrower or anyone else of any of the obligations, warranties or representations made by or on behalf of Borrower or a Loan Party, or any one or more of them, under any one or more of the Loan Documents.

      14.8 Cumulative Rights. All of the rights of Agent and the Lenders hereunder and under each of the other Loan Documents and any other agreement now or hereafter executed in connection herewith or therewith, shall be cumulative and may be exercised singly, together, or in such combination as Agent may determine in its sole good faith judgment.

      14.9 Claims Against Agent or Lenders.

            14.9.1 Borrower Must Notify. The Agent and each of the Lenders shall not be in default under this Agreement, or under any other Loan Document, unless a written notice specifically setting forth the claim of Borrower shall have been given to Agent and each of the Lenders within thirty (30) days after Borrower first had actual Knowledge or actual notice of the occurrence of the event which Borrower alleges gave rise to such claim and Agent or any of the Lenders does not remedy or cure the default, if any there be, with reasonable promptness thereafter. Such actual Knowledge or actual notice shall refer to what was actually known by, or expressed in a written notification furnished to, any of the persons or officials referred to in Exhibit D as Authorized Representatives.

            14.9.2 Remedies. If it is determined by the final order of a court of competent jurisdiction, which is not subject to further appeal, that Agent or any of the Lenders has breached any of its obligations under the Loan Documents and has not remedied or cured the same with reasonable promptness following notice thereof, Agent's and each of the Lenders' responsibilities shall be limited to: (i) where the breach consists of the failure to grant consent or give approval in violation of the terms and requirements of a Loan Document, the obligation to grant such consent or give such approval and to pay Borrower's reasonable costs and expenses including, without limitation, reasonable attorneys' fees and disbursements in connection with such court proceedings; and (ii) the case of any such failure to grant such consent or give such approval, or in the case of any other such default by Agent or any of the Lenders, where it is also so determined that Agent or any of the Lenders acted in bad faith, the payment of any actual, direct, compensatory damages sustained by Borrower as a result thereof plus Borrower's reasonable costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements in connection with such court proceedings.

            14.9.3 Limitations. In no event, however, shall Agent and each of the Lenders be liable to Borrower or to any Loan Party or anyone else for other damages such as, but not limited to, indirect, speculative, special, exemplary, punitive or consequential damages whatever the nature of the breach by Agent or any of the Lenders of its obligations under this Loan Agreement or under any of the other Loan Documents. In no event shall Agent or any of the Lenders be liable to Borrower or to any Loan Party or anyone else unless a written notice specifically setting forth the claim of Borrower shall have been given to Agent and each of the Lenders within the time period specified above.

      14.10 Regarding Consents. Except to the extent expressly provided herein, any and all consents to be made hereunder by the Agent, Required Lenders, or Lenders shall be in the discretion of the Party to whom consent rights are given hereunder.

      14.11 Obligations Absolute. Except to the extent prohibited by applicable law which cannot be waived, the Obligations of Borrower and the obligations of the Guarantor and the other Loan Parties under the Loan Documents shall be joint and several, absolute, unconditional and irrevocable and shall be paid strictly in accordance with the terms of the Loan Documents to which such Loan Party is a party under all circumstances whatsoever, including, without limitation, the existence of any claim, set off, defense or other right which Borrower or any Loan Party may have at any time against Agent or any of the Lenders whether in connection with the Loan or any unrelated transaction.

      14.12 Table of Contents, Title and Headings. Any Table of Contents, the titles and the headings of sections are not parts of this Loan Agreement or any other Loan Document and shall not be deemed to affect the meaning or construction of any of its or their provisions.

      14.13 Counterparts. This Loan Agreement and each other Loan Document may be executed in several counterparts, each of which when executed and delivered is an original, but all of which together shall constitute one instrument. In making proof of this agreement, it shall not be necessary to produce or account for more than one such counterpart which is executed by the party against whom enforcement of such loan agreement is sought.

      14.14 Satisfaction of Commitment. The Loan being made pursuant to the terms hereof and of the other Loan Documents is being made in satisfaction of Agent's and each of the Lenders' obligations under the Commitment dated December 4, 2001. The terms, provisions and conditions of this Agreement and the other Loan Documents supersede the provisions of the Commitment.

      14.15 Time Of the Essence. Time is of the essence of each provision of this Agreement and each other Loan Document.

      14.16 No Oral Change. This Loan Agreement and each of the other Loan Documents may only be amended, terminated, extended or otherwise modified by a writing signed by the party against which enforcement is sought (except no such writing shall be required for any party which, pursuant to a specific provision of any Loan Document, is required to be bound by changes without such party's assent). In no event shall any oral agreements, promises, actions, inactions, knowledge, course of conduct, course of dealings or the like be effective to amend, terminate, extend or otherwise modify this Loan Agreement or any of the other Loan Documents.

      14.17 Monthly Statements. While Agent may issue invoices or other statements on a monthly or periodic basis (a "Statement"), it is expressly acknowledged and agreed that: (i) the failure of Agent to issue any Statement on one or more occasions shall not affect Borrower's obligations to make payments under the Loan Documents as and when due; (ii) the inaccuracy of any Statement shall not be binding upon Lenders and so Borrower shall always remain obligated to pay the full amount(s) required under the Loan Documents as and when due notwithstanding any provision to the contrary contained in any Statement; (iii) all Statements are issued for information purposes only and shall never constitute any type of offer, acceptance, modification, or waiver of the Loan Documents or any of Lenders' rights or remedies thereunder; and (iv) in no event shall any Statement serve as the basis for, or a component of, any course of dealing, course of conduct, or trade practice which would modify, alter, or otherwise affect the express written terms of the Loan Documents.

      IN WITNESS WHEREOF this Agreement has been duly executed and delivered as a sealed instrument at Boston, Massachusetts, as of the date first written above.

BORROWER:                              THE NEWKIRK MASTER LIMITED PARTNERSHIP, a
                                       Delaware limited partnership

                                       By: MLP GP LLC, its General Partner

                                       By: Newkirk MLP Corp., its Manager

                                       By: /s/ Lara Sweeney
                                           -------------------------------------
                                           Lara Sweeney, Senior Vice President


AGENT:                                 FLEET NATIONAL BANK

                                       By: /s/ Scott C. Dow
                                           -------------------------------------
                                           Scott C. Dow
                                           Duly Authorized


LENDER:                                FLEET NATIONAL BANK

                                       By: /s/ Scott C. Dow
                                           -------------------------------------
                                           Scott C. Dow
                                           Duly Authorized

LENDER:                                       PB Capital Corporation

Address:
590 Madison Avenue, 30th Fl                   By: /s/ Michael Shields
New York, NY 10022                                ------------------------------
                                                  Michael Shields
                                                  Vice President
Attention: George Lora
Fax No: (212) 756-5536

                                    EXHIBITS:

                                                                         Section
                                                                       Reference
                                                                          Number
                                                                          ------
Exhibit A - Definitions .................................................... 1.1

Exhibit B - Use of Proceeds ................................................ 1.4

Exhibit C - Note ........................................................... 3.2

Exhibit D - Authorized Representatives ....................................... 4

Exhibit E - Required Property, Hazard and Other Insurance .... 5.1.13, 6.20, 7.5

Exhibit F - Ownership Interests and Taxpayer Identification
            Numbers ...................................................... 6.4.1

Exhibit G - Compliance Certificated ...................................... 7.2.3

Exhibit H - Form of Assignment and Acceptance ........................... 13.3.1

Exhibit I - Lenders' Commitment ...................................... Exhibit A

Exhibit J - Individual Properties .................................... Exhibit A

Exhibit K - Loan Agenda .............................................. Exhibit A

Exhibit L - Non-Participating Limited Partnerships ................... Exhibit A

Exhibit M - Other Partnerships ....................................... Exhibit A

Exhibit N - Participating Limited Partnerships ....................... Exhibit A

Exhibit O - Solicitation Statement ................................... Exhibit A

Exhibit P - Cash Flow Projections .................................... Exhibit A

Exhibit Q - GMAC Borrowers . ......................................... Exhibit A

Exhibit R - Accounts ...................................................... 7.14

                           EXHIBIT A TO LOAN AGREEMENT

                                   DEFINITIONS

Accounts as defined in Section 7.14.

Adjusted LIBO Rate. The Term "Adjusted LIBO Rate" means for each Interest Period the rate per annum obtained by dividing (i) the LIBO Rate for such Interest Period, by (ii) a percentage equal to one hundred percent (100%) minus the maximum reserve percentage applicable during such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirements (including, without limitation, any basic, supplemental, marginal and emergency reserve requirements) for Agent (or of any subsequent holder of a Note which is subject to such reserve requirements) in respect of liabilities or assets consisting of or including Eurocurrency liabilities (as such term is defined in Regulation D of the Board of Governors of the Federal Reserve System) having a term equal to the Interest Period.

Administrator LLC shall mean Administrator LLC, a Delaware limited liability company, the beneficial interest in which is owned by the Integrated Group.

Administrator LLC Note shall mean that certain non-negotiable promissory note dated November 20, 1997 in the original principal amount of $40,000,000.00 made by Administrator LLC and held by Newkirk Finco LLC.

Administrator LLC Loan shall mean the certain loan arrangement established by Newkirk Finco LLC in favor of Administrator LLC as evidenced by Administrator LLC Note, the Administrator LLC Pledge, together with, and all other instruments, documents, and agreements relative thereto, as same may be amended, modified, supplemented, or replaced from time to time.

Administrator LLC Pledge shall mean that certain pledge agreement dated November 20, 1997 given by Administrator LLC to Newkirk Finco LLC, respecting the 49.99% ownership interest of Administrator LLC to and in Newkirk Capital LLC.

Advisory Fee as defined in Section 2.4.

Affiliate shall mean, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

Affiliated T-1 Interests shall mean the G, H and I certificates of the Grantor Trust T-1 Certificate held by VNK Corp., NK-CR B Cert LLC, NK-CR BB Cert LLC, and NK-CR NR Cert LLC., being 100% of the ownership interest thereof.

Agent. Fleet National Bank, acting as agent for the Lenders.

Agent Fee as defined in Section 2.4.

Aggregate Investment Capitalization shall mean, with respect to the Borrower's Investments, the value of the non real estate assets, as calculated by the Borrower plus the value of the underlying real estate assets. The underlying real estate assets will be valued based upon a 10 year discounted cash flow. The discount rate will be 9% and the reversionary capitalization rate will be 11%. The cash flow will be based upon in place rental income through the expiration of the primary term of the lease. At primary term maturity of a given lease, the lease rate will be the renewal lease rate if the renewal rent is less than Market Rent. If the renewal rate is greater than the Market Rent, the post primary term income stream will be based on the Market Rent, with a deduction equal to 35% of nine months Market Rent at the primary term expiration date.

Agreement as defined in the Preamble.

Amended and Restated Asset Management Agreement shall mean that certain Amended and Restated Asset Management Agreement dated January 12, 2000 among and between Newkirk Asset Management LLC and the Net Lease Partnerships and the Other Partnerships, as may be amended, modified, supplemented, or replaced from time to time.

Authorized Representatives as defined in Section 4 and listed on Exhibit D.

Banking Day. The term "Banking Day" means a day on which banks are not required or authorized by law to close in the city in which Agent's principal office is situated.

Borrower as defined in the Preamble.

Borrower Debt Service as defined in Section 7.24.1(iii).

Borrower Debt Service Coverage as defined in Section 7.24.1(iv).

Borrower GP shall mean MLP GP LLC, a Delaware limited liability company, the sole manager of which is Newkirk MLP Corp..

Borrower Net Cash Flow as defined in Section 7.24.1(v).

Borrower Subsidiaries shall mean all of the Subsidiaries of the Borrower, and all Subsidiaries of Subsidiaries of the Borrower, including, without limitation, the following (but specifically not including any Non-Participating Limited Partnerships, and any Partially Owned Limited Partnership):

            A. Participating Limited Partnership;

            B. Participating Limited Partnership GPs;

            C. Newkirk GP Holding LLC, a Delaware limited liability company (being the parent of the Participating Limited Partnership GP's);

            D. Newkirk GP LLC, a Delaware limited liability company, together with all Subsidiaries of Newkirk GP LLC;

            E. Newkirk Finco LLC, a Delaware limited liability company;

            F. Newkirk Capital LLC, a Delaware limited liability company;

            G. Newkirk Asset Management LLC, a Delaware limited liability company (being a Subsidiary of Newkirk Capital LLC);

            H. NK-Leasehold II LLC, a Delaware limited liability company;

            I. NK-Remainder Interest LLC, a Delaware limited liability company;

            J. NK-Leyden GP LLC, a Delaware limited liability company;

            K. NK-Leyden Loan, L.P., a Delaware limited partnership,

            L. NK-Dautec Loan, L.P., a Delaware limited partnership;

            M. NK-Dautec GP LLC, a Delaware limited liability company;

            N. NK-Cenland GP LLC, a Delaware limited liability company;

            O. NK-Cenland LP LLC, a Delaware limited liability company;

            P. NK-Cenland Loan, L.P., a Delaware limited partnership (a subsidiary of NK-Cenland LP LLC and NK-Cenland GP LLC)

            Q. NK First Loan E Certificate LLC, a Delaware limited liability company;

            R. NK First Loan F Certificate LLC, a Delaware limited liability company;

            S. NK First Loan G Certificate LLC, a Delaware limited liability company;

            T. Newkirk MLP Unit LLC;

            U. MLP Manager Corp., a Delaware corporation;

            V. Alsey Associates L.P., , a Delaware limited partnership;

            W. Jeral Associates L.P., , a Delaware limited partnership; and

            X. Jermor Associates L.P., , a Delaware limited partnership.

Borrower's Investments shall mean the aggregate of all of the Borrower's and Borrower Subsidiaries' investments and other assets, on a consolidated basis (including but not limited to those investments known, prior to the Exchange, as the controlled LP's and the equity share of the non-controlled LP's), all as disclosed by the Borrower to the Agent.

Business Day shall mean any day of the year on which offices of Agent are not required or authorized by law to be closed for business in Boston, Massachusetts. If any day on which a payment is due is not a Business Day, then the payment shall be due on the next day following which is a Business Day, and such extension of time shall be included in computing interest and fees in connection with such payment. Further, if there is no corresponding day for a payment in the given calendar month (i.e., there is no "February 30th"), the payment shall be due on the last Business Day of the calendar month.

Calculation Date as defined in Section 7.24.1(i).

Calculation Period as defined in Section 7.24.1(ii).

Cash Flow Projections shall mean a detailed schedule of all cash Distributions projected to be made to the Borrower from the Borrower Subsidiaries within the next one hundred and eight (180) days, as detailed on Exhibit P, being the Cash Flow Projections as of the Closing Date based upon information then available to the Borrower, and subject to change as shall be detailed in the respective Officer's Certificate to be provided to the Agent as set forth herein.

Cash Management Agreements as defined in Section 7.14.

Cash Sweep Account Test as defined in Section 7.24.4.

Cenland shall mean Cenland Associates Limited Partnership, a Delaware limited partnership, being one of the Other Partnerships.

Cenland Loan shall mean the loan arrangement between NK-Cenland Loan, L.P. and Cenland in the original principal amount of $1,550,000.00, as evidenced by the Cenland Loan Documents.

Cenland Loan Documents shall mean and refer to a certain promissory note in the original principal amount of $1,550,000.00 dated January 1, 1999 made by Cenland in favor of NK-Cenland Loan L.P., and held by the Borrower, a certain unrecorded second priority mortgage dated January 1, 1999 given by Cenland to NK-Cenland Loan L.P. respecting 26 properties owned by Cenland, and any and all other documents executed in connection therewith, as same may be amended, modified, supplemented, or replaced from time to time.

Certificates of Exemption as defined in Section 2.7.3.

Certificates of Partial Exemption as defined in Section 2.7.3.

Change of Control shall mean the occurrence of any of the following, as determined solely by the Agent (for purposes of this definition, ownership of interests in the Borrower that are subject to a Lien permitted under the Security Documents shall be deemed beneficially owned by the pledgor thereof):

      A. A change in the identity of any general partner, managing member, and/or any material change in the effective control of any general partner or managing member of any Loan Parties (other than the Borrower, Borrower GP, any MLP Holder or any Newkirk Group Entity) and/or any Borrower Subsidiary, such that effective control is not in the Borrower (except as to any change in the effective control of any Loan Party which is released as provided for herein from its obligations under the Loan Documents);

      B. A change in the identity of the general partner of the Borrower and/or any material change in the effective control of the general partner of the Borrower, from the identity and control structure existing as of the Funding Date;

      C. A change in the identity of any general partner, managing member, and/or effective control of any general partner or managing member of any Loan Parties which is a Newkirk Group Entity, such that effective control is not in any other Newkirk Group Entity;

      D. The death or disability of both of Michael Ashner and Peter Braverman, or the failure of both of Michael Ashner and Peter Braverman, at any time to exercise that authority and discharge those management responsibilities with respect to the Borrower as are exercised and discharged by such Person at the execution of this Agreement; provided, however, the death or disability of both Michael Ashner and Peter Braverman shall not be a default hereunder if within thirty (30) days of the death or disability of the second to die or become disabled, the Borrower provides the Agent with evidence satisfactory to the Agent of acceptable replacement or substitute management of the Borrower and the Borrower Subsidiaries;

      E. Apollo Real Estate Investment Fund III, L.P. shall cease to own, directly or indirectly, at least a 20% beneficial ownership interest in the Borrower;

      F. Vornado Realty Trust shall cease to own, directly or indirectly, at least a 10% beneficial ownership interest in the Borrower; or

      G. Vornado Realty Trust and/or Apollo Real Estate Investment Fund III, L.P. and/or WEM Brynmawr Associates LLC shall cease to own, directly or indirectly, in the aggregate, at least a 51 % beneficial ownership interest in the Borrower.

Class R Certificate shall have the meaning provided in the Pooling Agreement.

Closing Date as defined in Section 5.1.

Code shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

Collateral as defined in Section 5.1.4.

Commitment shall mean, with respect to each Lender, the amount set forth on
Exhibit I hereto as the amount of such Lender's commitment to make advances to the Borrower, as may be amended from time to time by the Agent as provided in
Article 13.

Commitment Fee as defined in Section 2.4.

Commitment Percentage shall mean, with respect to each Lender, the percentage set forth on Exhibit I hereto as such Lender's percentage of the aggregate Commitments of all of the Lenders, as may be amended from time to time by the Agent as provided in Article 13.

Consolidated Debt Service as defined in Section 7.24.1(viii).

Consolidated Debt Service Coverage as defined in Section 7.24.1(vi).

Consolidated Leverage Ratio as defined in Section 7.25.

Consolidated Net Cash Flow as defined in Section 7.24.1(vii).

Consents as defined in Section 5.1.4(i).

Contract to Provide Asset Management Services shall mean that certain Asset Management Agreement dated as of January 1, 2002, by and between Newkirk Asset Management LLC and Winthrop Financial Associates, as may be amended, modified, supplemented, or replaced from time to time.

Dautec Note shall mean that certain promissory note in the original principal amount of $1,175,000.00 dated May 1, 2000 made by Dautec Associates Limited Partnership, a Connecticut limited partnership, and held by NK-Dautec Loan, L.P., together with any and all other instruments, documents, and agreements executed in connection therewith, as same may be amended, modified, supplemented, or replaced from time to time.

Debt shall mean, with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) all indebtedness of such Person for the deferred purchase price of property or services (other than property and services purchased, and expense accruals and deferred compensation items arising, in the ordinary course of business), (iii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments (other than performance, surety and appeal bonds arising in the ordinary course of business), (iv) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (v) all obligations of such Person under leases which have been, or should be, in accordance with generally accepted accounting principles, recorded as capital leases, to the extent required to be so recorded, (vi) all reimbursement, payment or similar obligations of such Person, contingent or otherwise, under acceptance, letter of credit or similar facilities (other than letters of credit in support of trade obligations or in connection with workers' compensation, unemployment insurance, old-age pensions and other social security benefits in the ordinary course of business), (vii) all Debt in the nature of that referred to in clauses (i) through (vi) above which is guaranteed directly or indirectly by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (A) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (B) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss in respect of such Debt, (C) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (D) otherwise to assure a creditor against loss in respect of such Debt, (viii) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any indebtedness referred to in clause (i) through (iv) above of any Person, either directly or indirectly, and (ix) all Debt referred to in clauses (i) through (vi) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien, security interest or other charge or encumbrance upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

Default as defined in Section 10.1.

Default Rate as defined in Section 2.3.13.

Delinquent Lender as defined in Section 13.2.8.

Depository Accounts as defined in Section 7.14.

Discounted Payment Option shall mean the options provided for in Securitization Documents for the prepayment at a reduced amount of any of the Securitized Notes.

Distribution shall mean, with respect to any Person, that such Person has paid a dividend or returned any equity capital to its stockholders, members or partners or made any other distribution, payment or delivery of property (other than common stock or partnership or membership interests of such Person) or cash to its stockholders, members or partners as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock or any membership or partnership interests (or any options or warrants issued by such Person with respect to its capital stock or membership or partnership interests), or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock or any membership or partnership interests of such Person (or any options or warrants issued by such Person with respect to its capital stock or membership or partnership interests). Without limiting the foregoing, "Distributions" with respect to any Person shall also include all payments made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans, and any proceeds of a dissolution or liquidation of such Person.

Dollars shall mean lawful money of the United States.

Economic Discontinuance Rights shall mean the right of a tenant under a Lease relative to any Individual Property to terminate the Lease prior to the expiration of the primary term of the Lease by making a Rejectable Offer to the applicable Net Lease Partnership, all of the foregoing as and when provided for in the Lease relative to such Individual Property. If the Rejectable Offer is accepted by the Net Lease Partnership, the Individual Property is to be sold to the said tenant for the amount as set forth in the Lease. If the Rejectable Offer is rejected by the Net Lease Partnership, the Lease terminates as set forth in the Lease.

Economic Discontinuance Sale shall mean the sale of an Individual Property to a tenant upon the acceptance of a Rejectable Offer by the applicable Net Lease Partnership.

ED Cash Flow as defined in Section 7.29.6.

ED Properties shall mean all Individual Properties as to which a Participating Limited Partnership has rejected the Rejectable Offer made by a tenant pursuant to the tenant's exercise of its Economic Discontinuance Rights. An Individual Property shall no longer be considered an ED Property at such time as such Individual Property evidences a minimum ratio of cash flow to debt service (as determined by the Agent based solely on revenues and debt service of such Individual Property based on leases executed in accordance with the requirements of Section 7.22), of no less than 1.30 to 1.0.

Effective LIBO Rate. The term "Effective LIBO Rate" means the per annum rate equal to the aggregate of (x) the greater of (a) Adjusted LIBO Rate or (b) three (3%) percent, plus (y) 550 basis points.

Effective LIBO Rate Advance. The term "Effective LIBO Rate Advance" means any principal outstanding under this Agreement which pursuant to this Agreement bears interest at the Effective LIBO Rate.

Eligible Assignee shall mean any of (a) a commercial bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000; (b) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with generally accepted accounting principles; (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (d) the central bank of any country which is a member of the OECD; and (e) any other assignee that, in the reasonable judgment of the Agent, is a reputable institutional investor with substantial experience in lending and originating loans similar to the Loan, or in purchasing, investing in or otherwise holdings such loans, having a financial net worth of at least $100,000,000 and (f) any Lender Affiliate or a Related Fund of a Lender. For the purposes hereof, "Lender Affiliate" shall mean, (a) with respect to any Person who would otherwise be an Eligible Assignee under clauses (a) - (e), above (a "Qualified Assignee"), (i) an Affiliate of such Qualified Assignee or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered (including as placement agent therefor) or managed by a Qualified Assignee or an Affiliate of such Qualified Assignee and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor(i.e., a Related Fund of such Lender). Further, for the purposes hereof, "Related Fund" shall mean, with respect to a Lender which is a fund that invests in loans, any other such fund managed by the same investment advisor as such Lender or by an Affiliate of such Lender or such advisor. Neither the Borrower nor an affiliate of the Borrower shall be Eligible Assignee.

Environmental Indemnity as defined in Section 3.1.22.

Environmental Laws as defined in the Environmental Indemnity.

ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

ERISA Affiliate shall mean each person (as defined in Section 3(9) of ERISA) which together with either Borrower or a Borrower Subsidiary would be deemed to be a "single employer" within the meaning of Section 414(b), (c), (m) or (o) of the Code.

Escrow Agreement Respecting Ground Lease Extensions and Lease Options as defined in Section 3.1.23.

Event of Default as defined in Section 10.1.

Excepted Loan Parties shall mean each Newkirk Indemnitor, any Non-Participating Limited Partnership, any Partially Owned Limited Partnerships, and the MLP Holders.

Exchange as defined in Section 1.3.

Exchange Documents shall mean, singly and collectively, all instruments, documents, and agreements evidencing and otherwise effecting the Exchange.

Excluded Taxes as defined in Section 2.7.3.

Extended Maturity Date as defined in Section 2.2.

Extended Term as defined in Section 2.2.

Extension Fee as defined in Section 2.4.

Financial Covenants shall mean those covenants of the Borrower set forth in Sections 7.24, 7.25, 7.26 and 7.27.

First Extended Maturity Date as defined in Section 2.2.

First Extended Term as defined in Section 2.2.

First Mortgage Debt shall mean, from time to time, any obligations of a Net Lease Partnership secured by a first mortgage or first deed of trust on one or more Individual Properties, as of the Closing Date as set forth in the relevant schedules to the Solicitation Statement, as updated by Schedule 6.18.2(ii). The GMAC Mortgage Loan is a First Mortgage Debt.

Fiscal Year shall mean each twelve month period commencing on January 1 and ending on December 31.

Foreign Lender as defined in Section 2.7.3.

Form Lease. As defined in Section 7.22.3.

Formation Documents shall mean, singly and collectively, the partnership agreements, joint venture agreements, limited partnership agreements, limited liability company or operating agreements and certificates of limited partnership and certificates of formation, articles (or certificate) of incorporation and by-laws and any similar agreement, document or instrument of any Person.

Free Cash Flow shall mean for any four (4) fiscal quarters of the Borrower the Borrower Net Cash Flow for such period less (i) the Borrower Debt Service for such period and less (ii) any deposits made or required to be made into the T/I Fund Account during such period.

Funding Date as defined in Section 5.1.

GAAP shall mean generally accepted accounting principles in the United States of America as of the date applicable.

GMAC Borrower shall mean any Net Lease Partnership obligated on a GMAC Mortgage Loan. The GMAC Borrowers as of the Closing Date are listed in Exhibit Q.

GMAC Mortgage Holder shall mean GMAC Commercial Mortgage Corporation and/or, as assignee, Norwest Bank Minnesota, N.A.

GMAC Mortgage Loan shall mean the pool of first mortgage loans securitized by the GMAC Mortgage Holder on certain of the Individual Properties listed in
Schedule 6.18.2 (ii).

Governmental Authority shall mean any court, board, agency, commission, office or authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

Grantor Trust shall mean the trust created pursuant to the Grantor Trust Agreement, together with any replacement thereof or successor thereto.

Grantor Trust Agreement shall mean that certain Second Amended and Restated Grantor Trust Agreement dated April 1, 1999 among and between NK-CR T1 Seller LLC, T-Two Partners, L.P., Midland Loan Services, Inc., as Servicer, and LaSalle National Bank, as Grantor Trust Trustee, all as provided therein, as may be amended, modified, supplemented, or replaced from time to time.

Grantor Trust Trustee, presently LaSalle National Bank, shall have the meaning provided in the Grantor Trust Agreement.

Grantor Trust T-1 Certificate shall have the meaning provided in the Grantor Trust Agreement.

Grantor Trust T-2 Certificate shall have the meaning provided in the Grantor Trust Agreement.

Ground Leases shall mean, from time to time, any Ground Lease relative to an Individual Property as to which a Net Lease Partnership is the ground lessee, including, without limitation, any ground lease which shall be entered into in connection with the exercise by a Net Lease Partnership of a Remainder Ground Lease Option.

Ground Lease Extension Options as defined in Section 3.1.23(ii).

Ground Lease Extension Option Schedule as defined in Section 6.18.6

Guaranty as defined in Section 3.1.21.

Guarantor as defined in Section 1.5.1.

Hazardous Materials shall mean and include asbestos, flammable materials, explosives, radioactive substances, polychlorinated biphenyls, radioactive substances, other carcinogens, oil and other petroleum products, pollutants or contaminants that could be a detriment to the environment, and any other hazardous or toxic materials, wastes, or substances which are defined, determined or identified as such in any past, present or future federal, state or local laws, rules, codes or regulations, or any judicial or administrative interpretation of such laws, rules, codes or regulations.

Indemnified Party as defined in Section 7.21.

Independent shall mean, when used with respect to any Person, a Person who (i) is in fact independent, (ii) does not have any direct financial or indirect financial interest (other than amounts payable to such Person for serving as a director) in the Borrower, any Borrower Subsidiary, or any Loan Party or in any Affiliate of any thereof or in any constituent partner or member of the Borrower, any Borrower Subsidiary, or any Loan Party or any Affiliate of any thereof and (iii) is not connected with the Borrower, any Borrower Subsidiary, or any Loan Party or any Affiliate thereof or any constituent partner of the Borrower, any Borrower Subsidiary, or any Loan Party or any Affiliate of any thereof as an officer, employee, promoter, underwriter, trustee, partner, director, or person performing similar functions. Any such Person shall not be deemed to fail to comply with the requirements of clause (iii), above, solely due to such Person serving as an Independent director of Newkirk MLP Corp. Whenever it is herein provided that any Independent Person's opinion or certificate shall be provided, such opinion or certificate shall state that the Person executing the same has read this definition and is Independent within the meaning hereof.

Individual Property and Individual Properties shall mean, from time to time, with respect to each Participating Limited Partnership, Non-Participating Limited Partnership, Subsidiary Limited Partnership, and Partially Owned Limited Partnership, each real estate property owned by such entity, together with all improvements, fixtures, equipment, and personalty relating to such property, with the Individual Properties as of the date hereof being listed on the Schedule to the Solicitation Statement as updated by Exhibit J hereto,

Initial Term as defined in Section 2.2.

Integrated Documents shall mean the Indemnification Agreement dated as of November 20, 1997 between certain Newkirk Entities and the Integrated Group, the Amended and Restated Cash Participation Agreement dated as of January 1, 2002 between certain Newkirk Group Entities and the Integrated Group, and any and other agreements entered into relative thereto to establish, evidence or secure the Integrated Obligations, as such may be amended, modified, supplemented or replaced from time to time.

Integrated Group shall mean Administrator LLC, a Delaware limited liability company, as agent for the former principals of the general partners of the Newkirk Partnerships, and any of such principals.

Integrated Obligations shall mean the obligations of certain of the Newkirk Group Entities to the Integrated Group under the Integrated Documents, such obligations arising originally out of the acquisition of certain of the assets of the Borrower and the Borrower Subsidiaries from the Integrated Group.

Interest Period.

      (A) The term "Interest Period" means with respect to each Effective LIBO Rate Advance: a period of one (1), two (2), three (3), or six (6) consecutive months, subject to availability, as selected, or deemed selected, by Borrower at least two (2) Business Days prior to the Loan, or if an advance is already outstanding, at least two (2) Business Days prior to the end of the current Interest Period; provided, however, that until the earlier to occur of (x) February 15, 2002 or (y) that date on which full syndication of the Loan occurs, as determined solely and exclusively by Agent, each such period shall be deemed to be selected as consecutive one (1) week periods. Each such Interest Period shall commence on the Business Day so selected, or deemed selected, by Borrower and shall end on the numerically corresponding day in the first, second, third, or sixth month thereafter, as applicable; provided, however: (i) if there is no such numerically corresponding day, such Interest Period shall end on the last Business Day of the applicable month, (ii) if the last day of such an Interest Period would otherwise occur on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day; but (iii) if such extension would otherwise cause such last day to occur in a new calendar month, then such last day shall occur on the next preceding Business Day.

      (B) The term "Interest Period" shall mean with respect to each Variable Rate Advance consecutive periods of one (1) day each.

      (C) No Interest Period may be selected which would end beyond the then Maturity Date of the Loan (including as may actually be extended to any Extended Maturity Date). If the last day of an Interest Period would otherwise occur on a day which is not a Business Day, such last day shall be extended to the next succeeding Business Day, except as provided above in clause (A) relative to an Effective LIBO Rate Advance.

Interest Rate Protection Agreement shall mean (i) any interest rate protection agreements, now or hereafter executed by and between Borrower and Fleet National Bank or another financial institution acceptable to the Agent, and any and all existing or future extensions, renewals, modifications and amendments thereto, including, without limitation, the ISDA Master Agreement, the Schedule to the Master Agreement, and any and all confirmations for individual transactions executed under the foregoing agreements, or any other interest rate agreement related in any way to the Loan, but only to the extent assigned to the Agent, on behalf of the Lenders, to secure the Obligations and (ii) that certain Interest Rate Protection Cash Collateral Pledge Agreement dated as of the date hereof, by and between the Borrower and the Agent.

Investment shall mean the acquisition of any real or tangible personal property or of any stock or other security, any loan, advance, bank deposit, money market fund, contribution to capital, extension of credit (except for accounts receivable arising in the ordinary course of business and payable in accordance with customary terms), or purchase or commitment or option to purchase or otherwise acquire real estate or tangible personal property or stock or other securities of any party or any part of the business or assets comprising such business, or any part thereof.

Knowledge shall mean with respect to the Borrower and the Borrower Subsidiaries, the knowledge of any of Michael Ashner, Peter Braverman, Lara Sweeney, or Carolyn Tiffany, or any Person who shall at any time replace any of the foregoing.

Late Charge as defined in Section 2.3.14.

Lease shall mean any lease relative to all or any portion of an Individual Property, whether a direct lease or a lease resulting from a merger by operation of law of a Master Lease and a Sublease.

Lease Schedule as defined in Section 6.18.5.

Legal Requirements shall mean all applicable federal, state, county and local laws, by-laws, rules, regulations, codes and ordinances, and the requirements of any governmental agency or authority having or claiming jurisdiction with respect thereto, including, but not limited to, all Environmental Laws, and those applicable to zoning, subdivision, building, health, fire, safety, sanitation, the protection of the handicapped, and environmental matters and shall also include all orders and directives of any court, governmental agency or authority having or claiming jurisdiction with respect thereto.

Lenders as defined in the Preamble.

Leyden Note shall mean that certain promissory note in the original principal amount of $1,905,000.00 dated March 31, 1999 made by Leyden Associates Limited Partnership, a Connecticut limited partnership, and held by NK-Leyden Loan, L.P., together with any and all other instruments, documents, and agreements executed in connection therewith, as same may be amended, modified, supplemented, or replaced from time to time.

LIBO Rate. The term "LIBO Rate" means, as applicable to any Effective LIBO Rate Advance, the rate per annum as determined on the basis of the offered rates for deposits in Dollars, for a period of time comparable to the period of time that such Effective LIBO Rate Advance is expected to be outstanding which appears on the "Telerate Page 3750" as of 11:00 a.m. London time on the day that is two (2) London Banking Days preceding the first day of such Effective LIBO Rate Advance; provided, however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, the LIBO Rate shall be the rate (rounded upward, if necessary, to the nearest one hundred-thousandth of a percentage point), determined on the basis of the offered rates for deposits in Dollars for a period of time comparable to the period of time that such Effective LIBO Rate Advance is expected to be outstanding which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time, on the day that is two (2) London Banking Days preceding the first day of such Effective LIBO Rate Advance as selected by Agent. The principal London office of each of the four major London banks will be requested to provide a quotation of its Dollar deposit offered rate as described in the preceding sentence. If at least two (2) such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two
(2) quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in Dollars to leading European banks for a period of time comparable to such Effective LIBO Rate Advance offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the day that is two (2) London Banking Days preceding the first day of the period of time that such Effective LIBO Rate Advance is expected to be outstanding.

Lien shall mean any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and mechanic's, materialmen's and other similar liens and encumbrances.

Licenses and Permits shall mean all licenses, permits, authorizations and agreements issued by or agreed to by any governmental authority, including, but not limited to, building permits, occupancy permits and such special permits, variances and other relief as may be required pursuant to Legal Requirements which may be applicable to the Individual Property or the Exchange.

Liquid Assets shall mean the sum of the following unencumbered (other than by Liens held by the Agent on behalf of the Lenders) assets: (i) all cash (denominated in United States dollars), (ii) any demand deposits, (iii) marketable securities consisting of short-term (maturity of one year or less) obligations issued or guaranteed as to principal and interest by the United States of America, (iv) short-term certificates of deposit, with a maturity of one year or less, issued by any bank organized under the laws of the United States of America having total assets in excess of $1,000,000,000.00, and (v) any other securities acceptable to the Agent as evidenced by the Agent's written approval.

Liquidation Proceeds. Amounts received by the Agent and/or the Lenders in the exercise of the rights and remedies under the Loan Documents (including, but not limited to, all rents, profits and other proceeds received by the Agent and/or the Lenders from the liquidation of, or exercising rights upon the occurrence of an Event of Default relative to, any Collateral, but not including any amount bid at a foreclosure sale or on behalf of the Agent or otherwise credited to the Borrower in, any deed-in-lieu of foreclosure or similar transaction).

Loan as defined in Section 1.4.

Loan Advance as defined in Section 5.1.

Loan Agenda shall mean that Document Agenda respecting the establishment of the Loan annexed hereto as Exhibit K.

Loan Agreement as defined in the Preamble.

Loan Documents as defined in Section 3.2.

Loan Party and Loan Parties shall mean, singly and collectively, the Borrower, the Borrower GP, any Borrower Subsidiary which is a party to any Loan Document, the Guarantor, any Newkirk Group Entity which is a party to any Loan Document, and any Subsidiary and Affiliate of any of the foregoing which is also a party to any Loan Document.

London Banking Day. The term "London Banking Day" means any day on which dealings in deposits in Dollars are transacted in the London interbank market.

MLP Holders shall mean Newkirk MLP Corp. and Vornado MLP GP L.L.C., being the holders of 100% of the membership interest in MLP GP LLC.

Mandatory Prepayment Event as defined in Section 2.3.8(ii).

Mandatory Principal Prepayments as defined in Section 2.3.8(ii).


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Market Rent shall mean, at any point of determination, the then current rentals being charged to new tenants for comparable quality space located on comparable quality property within the subject geographic area of the subject Individual Property, taking into account and giving effect to, without limitation, such considerations as size, location of the Individual Property, lease term and level and quality of building construction and space improvements, tenant allowances, and rent concessions, all as reasonably determined by the Agent.

Master Lease shall mean any master lease entered into, or assumed by, a Net Lease Partnership relative to an Individual Property, pursuant to which the lessee thereunder entered into a Sublease with a Tenant, each of which Master Leases has by operation of law merged into the applicable Sublease.

Material Adverse Effect shall mean a material adverse effect on (i) the business, assets, prospects, operations or financial or other condition of any of the Borrower or, taken as a whole, the Borrower Subsidiaries and the Loan Parties, including, without limitation, all Distributions to be made pursuant to Cash Flow Projections (ii) the ability of any of the Borrower, the Loan Parties, or the Borrower Subsidiaries to perform any material Obligations or to pay any Obligations which it is obligated to pay in accordance with the terms hereof or of any other Loan Document, (iii) the rights of, or benefits available to, the Agent and/or any of the Lenders under any Loan Document or (iv) any Lien given to Agent and/or any of the Lenders on any material portion of the Collateral or the priority of any such Lien.

Maturity shall mean the Maturity Date, or, if the Maturity Date has been extended pursuant to the provisions of the Loan Agreement, the applicable Extended Maturity Date, or in any instance, upon acceleration of the Loan, if the Loan has been accelerated by Lenders upon an Event of Default.

Maturity Date as defined in Section 2.2.

Merger Subsidiary as defined in the Solicitation Statement.

Minimum Consolidated Net Worth as defined in Section 7.27.

Mortgage Debt shall mean, singly and collectively, the First Mortgage Debt, the Other Second Mortgage Debt, and the Securitized Notes.

Mortgage Debt Schedule as defined in Section 6.18.8.

Mortgage Debt Test shall mean shall be deemed to be triggered if either (i) the Borrower is not in compliance with the Cash Sweep Account Test or (ii) the aggregate equity (as determined by the Agent based upon then current valuations) in excess of all liens on the Individual Properties of all Net Lease Partnerships as to which a Default or Event of Default (regardless of how or if defined) has occurred and the holder has accelerated the obligations due thereunder and commenced exercising its rights upon such Default or Event of Default, is greater than $10,000,000.00, assuming for purposes hereof that such an event has occurred for the subject Mortgage Debt.

Net Lease Partnerships shall mean, singly and collectively, the Participating Limited Partnerships, the Non-Participating Limited Partnerships, the Subsidiary Limited Partnerships, and the Partially Owned Limited Partnerships being the owners, land estate holders, or ground lessors of the Individual Properties.

Net Proceeds shall mean the gross proceeds received from any insurance recovery or condemnation award relating to any casualty or taking of any asset less the aggregate of (i) obligations due to the holders of Mortgage Debt thereon, including, without limitation, any prepayment penalties or fees, and (ii) all reasonable costs and expenses incurred in the collection of such amounts, including, but not limited to, reasonable attorney's fees, payable to third-parties who are not a Borrower Subsidiary, a Newkirk Group Entity or an Affiliate thereof.

Net Refinancing Proceeds shall mean the gross proceeds received from the closing of the financing or refinancing of a specified asset less the aggregate of (i) obligations due to the holders of Mortgage Debt thereon, including, without limitation, any prepayment penalties or fees, and (ii) reasonable closing costs payable to third-parties who are not a Borrower Subsidiary, a Newkirk Group Entity or an Affiliate thereof.

Net Sales Proceeds shall mean the gross sale proceeds received from the closing of the sale of a specified asset less the aggregate of (i) obligations due to the holders of Mortgage Debt thereon, including, without limitation, any prepayment penalties or fees, (ii) usual closing adjustments, and (iii) reasonable closing costs payable to third-parties who are not a Borrower Subsidiary, a Newkirk Group Entity or an Affiliate thereof.

Newkirk Group Entity (Entities) shall mean Apollo Real Estate Investment Fund III, L.P., a Delaware limited partnership, Vornado Realty Trust, a Maryland real estate investment trust, and Michael Ashner and Peter Braverman, being senior executives of Winthrop Financial Associates, A Limited Partnership, together with any Affiliates of each of such Persons (other than the Borrower or any Borrower Subsidiary).

Newkirk Indemnification as defined in Section 3.1.20.

Newkirk Indemnitor as defined in Section 1.5.2.

Newkirk Loans shall mean, jointly and severally, the Cenland Loan, the Administrator LLC Loan, the NK Leasehold Second Mortgage Loan, the Leyden Note and the Dautec Note.

Newkirk Partnerships as defined in the Solicitation Statement.

NK Leasehold Second Mortgage Loan shall mean that certain mortgage loan arrangement held by NK-Leasehold II LLC, evidenced by among other things, a certain promissory note dated December 21, 1984 made by Crostex Associates Limited Partnership in the original principal amount of $2,214,788 (balance of $5,591,671 as of December 31, 2001) and a certain subordinated, second priority mortgage dated December 21, 1984 respecting the premises located at 4040 N. Central Expressway, Dallas, Texas owned by Crostex Associates Limited Partnership.

Non-Participating Limited Partnerships shall mean, as further described in the Solicitation Statement, those Schedule 2 Partnerships that do not participate in the Exchange, as detailed in Exhibit L.

Note shall mean the Note payable to Agent on behalf of the Lenders in the original principal amount of Two Hundred Twenty Five Million Dollars ($225,000,000.00).

Notice of Intention to Distribute an defined in Section 9.2.1.

Notice of Rate Selection as defined in Section 2.3.3.

Obligations as defined in Section 3.1.

Officer's Certificate shall mean a certificate delivered to the Agent by the Borrower, a Borrower Subsidiary, or a Guarantor, as the case may be, respectively, which is signed by an authorized officer thereof (or an authorized officer of the direct or indirect managing general partner or managing member, as applicable, of the Borrower, Borrower Subsidiary, or Guarantor, if and as applicable).

Other Partnerships shall mean those limited partnerships as to which minority interest are to be owned by the Borrower as detailed in Exhibit M.

Other Second Mortgage Debt shall mean, from time to time, any obligations of a Net Lease Partnership secured by a junior mortgage or deed of trust on one or more Individual Properties, as of the Closing Date as set forth in the relevant schedules to the Solicitation Statement, as updated by Schedule 6.18.2(ii); provided, however, the Securitized Notes shall not be included within the definition of Other Second Mortgage Debt.

Ownership Interest Agreements shall mean all of the agreements establishing any Remainder Ground Lease Option or Ground Lease Extension Option in favor of a Net Lease Partnership in an Individual Property, including the Ground Leases.

Partially Owned Limited Partnerships shall mean and refer to Linwood Avenue Limited Partnership (as to which a 55% limited partnership interest and 100% general partnership interest is owned by Newkirk Calcraf L.P.) and LCB Limited Partnership (as to which a 53% limited partnership interest and 100% general partnership interest is owned by Newkirk Segair L.P.)

Participating Limited Partnerships shall mean, singly and collectively, from time to time, those limited partnerships which are wholly-owned and controlled by the Borrower, into which all of the Schedule 1 Partnerships and certain of the Schedule 2 Partnerships merged as part of the Exchange, or may merge after the date hereof. A Participating Limited Partnership is referred to in the Solicitation Statement as a Merger Subsidiary. As of the Funding Date, the Participating Limited Partnerships shall be those limited partnerships listed on Exhibit N.

Participating Limited Partnership GPs shall mean, singly and collectively, from time to time, those limited liability companies or corporations which are wholly-owned and controlled by the Borrower and which are the general partners for each of the Participating Limited Partnerships, respectively, as part of the Exchange or thereafter.

Paying Agent shall mean Midland Loan Services, Inc., together with any other agent or replacement agent under a Paying Agent Agreement.

Paying Agent Agreements shall mean those agreements entered into with the Paying Agent for each Net Lease Partnership obligated on a Securitized Note pursuant to which the Paying Agent agreed to collect payments due on the Securitized Notes and make disbursements on behalf of the Grantor Trust.

Payment Direction Letters as defined in Section 7.15.6, including, without limitation, the Payment Agent Agreements.

PBGC shall mean the Pension Benefit Guaranty Corporation established pursuant to
Section 4002 of ERISA, or any successor thereto.

Permitted Debt as defined in Section 8.4.

Permitted Distributions as defined in Section 8.18.

Permitted Investments as defined in Section 8.19.

Permitted Leasing Costs as defined in Section 7.32.1.

Permitted Liens as defined in Section 8.2.

Permitted Refinance as defined in Section 8.4.4.

Person shall mean any individual, corporation, partnership, joint venture, estate, trust, unincorporated association or limited liability company, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

Plan shall mean any multiemployer or single-employer plan as defined in Section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower or any Borrower Subsidiary or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which such Person or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

Pledge and Security Agreement as defined in Section 3.1.4.

Pooling Agreement shall mean that certain Pooling Agreement dated April 1, 1999, among the Grantor Trust, the Servicer and LaSalle National Bank, as the REMIC Trustee, as may be amended, modified, supplemented, or replaced from time to time.

Prepayment Fee as defined in Section 2.3.9.

Prime Rate. The term "Prime Rate" means the greater of (a) the variable per annum rate of interest so designated and publicly announced from time to time by Fleet National Bank (or any successor thereto) as its prime rate, or (b) five percent (5%). The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer.

Put-Call Option Agreement shall mean that certain Put-Call Option Agreement dated January 1, 2002, among the Borrower, NK-CR Holdings LLC, and Holding Subsidiary LLC, as may be amended, modified, supplemented, or replaced from time to time, pursuant to which, among other things, the Borrower is granted an option to acquire a 100% ownership interest in T-Two Partners, L.P., being the holder of the Grantor Trust T-2 Certificate.

Register as defined in Section 13.3.3.

Rejectable Offer shall mean the rejectable offer of any tenant pursuant to a Lease respecting any Individual Property to purchase the respective Individual Property at a predetermined price, as and when may be specifically provided in any such Lease respecting any Individual Property.

Rejection Test as defined in Section 7.28.6.

Related Documents shall mean, singly and collectively, the Formation Documents, the Put-Call Option Agreement, each Ownership Interest Agreement, the Amended and Restated Asset Management Agreement, the Contract to Provide Asset Management Services, the Securitization Documents, the Integrated Documents, the Payment Direction Letters, the documents establishing and evidencing any Mortgage Debt, and the documents establishing and evidencing each Newkirk Loan.

Remainder Ground Lease Options as defined in Section 3.1.23(i).

Remainder Ground Lease Option Schedule as defined in Section 6.18.7.

REMIC Trustee presently LaSalle National Bank, shall have the meaning provided in the Pooling Agreement.

Reportable Event shall mean an event described in Section 4043(b) of ERISA with respect to a Plan other than those events as to which the 30-day notice period is waived under subsection .13, .14, .16, .18, .19 or .20 of PBGC Regulation
Section 2615, or as otherwise now or hereafter defined in ERISA.

Required Lenders. As of any date, the Lenders holding greater than fifty percent (50%) of the outstanding principal amount due under the Note on such date; and if no such principal is outstanding, the Lenders whose aggregate Commitments constitute greater than fifty percent (50%) of the Total Commitment.

Required T/I Amount as defined in Section 7.32.5.

Schedule 1 Partnerships as defined in the Solicitation Statement.

Schedule 2 Partnerships as defined in the Solicitation Statement.

Second Extended Maturity Date as defined in Section 2.2.

Second Extended Term as defined in Section 2.2.

Securitization Documents shall mean any and all documentation executed and delivered relative to the securitization of the so called contract rights relative to certain of the Individual Properties, including, without limitation, the Grantor Trust Agreement, the Pooling Agreement, the Paying Agent Agreement, the Securitized Notes, the Securitized Mortgages, the Grantor Trust T-1 Certificate, the Grantor Trust T-2 Certificate, and the Class R Certificate, as such have been amended as of April 1, 1999.

Securitized Mortgages shall mean the junior Liens on certain of the Individual Properties which secure the Securitized Notes.

Securitized Notes shall mean the individual notes for each applicable Net Lease Partnership held by the Grantor Trust.

Security Documents as defined in Section 3.2.

Servicer presently Midland Loan Services, Inc., shall have the meaning provided in the Grantor Trust Agreement.

Solicitation Statement shall mean that Consent Solicitation Statement/Offering Circular dated October 23, 2001, attached hereto as Exhibit O, all and singular the terms and conditions of which (including, without limitation, all schedules, exhibits, and definitions) are specifically incorporated herein by reference, and which sets forth, among other things, a description of the Exchange.

Single-Purpose Entity shall mean, with respect to a Person, that such Person has Formation Documents which contain generally the following provisions (with such variations as required by the provisions of the First Mortgage Debt) , and has agreed to abide by such terms and conditions:

      (a) Such Person shall not engage in any business or activity other than acquiring by merger the assets and liabilities of the applicable Net Lease Partnership.

      (b) Such Person shall not acquire or own any material assets other than
(i) the real property owned by the Participating Limited Partnership on the date of the Exchange, and (ii) such incidental personal property as may be necessary for the operation of such real property.

      (c) Such Person shall not fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization or formation and under the applicable laws of any state or states in which the ownership of its assets or the conduct of its business requires such qualification.

      (d) Such Person shall not incur any Debt, except as provided herein.

      (e) Such Person shall not merge into or consolidate with any person or entity or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure.

      (f) Such Person shall not own any subsidiary or make any investment in any person or entity.

      (g) Such Person shall not file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors.

      (h) Such Person shall agree to abide by the following covenants in its management and operation:

            (i) To maintain its records, books of account and bank accounts separate and apart from those of the Participating Limited Partnership GPs, any affiliates of the Participating Limited Partnership GPs and any other Person;

            (ii) Not to commingle assets with those of the Participating Limited Partnership GPs or any other Person;

            (iii) Not to maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

            (iv) To maintain separate financial statements and to file its own tax returns;

            (v) To pay its own liabilities out of its own funds;

            (vi) To observe all corporate, partnership or limited liability company formalities;

            (vii) To maintain an arm's-length relationship with its Affiliates;

            (viii) To pay the salaries of its own employees and maintain a sufficient number of employees in light of its contemplated business operations;

            (ix) Not to guarantee or become obligated for the debts of any other entity or hold out its credit as being available to satisfy the obligations of others, except as provided for herein;

            (x) Not to acquire obligations or securities of its partners, members or shareholders;

            (xi) To allocate and charge fairly and reasonably any overhead for shared office space or any common employee or overhead shared with affiliates;

            (xii) To use separate stationery, invoices and checks;

            (xiii) Not to pledge its assets for the benefit of any other entity or make any loans or advances to any entity, including any Participating Limited Partnership GP or any affiliate thereof, except as provided for herein;

            (xiv) To hold itself out to the public as a legal entity separate and distinct from any other Person and to conduct its business solely in its own name in order not (A) to mislead others as to the identity with which such other Person is transacting business, or (B) to suggest that such Person is responsible for the debts of any third party (including the Participating Limited Partnership GPs or any affiliate thereof or any other Person);

            (xv) To correct any known misunderstanding regarding its separate identity; and

            (xvi) To maintain adequate capital and cash on hand for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

State shall mean the State or Commonwealth in which the subject of such reference or any part thereof is located.

Sublease shall mean any sublease entered into, or assumed by, a lessee under a Master Lease relative to an Individual Property, each of which Subleases has by operation of law merged into the applicable Master Lease.

Subsidiary shall mean, with respect to any Person, any corporation, association, limited liability company, partnership or other business entity of which securities or other ownership interests representing more than 50% of either (x) the beneficial ownership interest or (y) ordinary voting power are, at the time as of which any determination is being made, owned or controlled, directly or indirectly, by such Person.

Subsidiary Bankruptcy Test shall be deemed to be triggered if either (i) the Borrower is not in compliance with the Cash Flow Sweep Test or (ii) the aggregate equity (as determined by the Agent based upon then current valuations) in excess of all liens on the Individual Properties of all Participating Limited Partnerships as to which any event set forth in Subsection 10.1.8.A. has occurred and continues to occur, is greater than $10,000,000.00, in each case assuming for purposes hereof, that such an event has occurred for the subject Participating Limited Partnership.

Subsidiary Limited Partnership shall mean and refer to Jeral Associates Limited Partnership, Jermor Associates Limited Partnership, and Alsey Associates Limited Partnership (as to each of which a 99% limited partnership interest is owned by Newkirk Martall L.P.).

Syndication Agent shall mean Fleet Securities, Inc.

T/I Fund Account as defined in Section 7.32.1.

Title Reports as defined in Section 5.1.11(i).

Total Commitment. The sum of the Commitments of the Lenders, as in effect from time to time.

UCC or the Uniform Commercial Code means the Uniform Commercial Code in effect in a State.

Unfunded Current Liability of any Plan means the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 35, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan.

United States and U.S. shall each mean the United States of America.

Units shall mean, as described in the Solicitation Statement, units of limited partnership interest in the Borrower.

Variable Rate. The term "Variable Rate" means a per annum rate equal at all times to the Prime Rate plus 350 basis points, with changes therein to be effective simultaneously without notice or demand of any kind with any change in the Prime Rate.

Variable Rate Advance. The term "Variable Rate Advance" means any principal amount outstanding under this Agreement which pursuant to this Agreement bears interest at the Variable Rate.

Withholding Taxes as defined in Section 2.7.3.

The exhibits and schedules to this document are attached as separate exhibits to this Form 10 or omitted.